FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257737-07

Dated April 5, 2023	BBCMS 2023-C19
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2023-C19
$849,358,939 (Approximate Mortgage Pool Balance)

$768,669,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

Commercial Mortgage Pass-Through Certificates, Series 2023-C19

Barclays Capital Real Estate Inc.

Societe Generale Financial Corporation

Argentic Real Estate Finance LLC/Argentic Real Estate Finance 2 LLC

German American Capital Corporation

Bank of Montreal

LMF Commercial, LLC

Starwood Mortgage Capital LLC

KeyBank National Association

Mortgage Loan Sellers

Barclays	Deutsche Bank Securities	Securities Société
KeyBanc Capital Markets		BMO Capital Markets
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager		Bancroft Capital, LLC Co-Manager
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated April 5, 2023	BBCMS 2023-C19

This material is for your information, and none of Barclays Capital Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Drexel Hamilton, LLC or Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-257737) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2023-C19 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
2

Structural and Collateral Term Sheet	BBCMS 2023-C19
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$5,251,000	30.000%	2.55	5/23-12/27	36.7%	18.7%
A-2A	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.7%	18.7%
A-2B	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	36.7%	18.7%
A-5	AAA(sf) / AAAsf / AAA(sf)	$287,500,000	30.000%	9.70	6/32-3/33	36.7%	18.7%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$5,800,000	30.000%	7.38	3/28-11/32	36.7%	18.7%
X-A	AAA(sf) / AAAsf / AAA(sf)	$594,551,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR/AA-sf/AAA(sf)	$140,144,000(8)	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA(sf)	$100,861,000	18.125%	9.92	3/33-4/33	43.0%	16.0%
B	NR/AA-sf/AA-(sf)	$39,283,000	13.500%	9.97	4/33-4/33	45.4%	15.1%
C	NR/A-sf/A-(sf)	$33,974,000	9.500%	9.97	4/33-4/33	47.5%	14.5%

Privately Offered Certificates(9)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
D-RR	NR/BBB+sf/BBB+(sf)	$10,617,000	8.250%	9.97	4/33-4/33	48.2%	14.3%
E-RR	NR/BBBsf/BBB(sf)	$8,494,000	7.250%	9.97	4/33-4/33	48.7%	14.1%
F-RR	NR/BBB-sf/BBB-(sf)	$8,494,000	6.250%	9.97	4/33-4/33	49.2%	14.0%
G-RR	NR/BB-sf/BB-(sf)	$14,863,000	4.500%	9.97	4/33-4/33	50.1%	13.7%
H-RR	NR/B-sf/B(sf)	$9,556,000	3.375%	9.97	4/33-4/33	50.7%	13.6%
J-RR	NR/NR/NR	$28,665,938	0.000%	9.97	4/33-4/33	52.5%	13.1%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the Closing Date.
(2)	The credit support percentages set forth for the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and an April 27, 2023 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated April 5, 2023 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-2A and Class A-2B Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2A and Class A-2B Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2A and Class A-2B Certificates is expected to be approximately $296,000,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2A	$0 – $120,000,000	N/A – 4.69	N/A / 12/27-2/28
Class A-2B	$176,000,000 – $296,000,000	4.87 – 4.80	2/28-3/28 / 12/27-3/28

(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and Class B Certificates outstanding from time to time.
(9)	The Classes of Certificates set forth under “Privately Offered Certificates” in the table above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
3

Structural and Collateral Term Sheet	BBCMS 2023-C19
Summary of Transaction Terms
Securities Offered:	$768,669,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., BMO Capital Markets Corp., SG Americas Securities, LLC, KeyBanc Capital Markets Inc. and Deutsche Bank Securities Inc.
Co-Managers:	Drexel Hamilton, LLC and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (19.1%), Societe Generale Financial Corporation (“SGFC”) (18.3%), Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC (collectively, “AREF”) (collectively, 17.9%), German American Capital Corporation (“GACC”) (14.1%), Bank of Montreal (“BMO”) (11.8%), LMF Commercial, LLC (“LMF”) (8.1%), Starwood Mortgage Capital LLC (“SMC”) (7.2%) and KeyBank National Association (“KeyBank”) (3.7%).
Master Servicer:	KeyBank National Association.
Special Servicer:	K-Star Asset Management LLC.
Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate).
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about April 27, 2023.
Cut-off Date:	With respect to each mortgage loan, the related due date in April 2023, or in the case of any mortgage loan that has its first due date after April 2023, the date that would have been its due date in April 2023 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in May 2023.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in May 2023.
Assumed Final Distribution Date:	The Distribution Date in April 2033 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in April 2056.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in April 2033 and the Walgreens Distribution Center mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, Reallnsight, KBRA Analytics, LLC, Thomson Reuters Corporation, DealView Technologies Ltd. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
4

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	5	11	$161,837,764	19.1%
SGFC	9	9	$155,327,109	18.3%
AREF(2)	5	5	$151,650,000	17.9%
GACC	3	3	$120,000,000	14.1%
BMO	5	15	$100,092,000	11.8%
LMF	7	22	$68,402,066	8.1%
SMC	2	2	$60,950,000	7.2%
KeyBank	3	45	$31,100,000	3.7%
Total:	36	109	$849,358,939	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$849,358,939
Number of Mortgage Loans:	36
Number of Mortgaged Properties:	109
Average Cut-off Date Balance per Mortgage Loan:	$23,593,304
Weighted Average Current Mortgage Rate:	6.40548%
10 Largest Mortgage Loans as % of IPB:	57.2%
Weighted Average Remaining Term to Maturity:	97 months
Weighted Average Seasoning:	2 months
Credit Statistics
Weighted Average UW NCF DSCR(3)(4):	1.89x
Weighted Average UW NOI Debt Yield(3):	13.1%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(3)(5):	52.5%
Weighted Average Maturity Date/ARD LTV(3)(5):	51.7%
Other Statistics
% of Mortgage Loans with Additional Debt:	10.3%
% of Mortgage Loans with Single Tenants(6):	20.4%
% of Mortgage Loans secured by Multiple Properties:	12.8%
Amortization
Weighted Average Original Amortization Term(7):	346 months
Weighted Average Remaining Amortization Term(7):	344 months
% of Mortgage Loans with Interest-Only:	82.0%
% of Mortgage Loans with Amortizing Balloon:	10.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	3.7%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	3.7%
Lockboxes(8)
% of Mortgage Loans with Hard Lockboxes:	70.6%
% of Mortgage Loans with Springing Lockboxes:	23.0%
% of Mortgage Loans with Soft Lockboxes:	6.4%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	60.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	48.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	60.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(9):	20.2%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There are three loans with multiple loan sellers being contributed to the pool comprised of three mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	AREF represents loans contributed by both Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC.
(3)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(4)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(5)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(6)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(7)	Excludes 27 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(8)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus. In the case of Loan No. 3, the mortgage loan is structured with a soft lockbox for residential tenants and a hard lockbox for commercial tenants and is considered a Soft Lockbox in the calculations shown.
(9)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail, data center and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
5

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(1)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Pads / Units	Property Type	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(3)	Maturity Date/ARD LTV(2)(3)
1	Scottsdale Fashion Square	Scottsdale, AZ	GACC	1	$65,000,000	7.7%	1,555,459	Retail	1.92x	12.3%	38.4%	38.4%
2	Pacific Design Center	West Hollywood, CA	AREF, BMO	1	$65,000,000	7.7%	1,053,217	Mixed Use	2.17x	13.8%	47.8%	47.8%
3	2 Executive	Fort Lee, NJ	SMC	1	$54,500,000	6.4%	290,922	Mixed Use	1.43x	9.3%	64.9%	64.9%
4	Gloucester Premium Outlets	Blackwood, NJ	Barclays, SGFC	1	$50,000,000	5.9%	378,515	Retail	2.32x	15.3%	51.4%	51.4%
5	Rialto Industrial	Rialto, CA	AREF	1	$48,000,000	5.7%	1,106,124	Industrial	1.23x	9.7%	51.7%	51.7%
6	Green Acres	Valley Stream, NY	BMO, GACC	1	$46,500,000	5.5%	2,081,286	Retail	2.10x	13.0%	54.5%	54.5%
7	South Lake at Dulles	Herndon, VA	SGFC	1	$40,000,000	4.7%	269,873	Office	2.19x	13.6%	54.9%	54.9%
8	Cityview Centre	Fort Worth, TX	Barclays	1	$40,000,000	4.7%	376,764	Retail	1.82x	12.1%	56.7%	56.7%
9	Brandywine Strategic Office Portfolio	Various, Various	Barclays	7	$38,750,001	4.6%	1,443,002	Office	2.80x	18.0%	39.7%	39.7%
10	100 Jefferson Road	Parsippany, NJ	AREF	1	$38,000,000	4.5%	558,930	Industrial	1.42x	10.7%	56.4%	56.4%

	Top 3 Total/Weighted Average			3	$184,500,000	21.7%			1.86x	11.9%	49.5%	49.5%
	Top 5 Total/Weighted Average			5	$282,500,000	33.3%			1.84x	12.2%	50.2%	50.2%
	Top 10 Total/Weighted Average			16	$485,750,001	57.2%			1.93x	12.7%	51.2%	51.2%
	Non-Top 10 Total/Weighted Average			93	$363,608,938	42.8%			1.83x	13.5%	54.2%	52.5%
(1)	AREF represents loans contributed by both Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9 and 10, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	In the case of Loan Nos. 9 and 10, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
6

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(1)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance(2)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Scottsdale Fashion Square	GACC	$65,000,000	$700,000,000	SCOTT 2023-SFS	Berkadia	KeyBank	SCOTT 2023-SFS BMARK 2023-B38(3) Future Securitization(s)	$500,000,000 $49,000,000 $86,000,000
2	Pacific Design Center	AREF, BMO	$65,000,000	$245,000,000	BMARK 2023-B38(3)	Midland	Argentic	BMARK 2023-B38(3) Future Securitization(s)	$65,600,000 $114,400,000
4	Gloucester Premium Outlets	Barclays, SGFC	$50,000,000	$75,000,000	BBCMS 2023-C19	KeyBank	K-Star	Future Securitization(s)	$25,000,000
5	Rialto Industrial	AREF	$48,000,000	$181,000,000	BBCMS 2022-C18(4)	Midland(4)	Rialto(4)	BBCMS 2022-C18 BMO 2023-C4 Future Securitization(s)	$68,000,000 $35,000,000 $30,000,000
6	Green Acres	BMO, GACC	$46,500,000	$370,000,000	BMO 2023-C4(5)	Midland(5)	LNR(5)	FIVE 2023-V1 BMO 2023-C4 BANK 2023-BNK45 BANK5 2023-5YR1(7) BMARK 2023-B38(3) Future Securitization(s)	$75,000,000 $26,000,000 $20,000,000 $70,000,000 $50,000,000 $82,500,000
7	South Lake at Dulles	SGFC	$40,000,000	$60,500,000	BBCMS 2023-C19	KeyBank	K-Star	Future Securitization(s)	$20,500,000
9	Brandywine Strategic Office Portfolio	Barclays	$38,750,001	$245,000,000	FIVE 2023-V1	Midland	Greystone	FIVE 2023-V1 BANK 2023-BNK45 Future Securitization(s)	$75,000,000 $50,000,000 $81,249,999
10	100 Jefferson Road	AREF	$38,000,000	$97,500,000	BMARK 2023-B38(3)(6)	Midland(6)	LNR(6)	BMARK 2023-B38(3) Future Securitization(s)	$30,000,000 $29,500,000
12	Sentinel Square II	GACC	$30,000,000	$104,000,000	FIVE 2023-V1	Midland	Greystone	FIVE 2023-V1 BMARK 2023-B38(3)	$64,000,000 $10,000,000
13	575 Broadway	SGFC	$28,573,776	$126,839,689	FIVE 2023-V1	Midland	Greystone	FIVE 2023-V1 BMO 2023-C4 BANK5 2023-5YR1(7)	$37,700,000 $26,000,000 $35,000,000
14	Latitude at South Portland	BMO	$28,192,000	$55,192,000	BBCMS 2023-C19	KeyBank	K-Star	BMO 2023-C4	$27,000,000
16	The Showboat Hotel	Barclays	$23,671,096	$48,338,869	BBCMS 2022-C18	Midland	Rialto	BBCMS 2022-C18	$24,750,000
18	Oak Street NLP Fund Portfolio	KeyBank	$22,500,000	$340,000,000	OAKST 2023-NLP	KeyBank	Situs	OAKST 2023-NLP BANK5 2023-5YR1(7) Future Securitization(s)	$190,000,000 $97,500,000 $30,000,000
20	Stoney Creek Hotel Portfolio	BMO	$13,900,000	$30,900,000	BMO 2023-C4	Midland	LNR	BMO 2023-C4	$17,000,000
21	Orizon Aerostructures	BMO	$11,500,000	$61,095,000	BMO 2023-C4(5)	Midland(5)	LNR(5)	BMO 2023-C4 Future Securitization(s)	$27,000,000 $22,595,000
(1)	AREF represents loans contributed by Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC.
(2)	In the case of Loan Nos. 2 and 18, the Total Mortgage Loan Cut-off Date Balance excludes the related Subordinate Companion Loan(s).
(3)	The BMARK 2023-B38 securitization is expected to close on or about April 21, 2023.
(4)	In the case of Loan No. 5, the related Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is an affiliate of Argentic Real Estate Finance LLC.
(5)	In the case of Loan No. 6 and 21, the related Whole Loan will be serviced under the BMO 2023-C4 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is the loan seller or an affiliate of the loan seller as holder of the companion loans.
(6)	In the case of Loan No. 10, the related Whole Loan will be serviced under the BMARK 2023-B38 pooling and servicing agreement until such time that the lead servicing pari passu companion loan is securitized, at which point the Whole Loan will be serviced under the related trust and servicing agreement or pooling and servicing agreement for such future securitization. The initial controlling noteholder is one of the originators of the related whole loan or an affiliate.
(7)	The BANK5 2023-5YR1 securitization is expected to close on or about April 19, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
7

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
2	Pacific Design Center	$65,000,000	$180,000,000	$20,000,000	$265,000,000	2.17x	1.79x	47.8%	51.7%	13.8%	12.7%
18	Oak Street NLP Fund Portfolio	$22,500,000	$317,500,000	$85,000,000	$425,000,000	2.71x	2.16x	32.3%	40.4%	17.9%	14.3%
(1)	In the case of Loan Nos. 2 and 18, subordinate debt represents one or more Subordinate Companion Loans.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
8

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Super Regional Mall	1	$65,000,000	7.7%	1.92x	12.3%	38.4%	38.4%
	Anchored	2	58,250,000	6.9	1.83x	12.3%	54.2%	54.2%
	Outlet Center	1	50,000,000	5.9	2.32x	15.3%	51.4%	51.4%
	Regional Mall	1	46,500,000	5.5	2.10x	13.0%	54.5%	54.5%
	Single Tenant	35	26,699,941	3.1	1.96x	14.5%	43.7%	41.3%
	Subtotal:	40	$246,449,941	29.0%	2.02x	13.3%	48.4%	48.1%
Mixed Use	Office / Showroom / Lab	1	$65,000,000	7.7%	2.17x	13.8%	47.8%	47.8%
	Office / Multifamily	1	54,500,000	6.4	1.43x	9.3%	64.9%	64.9%
	Retail / Office	1	28,573,776	3.4	1.38x	12.6%	59.0%	54.7%
	Multifamily / Retail	2	9,255,000	1.1	1.44x	10.3%	56.5%	56.5%
	Office / Retail	1	6,450,000	0.8	1.57x	8.9%	62.6%	62.6%
	Subtotal:	6	$163,778,776	19.3%	1.72x	11.7%	56.5%	55.8%
Industrial	Warehouse / Distribution	11	$137,065,176	16.1%	1.53x	10.9%	52.6%	52.6%
	Manufacturing	4	11,500,000	1.4	1.83x	12.6%	48.9%	48.9%
	Flex	1	22,765	0.0	2.71x	17.9%	32.3%	32.3%
	Subtotal:	16	$148,587,941	17.5%	1.55x	11.0%	52.3%	52.3%
Office	Suburban	9	$75,720,179	8.9%	2.29x	14.4%	51.9%	51.9%
	CBD	4	57,491,939	6.8	2.11x	13.4%	51.5%	51.5%
	Subtotal:	13	$133,212,119	15.7%	2.21x	14.0%	51.7%	51.7%
Hospitality	Limited Service	11	$43,200,000	5.1%	2.03x	18.0%	58.7%	51.8%
	Full Service	1	23,671,096	2.8	2.89x	27.4%	34.5%	30.8%
	Extended Stay	1	10,000,000	1.2	1.87x	15.9%	61.7%	58.4%
	Subtotal:	13	$76,871,096	9.1%	2.27x	20.6%	51.6%	46.2%
Multifamily	Mid Rise	5	$41,987,000	4.9%	1.48x	8.3%	66.2%	66.2%
	Low Rise	4	7,425,000	0.9	1.34x	9.5%	66.7%	66.7%
	Subtotal:	9	$49,412,000	5.8%	1.46x	8.5%	66.3%	66.3%
Other	Data Center	1	$26,400,000	3.1%	1.81x	13.2%	48.0%	48.0%
Manufactured Housing	Manufactured Housing	11	$4,647,066	0.5%	1.32x	10.8%	50.1%	43.7%
Total / Weighted Average:		109	$849,358,939	100.0%	1.89x	13.1%	52.5%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
9

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New Jersey	4	$166,171,096	19.6%	1.90x	14.0%	54.6%	54.0%
California	32	161,845,000	19.1%	1.80x	12.5%	49.2%	48.6%
New York	7	96,498,776	11.4%	1.72x	12.0%	58.7%	57.4%
Texas	4	79,959,653	9.4%	1.98x	13.5%	50.9%	50.9%
Arizona	1	65,000,000	7.7%	1.92x	12.3%	38.4%	38.4%
Pennsylvania	12	46,397,348	5.5%	2.35x	16.2%	48.8%	48.1%
Virginia	2	42,016,660	4.9%	2.15x	13.5%	54.6%	54.3%
Illinois	6	40,315,748	4.7%	1.86x	12.7%	55.9%	55.5%
District of Columbia	1	30,000,000	3.5%	1.47x	9.1%	62.3%	62.3%
Maine	1	28,192,000	3.3%	1.58x	8.0%	63.9%	63.9%
Washington	1	22,750,000	2.7%	2.18x	13.9%	54.2%	54.2%
North Carolina	4	19,821,863	2.3%	1.74x	14.9%	60.9%	53.3%
Kansas	3	8,259,259	1.0%	1.83x	12.6%	48.9%	48.9%
Maryland	1	7,920,000	0.9%	1.46x	10.4%	54.2%	54.2%
Ohio	1	7,400,000	0.9%	1.27x	11.4%	57.8%	52.6%
Oklahoma	3	7,075,799	0.8%	2.31x	15.5%	39.9%	39.9%
Missouri	2	5,273,003	0.6%	2.90x	25.5%	45.1%	41.1%
Iowa	2	4,311,249	0.5%	2.90x	25.5%	45.1%	41.1%
Georgia	5	3,178,455	0.4%	1.88x	13.7%	42.9%	39.1%
Florida	6	2,095,941	0.2%	2.71x	17.9%	32.3%	32.3%
Louisiana	1	1,783,340	0.2%	1.31x	11.2%	49.2%	42.7%
Alabama	4	1,519,041	0.2%	1.32x	10.8%	50.1%	43.7%
Nevada	3	780,882	0.1%	2.71x	17.9%	32.3%	32.3%
Connecticut	1	424,059	0.0%	2.71x	17.9%	32.3%	32.3%
South Carolina	1	199,874	0.0%	1.32x	10.8%	50.1%	43.7%
West Virginia	1	169,893	0.0%	1.32x	10.8%	50.1%	43.7%
Total / Weighted Average:	109	$849,358,939	100.0%	1.89x	13.1%	52.5%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
10

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$2,800,000	-	$4,999,999	4	$16,047,066	1.9%	6.73644%	119	1.48x	11.6%	49.7%	46.3%
$5,000,000	-	$9,999,999	8	58,925,000	6.9%	6.75666%	119	1.44x	10.6%	60.0%	58.3%
$10,000,000	-	$19,999,999	6	75,350,000	8.9%	6.74412%	119	1.97x	15.9%	54.7%	51.2%
$20,000,000	-	$29,999,999	6	152,086,872	17.9%	6.52529%	86	2.04x	15.1%	49.5%	48.1%
$30,000,000	-	$39,999,999	4	137,950,001	16.2%	6.35451%	89	1.89x	12.4%	53.7%	53.7%
$40,000,000	-	$47,500,000	3	126,500,000	14.9%	5.98121%	77	2.04x	12.9%	55.3%	55.3%
$47,500,001	-	$65,000,000	5	282,500,000	33.3%	6.37349%	105	1.84x	12.2%	50.2%	50.2%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
4.92000	-	4.99999	1	$28,192,000	3.3%	4.92000%	110	1.58x	8.0%	63.9%	63.9%
5.00000	-	5.50000	1	6,450,000	0.8%	5.47000%	120	1.57x	8.9%	62.6%	62.6%
5.50001	-	5.99999	4	173,000,001	20.4%	5.88879%	88	2.29x	14.5%	48.6%	48.6%
6.00000	-	6.49999	11	370,150,000	43.6%	6.15965%	93	1.95x	12.9%	52.0%	51.8%
6.50000	-	7.00000	10	74,347,066	8.8%	6.82278%	118	1.59x	12.1%	56.6%	54.3%
7.00001	-	7.79500	9	197,219,872	23.2%	7.40575%	101	1.60x	13.4%	53.3%	51.3%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	8	$297,723,777	35.1%	6.27516%	58	2.05x	13.5%	48.1%	47.7%
120	28	551,635,162	64.9%	6.47582%	118	1.80x	12.8%	54.9%	53.9%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
56	-	59	8	$297,723,777	35.1%	6.27516%	58	2.05x	13.5%	48.1%	47.7%
110	-	116	4	111,363,096	13.1%	6.88521%	114	1.73x	13.3%	50.8%	50.1%
117	-	120	24	440,272,066	51.8%	6.37227%	119	1.82x	12.7%	55.9%	54.9%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
11

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	26	$728,067,001	85.7%	6.26868%	96	1.88x	12.3%	52.3%	52.3%
300	1	28,573,776	3.4%	7.49000%	56	1.38x	12.6%	59.0%	54.7%
360	9	92,718,162	10.9%	7.14550%	118	2.11x	19.0%	51.9%	46.4%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only			26	$728,067,001	85.7%	6.26868%	96	1.88x	12.3%	52.3%	52.3%
296			1	28,573,776	3.4%	7.49000%	56	1.38x	12.6%	59.0%	54.7%
355	-	360	9	92,718,162	10.9%	7.14550%	118	2.11x	19.0%	51.9%	46.4%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	25	$696,867,001	82.0%	6.27444%	95	1.89x	12.4%	52.0%	52.0%
Amortizing Balloon	7	89,991,938	10.6%	7.38921%	98	1.85x	16.9%	53.7%	48.1%
Interest Only, Amortizing Balloon	3	31,300,000	3.7%	6.75930%	118	2.19x	19.1%	53.4%	49.3%
Interest Only - ARD	1	31,200,000	3.7%	6.14000%	120	1.72x	10.7%	59.4%	59.4%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.21x	-	1.39x	9	$114,975,842	13.5%	7.38090%	102	1.29x	10.5%	57.2%	55.4%
1.40x	-	1.69x	9	193,762,000	22.8%	6.31709%	109	1.48x	9.9%	61.1%	60.3%
1.70x	-	1.79x	2	41,600,000	4.9%	6.33550%	120	1.73x	11.8%	60.2%	58.2%
1.80x	-	1.89x	6	110,950,000	13.1%	6.49858%	105	1.83x	12.9%	52.4%	52.1%
1.90x	-	1.99x	1	65,000,000	7.7%	6.21425%	59	1.92x	12.3%	38.4%	38.4%
2.00x	-	2.49x	5	224,250,000	26.4%	5.97380%	95	2.19x	13.9%	51.9%	51.9%
2.50x	-	2.90x	4	98,821,097	11.6%	6.47426%	80	2.82x	21.3%	37.5%	36.1%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
12

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
32.3%	-	49.9%	12	$303,371,097	35.7%	6.37123%	88	2.23x	15.6%	42.3%	41.7%
50.0%	-	59.9%	12	364,990,842	43.0%	6.51924%	99	1.80x	12.3%	54.9%	54.4%
60.0%	-	64.9%	8	149,942,000	17.7%	6.05190%	105	1.53x	10.1%	63.6%	62.4%
65.0%	-	69.9%	3	25,155,000	3.0%	7.17144%	119	1.37x	11.2%	69.2%	65.5%
70.0%	-	72.4%	1	5,900,000	0.7%	6.85000%	118	1.31x	9.1%	72.4%	72.4%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
30.8%	-	49.9%	13	$308,018,163	36.3%	6.38026%	88	2.22x	15.6%	42.4%	41.7%
50.0%	-	59.9%	14	388,343,776	45.7%	6.54292%	101	1.80x	12.6%	55.5%	54.7%
60.0%	-	63.5%	4	50,550,000	6.0%	6.30309%	82	1.48x	10.1%	63.7%	61.8%
63.6%	-	72.4%	5	102,447,000	12.1%	6.01085%	117	1.44x	8.9%	65.7%	65.7%
Total / Weighted Average:			36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	24	$584,206,872	68.8%	6.45926%	110	1.83x	13.0%	54.4%	53.4%
Yield Maintenance	10	188,652,067	22.2%	6.28048%	70	2.08x	13.6%	51.6%	51.4%
Defeasance or Yield Maintenance	2	76,500,000	9.0%	6.30306%	68	1.91x	12.3%	40.0%	40.0%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	28	$618,258,938	72.8%	6.42077%	101	1.81x	12.8%	53.5%	52.5%
Acquisition	6	169,850,000	20.0%	6.50629%	96	1.85x	12.3%	54.5%	54.5%
Recapitalization	2	61,250,001	7.2%	5.97161%	58	2.77x	18.0%	37.0%	37.0%
Total / Weighted Average:	36	$849,358,939	100.0%	6.40548%	97	1.89x	13.1%	52.5%	51.7%
(1)	In the case of Loan Nos. 1, 2, 4, 5, 6, 7, 9, 10, 12, 13, 14, 16, 18, 20 and 21, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 18, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 9, 10, 21, 27 and 30, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an “as-portfolio,” an “as-complete,” “as-hypothetical” or an “as-stabilized” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
13

Structural and Collateral Term Sheet	BBCMS 2023-C19
Collateral Characteristic
Previous Securitization History(1)

No.	Mortgage Loan Seller(2)	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	GACC	Scottsdale Fashion Square	Scottsdale, AZ	Retail	$65,000,000	7.7%	COMM 2013-SFS
2	AREF, BMO	Pacific Design Center	West Hollywood, CA	Mixed Use	$65,000,000	7.7%	WFCM 2014-LC16; COMM 2014-CR18
6	BMO, GACC	Green Acres	Valley Stream, NY	Retail	$46,500,000	5.5%	COMM 2013-GAM
10	AREF	100 Jefferson Road	Parsippany, NJ	Industrial	$38,000,000	4.5%	GPMT 2019-FL2
12	GACC	Sentinel Square II	Washington, DC	Office	$30,000,000	3.5%	BMARK 2018-B1; BMARK 2018-B2
13	SGFC	575 Broadway	New York, NY	Mixed Use	$28,573,776	3.4%	UBSBB 2013-C6
18.12	KeyBank	Save Mart Supermarkets - Modesto, CA (4)	Modesto, CA	Retail	$491,294	0.1%	(3)
18.13	KeyBank	Save Mart Supermarkets - Grass Valley, CA	Grass Valley, CA	Retail	$477,000	0.1%	(3)
18.19	KeyBank	Save Mart Supermarkets - Tracy, CA	Tracy, CA	Retail	$374,824	0.0%	(3)
18.20	KeyBank	Save Mart Supermarkets - Folsom, CA	Folsom, CA	Retail	$366,353	0.0%	(3)
18.24	KeyBank	Save Mart Supermarkets - Chico, CA	Chico, CA	Retail	$283,235	0.0%	(3)
18.25	KeyBank	Save Mart Supermarkets - Salinas, CA	Salinas, CA	Retail	$282,176	0.0%	(3)
18.26	KeyBank	Save Mart Supermarkets - Kingsburg, CA	Kingsburg, CA	Retail	$278,471	0.0%	(3)
18.27	KeyBank	Save Mart Supermarkets - Clovis, CA (3)	Clovis, CA	Retail	$276,353	0.0%	(3)
18.29	KeyBank	Save Mart Supermarkets - Vacaville, CA (2)	Vacaville, CA	Retail	$253,588	0.0%	(3)
18.30	KeyBank	Save Mart Supermarkets - Elk Grove, CA	Elk Grove, CA	Retail	$250,412	0.0%	(3)
18.32	KeyBank	Save Mart Supermarkets - Fresno, CA (3)	Fresno, CA	Retail	$219,706	0.0%	(3)
18.33	KeyBank	Save Mart Supermarkets - Lodi, CA	Lodi, CA	Retail	$217,059	0.0%	(3)
18.39	KeyBank	Save Mart Supermarkets - Jackson, CA	Jackson, CA	Retail	$157,765	0.0%	(3)
19	AREF	Valley View Shopping Center	Yorba Linda, CA	Retail	$18,250,000	2.1%	COMM 2013-CR6
27	SGFC	Holiday Inn Express Smithfield	Smithfield, NC	Hospitality	$7,600,000	0.9%	COMM 2014-UBS4
29	AREF	Giant Eagle Northfield Center	Northfield, OH	Retail	$7,400,000	0.9%	JPMCC 2013-LC11
33	KeyBank	1745 Illinois Route 59	Plainfield, IL	Retail	$4,800,000	0.6%	WFRBS 2013-C12
35.01	KeyBank	CVS – Fredericksburg	Fredericksburg, VA	Retail	$2,016,660	0.2%	COMM 2013-CR7
35.02	KeyBank	CVS – Haughton	Haughton, LA	Retail	$1,783,340	0.2%	COMM 2013-CR7
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	AREF represents loans contributed by Argentic Real Estate Finance LLC and Argentic Real Estate Finance 2 LLC.
(3)	The respective property was previously securitized in the following deals: UBSCM 2017-C1, DBJPM 2017-C6, UBSCM 2017-C2 and WFCM 2017-C38.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
14

Structural and Collateral Term Sheet	BBCMS 2023-C19
Class A-2A and Class A-2B(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	Scottsdale Fashion Square	Scottsdale, AZ	$65,000,000	7.7%	$65,000,000	22.0%	60	59	1.92x	12.3%	38.4%	38.4%
6	Green Acres	Valley Stream, NY	46,500,000	5.5%	46,500,000	15.7%	60	57	2.10x	13.0%	54.5%	54.5%
7	South Lake at Dulles	Herndon, VA	40,000,000	4.7%	40,000,000	13.5%	60	59	2.19x	13.6%	54.9%	54.9%
9	Brandywine Strategic Office Portfolio	Various, Various	38,750,001	4.6%	38,750,001	13.1%	60	58	2.80x	18.0%	39.7%	39.7%
12	Sentinel Square II	Washington, DC	30,000,000	3.5%	30,000,000	10.1%	60	56	1.47x	9.1%	62.3%	62.3%
13	575 Broadway	New York, NY	28,573,776	3.4%	26,505,624	9.0%	60	56	1.38x	12.6%	59.0%	54.7%
15	Fibertown Data Center	Bryan, TX	26,400,000	3.1%	26,400,000	8.9%	60	59	1.81x	13.2%	48.0%	48.0%
18	Oak Street NLP Fund Portfolio	Various, Various	22,500,000	2.6%	22,500,000	7.6%	60	59	2.71x	17.9%	32.3%	32.3%
Total / Weighted Average:			$297,723,777	35.1%	$295,655,625	99.9%	60	58	2.05x	13.5%	48.1%	47.7%
(1)	The table above presents the mortgage loans whose balloon payment would be applied to pay down the aggregate certificate balance of the Class A-2A and Class A-2B Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each Class of Certificates, including the Class A-2A and Class A-2B Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Prior to the Cross-Over Date, principal payments will be applied to the Class A-2A Certificates to reduce their Certificate Balance to zero prior to being applied to the Class A-2B Certificates. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the aggregate initial Class A-2A and Class A-2B Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
15

Structural and Collateral Term Sheet	BBCMS 2023-C19
Structural Overview
■ Assets:	The Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class J-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class X-A and Class X-B Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S and Class B Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2A Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-2B Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, and sixth, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
16

Structural and Collateral Term Sheet	BBCMS 2023-C19
Structural Overview

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S and Class B Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2A, Class A-2B, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR and Class F-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class G-RR, Class H-RR, Class J-RR, Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, losses on the mortgage loans will be allocated first to the Class J-RR, Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A and Class X-B Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property and (b) the amount of any escrows, letters of credit and reserves.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, the Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2A, Class A-2B, Class A-5 and Class A-SB Certificates) beginning with the Class J-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class J-RR Certificates; second, to the Class H-RR Certificates; third, to the Class G-RR Certificates; fourth, to the Class F-RR Certificates, fifth, to the Class E-RR Certificates, sixth, to the Class D-RR Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan), if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such Serviced Companion Loans), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the outstanding principal balance of the mortgage loan, any unpaid interest and any outstanding costs and expenses relating to the mortgage loan and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the BBCMS 2023-C19 Trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes D-RR, E-RR, F-RR, G-RR, H-RR and J-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided however, that (1) absent such selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement.

With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means with respect to the Directing Certificateholder, a Mortgage Loan or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Whole Loan with respect to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	KKR Real Estate Credit Opportunity Partners II L.P. (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class J-RR Certificates; provided that if at any time the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most senior Class of Control Eligible Certificates that has an aggregate certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when the most senior Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and for any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Notwithstanding anything to the contrary in the definition of “Appraisal Reduction Event” (as defined in the Preliminary Prospectus), no event, circumstance or action that has occurred or will occur with respect to a COVID Modified Loan (other than an event described in clause (3), (4), (5) or (7) of the definition of “Appraisal Reduction Event”) or the entry into of a COVID Modification Agreement will constitute an Appraisal Reduction Event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID Modification Agreement.

“COVID Emergency” means the national emergency concerning the novel coronavirus disease (COVID-19) outbreak declared by the President on March 13, 2020 under the National Emergencies Act (50 U.S.C. 1601 et seq.).

“COVID Modification” means a modification of, or forbearance or waiver in respect of, a Mortgage Loan that satisfies each of the following conditions: (i) prior to the modification or forbearance or waiver, the related borrower certified to the Special Servicer that it is seeking limited relief from the terms of the related Mortgage Loan documents because it is experiencing a financial hardship due, directly or indirectly, to the COVID Emergency; (ii) the related modification or forbearance or waiver provides for (a) the temporary forbearance, waiver or deferral with respect to payment obligations or operating covenants, (b) the temporary alternative use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose provided for in the related Mortgage Loan documents, or (c) such other modifications, forbearance or waiver that is related or incidental to clause (a) or clause (b) as may be reasonably determined by the special servicer in accordance with the servicing standard to address a financial hardship due, directly or indirectly, to the COVID Emergency; (iii) if a default or event of default existed under the Mortgage Loan prior to the modification or forbearance or waiver, the related COVID Modification Agreement provides that such default or event of default is cured or deemed no longer outstanding; provided the borrower complies with the terms of the COVID Modification Agreement; (iv) any COVID Modification Agreement requires that any payments deferred in accordance with clause (ii)(a) above or reserve or escrow amounts used for alternate purposes in accordance with clause (ii)(b) above are repaid or restored in full within 21 months of the date of the first COVID Modification Agreement with respect to such Mortgage Loan; and (v) the related COVID Modification Agreement may (but will not be required to) provide that (a) the Mortgage Loan will be full recourse to the borrower (and that such recourse obligation is a guaranteed obligation under the related borrower sponsor guaranty) if the certification described in clause (i) is false or misleading, and/or (b) that a cash trap or sweep event will be deemed to have occurred under the terms of the Mortgage Loan documents.

“COVID Modification Agreement” means the agreement or agreements pursuant to which a COVID Modification is effected.

“COVID Modified Loan” means a serviced mortgage loan and, if applicable, any related Serviced Companion Loan, that is subject to a COVID Modification.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, that a Consultation Termination Event will not be deemed to be continuing in the event that the Certificate Balances of all classes of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the class of Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR and Class J-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●             reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●              preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and KBRA (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and KBRA has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Third-Party Purchaser, the Directing Certificateholder, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview
the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

With respect to each of the Serviced Whole Loans, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2023-C19 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural Overview

settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2023-C19

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that are Specially Serviced Loans that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees (other than fees collected with respect to a COVID Modification) with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such mortgage loan documents and/or related Serviced Companion Loan (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) non-specially serviced loan with respect to which the special servicer acts as the Enforcing Servicer, (ii) specially serviced loan or (iii) REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of (A) any Specially Serviced Loan that is part of a Serviced Whole Loan with a Subordinate Companion Loan or related REO property by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                special notices,

■                summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                an “Investor Q&A Forum,”

■                a voluntary investor registry, and

■                SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
30

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
31

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
32

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Credit assessment (Fitch/		Title:	Fee
KBRA):	AAsf/BBB+(sf)	Property Type – Subtype:	Retail – Super Regional Mall
Original Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	1,555,459
Cut-off Date Principal Balance(1):	$65,000,000	Location:	Scottsdale, AZ
% of IPB:	7.7%	Year Built / Renovated(4):	Various
Loan Purpose:	Refinance	Occupancy(5):	96.0%
Borrower:	Scottsdale Fashion Square LLC	Occupancy Date:	12/2/2022
Borrower Sponsors:	The Macerich Partnership, L.P. and Institutional Mall Investors LLC	4th Most Recent NOI (As of):	$62,502,214 (12/31/2019)
Interest Rate:	6.21425%	3rd Most Recent NOI (As of):	$56,039,123 (12/31/2020)
Note Date:	3/3/2023	2nd Most Recent NOI (As of):	$67,572,171 (12/31/2021)
Maturity Date:	3/6/2028	Most Recent NOI (As of):	$79,960,983 (12/31/2022)
Interest-only Period:	60 months	UW Economic Occupancy:	95.0%
Original Term:	60 months	UW Revenues:	$105,121,522
Original Amortization Term:	None	UW Expenses:	$18,973,779
Amortization Type:	Interest Only	UW NOI:	$86,147,743
Call Protection(2):	L(25),DorYM1(28),O(7)	UW NCF:	$84,810,375
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$1,825,000,000 / $1,173
Additional Debt(1):	Yes	Appraisal Date:	1/4/2023
Additional Debt Balance(1):	$635,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$450
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$450
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	38.4%
Replacement Reserves:	$0	Springing	$402,666	Maturity Date LTV:	38.4%
TI/LC:	$0	Springing	$1,651,332	UW NCF DSCR:	1.92x
Other(6):	$14,539,077	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$700,000,000	100.0%	Loan Payoff	$404,875,080	57.8%
			Return of Equity(7)	278,653,540	39.8%
			Upfront Reserves	14,539,077	2.1%
			Closing Costs	1,932,303	0.3%
Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%
(1)	The Scottsdale Fashion Square Mortgage Loan (as defined below) is part of a whole loan evidenced by ten pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $700.0 million (the “Scottsdale Fashion Square Whole Loan”). The Financial Information in the chart above reflects the Scottsdale Fashion Square Whole Loan.
(2)	The lockout period will be at least 25 months beginning with and including the first payment date on April 6, 2023. Defeasance or prepayment with the greater of a yield maintenance premium or 1% of the principal balance of the Scottsdale Fashion Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2026. The assumed lockout period is based on the expected BBCMS 2023-C19 closing date in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Scottsdale Fashion Square Property (as defined below) was built out in the following years: 1961, 1977, 1982, 1992, 1996, 2006, 2015 and renovated in the following years: 1991, 2017-2020, 2023-2024.
(5)	Occupancy includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period and excludes all collateral and non-collateral anchor tenants. Occupancy per the underwritten rent roll as of December 2, 2022 was 96.0%. Excluding signed but not yet open tenants, occupancy per the underwritten rent roll is 94.0%.
(6)	At origination, the borrower was required to deposit into escrow (i) $10,222,200 for a reserve (the “Outstanding TI/LC Reserve”) with respect to outstanding tenant improvement allowances, leasing commissions and free or abated rent identified in a schedule to the related loan agreement and (ii) $4,316,877 for a reserve (the “Gap Rent Reserve”) with respect to gap rent earmarked for the tenants Elephante, Zimmerman and Hermes.
(7)	The borrower sponsors have a December 2022 cost basis in the Scottsdale Fashion Square Property of approximately $866 million, of which approximately $377 million has been invested in the redevelopment and renovation of the Scottsdale Fashion Square Property.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
33

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

The Loan. The Scottsdale Fashion Square mortgage loan (the “Scottsdale Fashion Square Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a super-regional mall in Scottsdale, Arizona (the “Scottsdale Fashion Square Property”). The Scottsdale Fashion Square Whole Loan consists of ten pari passu notes and accrues interest at a rate of 6.21425% per annum. The Scottsdale Fashion Square Whole Loan has a five-year term and is interest-only for the entire term. The non-controlling Notes A-2-C1 and A-2-C3-1, with an aggregate original principal balance of $65,000,000, will be included in the BBCMS 2023-C19 securitization trust. The remaining notes are currently held by DBR Investments Co. Limited (“DBRI”), Goldman Sachs Bank USA (“GS”) or an affiliate and are expected to be contributed to one or more future securitization trust(s). The Scottsdale Fashion Square Whole Loan will be serviced pursuant to the trust and servicing agreement for the SCOTT 2023-SFS trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$250,000,000	$250,000,000	SCOTT 2023-SFS	Yes
A-2-S1	$250,000,000	$250,000,000	SCOTT 2023-SFS	No
A-1-C1	$25,000,000	$25,000,000	Benchmark 2023-B38(1)	No
A-1-C2	$24,000,000	$24,000,000	Benchmark 2023-B38(1)	No
A-1-C3(2)	$26,000,000	$26,000,000	GS or an affiliate	No
A-1-C4(2)	$25,000,000	$25,000,000	GS or an affiliate	No
A-2-C1	$40,000,000	$40,000,000	BBCMS 2023-C19	No
A-2-C2(2)	$30,000,000	$30,000,000	DBRI	No
A-2-C3-1	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-2-C3-2(2)	$5,000,000	$5,000,000	DBRI	No
Whole Loan	$700,000,000	$700,000,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The Scottsdale Fashion Square Property was originally constructed as an open-air center in 1961 with two department stores, a supermarket and 15 small stores. The mall was enclosed in the 1970s. Today, the shopping center is home to four department stores, a wing dedicated to luxury retailers, a broad retail tenant mix, a flagship Apple Store, coworking space, a fitness facility (opened as of March 3, 2023), entertainment options including a 14-screen movie theater, a collection of several upscale restaurants, and a 3-story, 130,000 square foot office building (non-collateral). The borrower sponsors have deployed significant capital over the last 20 years (since its acquisition in 2002) to position the Scottsdale Fashion Square Property as a top retail destination in the country. The borrower sponsors’ cost basis in the asset as of December 2022 is approximately $866.2 million, and since acquisition, the borrower sponsors have invested approximately $377.0 million in major projects to renovate and expand the center. The borrower sponsors expect to invest an additional $80.0 to $90.0 million over the next two years in a second luxury renovation.

In 2017, the borrower sponsors began Phase I of their luxury redevelopment at Scottsdale Fashion Square Property. The project debuted in 2018 and was completed as of the origination date with the opening of a 37,000 square foot Life Time Fitness. The borrower sponsors’ investment in the project totaled $175.0 million including $58.0 million of leasing capital. The Phase I development brought new luxury amenities to the Scottsdale Fashion Square Property such as a dedicated car valet at the revamped front entrance, a personal car service, and a concierge. Notable luxury tenancy includes a flagship Dior, Dolce & Gabbana, Versace, Breitling, IWC, Hublot, Brunello Cucinelli, Saint Laurent, GUCCI Men, Louis Vuitton Men, Hyde Park Jewelers / Rolex, Cartier, Gucci, Prada, Louis Vuitton, Bottega Veneta, Christian Louboutin, and Jimmy Choo. Additionally, the exterior expansion resulted in a 40,811 square feet collection of upscale restaurants including Nobu, Ocean 44, Toca Madera, Francine, Zinque, and Tocaya Organica. The new restaurants generated a combined total of approximately $65.7 million in annual sales in 2022.

In 2017, the borrower sponsors spent $35.0 million to transform the former Barney’s New York store into a wing anchored by a 15,365 square foot Apple Store, whose lease started in 2018, and Industrious, a two-level, 32,898 square foot coworking space. The Apple Store reported annual sales of approximately $44.4 million in 2022, nearly 4.5x the sales volumes reported by Barney’s New York in the same space. Industrious pays approximately $1.4 million in annual rent and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
34

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square

generates coworking rents in excess of $1.7 million. This location is reportedly one of Industrious’ top-performing locations. The technology wing, which extends through the end of the Scottsdale Fashion Square Property, includes other notable tenants such as UNTUCKit, Rothy’s, Lucid Motors, Peloton, Blue Nile, Warby Parker, Tommy John, Psycho Bunny, Buck Mason, Scotch & Soda, and Indochino.

In January 2023, the borrower sponsors commenced Phase II of luxury redevelopment which will entail extensive renovation and re-tenanting. The existing porte cochere will be renovated into the primary entrance for the Scottsdale Fashion Square Property and expected to feature flagship and high-end restaurants such as Catch and Elephante (Elephante’s lease was recently executed and the Catch lease is in final stages of documentation). In August 2022, the borrower sponsors executed a lease with Hermes to replace approximately 11,000 square feet of Crate & Barrel’s upper and lower level with a flagship luxury presentation. The borrower sponsors are in discussions with Chanel for the remainder of Crate & Barrel’s upper level for a side-by-side presentation with Hermes. The borrower sponsors recently executed a lease with Zimmermann. The expected investment for the renovation is $80 to $90 million and is projected to generate approximately $12.4 million in incremental NOI upon stabilization. Expected grand opening is the fourth quarter of 2024 with the first stabilized year in 2025. We cannot assure you that the Phase II redevelopment will be completed as anticipated or at all.

Major Tenants.

Macy's (235,899 square feet, 15.2% of NRA, 3.0% of underwritten base rent): Founded in 1858 and headquartered in New York, New York, Macy’s (Moody’s/S&P/Fitch: Ba2/BB+/BBB-) is a department store chain with 510 locations as of the third quarter of 2022. The Macy’s store at the Scottsdale Fashion Square Property has an original lease commencement date of June 20, 1990 and lease expiration date of January 31, 2030.

Nordstrom (225,000 square feet, 14.5% of NRA, 0.0% of underwritten base rent): Nordstrom (Moody’s/S&P/Fitch: Ba1/BB+/BB+) was founded in 1901 as a retail shoe business in Seattle, Washington, Nordstrom offers an extensive selection of brand-name and private label merchandise for women, men, young adults and children focused on apparel, shoes, beauty, accessories and home goods. The Nordstrom store at the Scottsdale Fashion Square Property has an original commencement date of September 18, 1998 and lease expiration date of February 28, 2029. Nordstrom pays percentage rent instead of base rent. Total percentage rent is based on annual sales and a formula based on varying rates and breakpoints and was underwritten based on such formula applied to annual 2022 sales.

Neiman Marcus (100,071 square feet, 6.4% of NRA, 0.0% of underwritten base rent): Founded in 1907 in Dallas, Texas, Neiman Marcus caters to luxury customers. Today, Neiman Marcus supports one of the nation’s leading specialty integrated retail organizations with more than 5.1 million gross square feet of store operations in the United States, including 37 Neiman Marcus stores, two Bergdorf Goodman stores and five Last Call stores. Neiman Marcus online offers customers the leading assortment of luxury merchandise for women, men, kids and home. The Neiman Marcus store at the Scottsdale Fashion Square Property has an original lease commencement date of September 1, 1986 and lease expiration date of October 18, 2031. Neiman Marcus pays percentage rent instead of base rent. Total percentage rent is based on annual sales and a formula based on varying rates and breakpoints and was underwritten based on such formula applied to annual 2022 sales.

Environmental. The Phase I environmental assessment dated February 13, 2023 identified a recognized environmental condition (the “REC”) at the Scottsdale Fashion Square Property in connection with stained soil of unknown depth located in an area leased by Arcadia Water Company (“AWC”) on which certain pumps and a 55-gallon drum of oil are located. Pursuant to the related environmental indemnity agreement, the environmental indemnitor is required to (i) exercise commercially reasonable efforts to cause AWC to remediate the REC pursuant to the demand and (ii) indemnify the lender from any losses arising out of or in any way relating to the REC, provided that the indemnitor’s maximum liability will not exceed $25,000. See “Description of the Mortgage Pool—Mortgage Pool Characteristics —Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
35

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
93.2%	92.3%	95.2%	96.0%
(1)	Occupancy includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period. Occupancy excludes Dillard’s, Macy’s, DICK’S Sporting Goods, Nordstrom, and Neiman Marcus.
(2)	Current Occupancy is as of December 2, 2022. Occupancy includes all tenants in place, temporary tenants with leases greater than six months, and tenants with signed leases as of the reporting period and excludes all collateral and non-collateral anchor tenants. Occupancy per the underwritten rent roll as of December 2, 2022 was 96.0%. Excluding signed but not yet open tenants, occupancy per the underwritten rent roll is 94.0%.
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Macy's	Ba2/BB+/BBB-	235,899	15.2%	$7.63	$1,800,004	3.0%	1/31/2030
Nordstrom(3)	Ba1/BB+/BB+	225,000	14.5	$0.00	0	0.0	2/28/2029
Neiman Marcus(3)	NR/NR/NR	100,071	6.4	$0.18	17,933	0.0	10/18/2031
Harkins Theatres	NR/NR/NR	81,177	5.2	$21.50	1,745,306	2.9	1/31/2031
DICK'S Sporting Goods	Baa3/BBB/NR	50,646	3.3	$24.20	1,225,633	2.0	1/31/2026
Life Time Fitness	NR/NR/NR	37,000	2.4	$24.32	900,000	1.5	1/31/2043
Industrious	NR/NR/NR	32,898	2.1	$41.67	1,370,735	2.2	12/31/2033
ZARA(4)	NR/NR/NR	23,424	1.5	$83.54	1,956,893	3.2	Various
H&M(5)	NR/NR/NR	23,387	1.5	$48.34	1,130,448	1.9	Various
Wonderspaces	NR/NR/NR	15,987	1.0	$27.21	434,998	0.7	4/30/2029
Largest Tenants		825,489	53.1%	$12.82	$10,581,950	17.4%
Remaining Occupied		668,375	43.0%	$75.33	50,349,774	82.6%
Occupied Collateral Total / Wtd. Avg.		1,493,864	96.0%	$40.79	$60,931,724	100.0%

Vacant Space		61,595	4.0%

Collateral Total		1,555,459	100.0%

(1)	Based on the underwritten rent roll dated December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Nordstrom and Neiman Marcus tenants both pay percentage rent. Breakpoints and corresponding breakpoint percentages are based off of in-place terms as of December 2022. Percentage rents for such tenants were calculated based on the applicable formula applied to the applicable tenant’s annual sales for 2022.
(4	ZARA has 23,424 square feet expiring September 30, 2028 as well as storage space expiring April 30, 2023.
(5)	H&M occupies 23,387 square feet of the Scottsdale Fashion Square Property (representing approximately $1,130,000 in underwritten base rent) under a lease that has an original commencement date of July 22, 2010 and a lease expiration date of April 30, 2032, and allows for the tenant to terminate its lease with 120 days’ notice if its sales do not exceed $8,700,000 for the period between May 1, 2025 and April 30, 2026, or if sales do not exceed $8,900,000 for the period between May 30, 2027 and April 30, 2028.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
36

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Tenant Sales Per Sq. Ft.(1)
	2018	2019	2021	2022
Tenants < 10,000 SF and Open > 12 months(2)
Occupancy Cost(3)	10.5%	9.1%	N/A	9.3%
Sales PSF(1)	$1,159	$1,437	$1,511	$1,684
Apple Store (APPL)(4)
Occupancy Cost(3)	N/A	2.3%	N/A	2.9%
Sales PSF(1)	N/A	$7,713	$4,562	$6,359
TESLA (TSLA)
Occupancy Cost(3)	0.3%	0.2%	N/A	1.2%
Sales PSF(1)	$47,193	$57,275	$14,127	$12,765
Tenants < 10,000 SF and open > 12 months excl. APPL & TSLA
Occupancy Cost(3)	14.8%	14.1%	N/A	10.2%
Sales PSF(1)	$793	$875	$1,338	$1,511
(1)	All sales information presented herein with respect to the Scottsdale Fashion Square Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower.
(2)	Inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF and non-retail stores.
(3)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.
(4)	Apple Store Sales PSF is based on tenant’s 6,989 square foot sales floor area.
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	61,595	4.0%	NAP	NAP	61,595	4.0%	NAP	NAP
MTM	7	18,625	1.2%	$1,675,130	2.7%	80,220	5.2%	$1,675,130	2.7%
2023	54	157,014	10.1%	5,572,470	9.1%	237,234	15.3%	7,247,600	11.9%
2024	19	50,808	3.3%	3,994,739	6.6%	288,042	18.5%	11,242,339	18.5%
2025	22	53,919	3.5%	5,641,481	9.3%	341,961	22.0%	16,883,820	27.7%
2026	21	99,325	6.4%	5,126,272	8.4%	441,286	28.4%	22,010,091	36.1%
2027	20	48,264	3.1%	3,616,841	5.9%	489,550	31.5%	25,626,932	42.1%
2028	14	79,051	5.1%	6,484,766	10.6%	568,601	36.6%	32,111,698	52.7%
2029	24	296,958	19.1%	5,045,472	8.3%	865,559	55.6%	37,157,171	61.0%
2030	17	277,999	17.9%	5,881,703	9.7%	1,143,558	73.5%	43,038,874	70.6%
2031	12	225,019	14.5%	5,825,205	9.6%	1,368,577	88.0%	48,864,078	80.2%
2032	14	66,753	4.3%	5,312,632	8.7%	1,435,330	92.3%	54,176,710	88.9%
2033	7	53,135	3.4%	2,747,943	4.5%	1,488,465	95.7%	56,924,653	93.4%
2034 & Thereafter	4	66,994	4.3%	4,007,071	6.6%	1,555,459	100.0%	60,931,724	100.0%
Total	235	1,555,459	100.0%	$60,931,724	100.0%
(1)	Based on the underwritten rent roll dated December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent include contractual rent steps through March 2024.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
37

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 1 – Scottsdale Fashion Square
Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	Underwritten	Per SF	%(2)
Base Rent	$47,352,410	$45,611,073	$43,906,038	$48,947,244	$56,335,143	$36.22	50.9%
Gross Up Vacancy	0	0	0	0	3,801,865	2.44	3.4%
Gross Potential Rent	$47,352,410	$45,611,073	$43,906,038	$48,947,244	$60,137,008	$38.66	54.3%
Other Commercial Income(3)	8,519,514	6,436,146	18,842,269	25,773,828	23,328,393	15.00	21.1%
Total Reimbursements	22,935,941	22,329,039	20,953,611	22,258,403	26,509,396	17.04	24.0%
Other Revenue(4)	846,945	1,219,096	1,018,418	1,155,165	679,436	0.44	0.6%
Net Rental Income	$79,654,810	$75,595,354	$84,720,336	$98,134,640	$110,654,234	$71.14	100.0%
Vacancy/Credit Loss	(230,159)	(2,416,963)	386,751	(185,023)	(5,532,712)	(3.56)	-5.0%
Effective Gross Income	$79,424,651	$73,178,391	$85,107,087	$97,949,617	$105,121,522	$67.58	95.0%
Total Expenses	16,922,437	17,139,268	17,534,916	17,988,634	18,973,779	12.20	18.0%
Net Operating Income	$62,502,214	$56,039,123	$67,572,171	$79,960,983	$86,147,743	$55.38	82.0%
Capital Expenditures	0	0	0	0	327,531	0.21	0.3%
TI/LC	0	0	0	0	1,009,838	0.65	1.0%
Net Cash Flow	$62,502,214	$56,039,123	$67,572,171	$79,960,983	$84,810,375	$54.52	80.7%
(1)	Based on the underwritten rent roll dated December 2, 2022, with recently executed leases as of February 2023 and with rent steps through March 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Commercial Income includes overage / percentage rent, % in lieu, kiosk revenue, temporary revenue, specialty revenue and other rent income.
(4)	Other Revenue reflects the borrower’s in-place miscellaneous income and in-place parking income.

The Market. The Scottsdale Fashion Square Property is located in Scottsdale, Arizona, within the Phoenix-Mesa-Scottsdale Metropolitan (“Phoenix”) Statistical Area (“MSA”). Phoenix experienced population migration during the COVID-19 pandemic and the MSA’s population is projected to grow from approximately 5.1 million in 2021 to approximately 5.5 million by 2026, an increase of 7.7%. Similarly, the local two-mile radius has a current population of 50,296 residents. Current average household income within a two-mile radius is estimated at $107,104 and has grown 2.33% per year since 2000. With over 12,700 hotel rooms as of December 2021, Scottsdale had an estimated 4.3 million domestic overnight visitors in 2021 plus another 4.4 million domestic day trip visitors, creating an annual economic impact of $2.5 billion in the city through local spending.

The Borrower. The borrowing entity for the Scottsdale Fashion Square Whole Loan is Scottsdale Fashion Square LLC, a single purpose entity with two independent directors. Legal counsel to the Scottsdale Fashion Square borrower delivered a non-consolidation opinion in connection with the origination of the Scottsdale Fashion Square Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are The Macerich Partnership, L.P. and Institutional Mall Investors LLC. The borrower sponsors operate as a 50/50 joint-venture between The Macerich Company (NYSE: MAC) and Institutional Mall Investors LLC, a co-investment venture owned by an affiliate of Miller Capital Advisory and The California Public Employees’ Retirement System (“CalPERS”).

The Macerich Company (“Macerich”) is a real estate investment trust specializing in owning, operating, and developing retail and mixed-use assets with a primary focus on high-quality shopping centers throughout the United States. Macerich is a leading firm in the acquisition, ownership, development, and management of regional and community shopping centers primarily in the California, Phoenix/Scottsdale, Pacific Northwest, and Metro New York to Washington D.C. markets. As of December 31, 2022, Macerich owned 47 million square feet of real estate consisting primarily of interests in 44 regional town centers, including numerous mixed-use assets. Within a 20-mile radius of the Scottsdale Fashion Square Property, Macerich owns seven retail properties, including three of the primary competitors to the Scottsdale Fashion Square Property. Macerich has a total market capitalization of approximately $9.3 billion inclusive of portfolio debt as of December 31, 2022. As of December 2022, Macerich's portfolio-level occupancy rate was 92.6% with tenant sales of $869 per square foot for tenants with space less than 10,000 square feet, reportedly a record high for the company.

CalPERS is the nation’s largest public pension fund and provides retirement and health benefits to more than 1.5 million California public employees, retirees and their families. As of December 31, 2022, CalPERS reported assets totaling $440 billion with $73.7 billion of real estate assets along with various other investments that span domestic and international markets.

Property Management. The Scottsdale Fashion Square Property is managed by Macerich Arizona Partners LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $10,222,200 for a reserve with respect to outstanding tenant improvement allowances, leasing commissions and free or abated rent identified in a schedule to the related loan agreement and (ii) $4,316,877 for a reserve with respect to gap rent earmarked for the tenants Elephante, Zimmerman and Hermes.

Tax Escrows – On a monthly basis during the continuance of a Trigger Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Scottsdale Fashion Square Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below) of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Macy’s, (ii) Nordstrom, (iii) Neiman Marcus, (iv) DICK’s Sporting Goods, (v) Harkins Theatres, (vi) Life Time Fitness, (vii) Toca Madera, (viii) Ocean 44 and (ix) any replacement tenant that leases all or substantially all of any such premises, provided that such replacement tenant occupies such premises pursuant to a lease that contains maintenance obligations for such premises (and liability therefor) similar to the lease being replaced) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $16,778. The borrower is permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be approximately $402,666. The tenants listed in clause (i) through (viii) above collectively represent 48.2% of the NRA and 12.2% of UW Base Rent.

Rollover Reserves – During the continuance of a Trigger Period, the borrower is required to escrow an amount equal to all owned gross leasable area (excluding the Non-Collateral Square Footage and the premises leased to the following tenants: (i) Macy’s, (ii) Nordstrom, (iii) Neiman Marcus, (iv) DICK’s Sporting Goods, (v) Harkins Theatres, (vi) Life Time Fitness, (vii) Dillard’s and (viii) any replacement tenant that leases all or substantially all of any such premises, provided that such replacement tenant occupies such premises pursuant to a lease that contains maintenance obligations for such premises (and liability therefor) similar to the lease being replaced) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $68,806. The borrower is not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $1,651,332. The borrower’s upfront deposit of $4,316,877 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

“Non-Collateral Square Footage” means the square footage covered by Dillard’s, the 3-story office building on Camelback Road and the land under development as a Caesar’s Republic Hotel (and the adjacent undeveloped land) on the north end of the site fronting Highland Avenue.

Lockbox / Cash Management. The Scottsdale Fashion Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Scottsdale Fashion Square Whole Loan, or if (ii) no Trigger Period is continuing, disbursed to the borrower.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below). A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender and (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrower (1) after the earlier to occur of (i) March 6, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Scottsdale Fashion Square Whole Loan to be securitized, prepays the Scottsdale Fashion Square Whole Loan in an amount that would result in a debt service

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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coverage ratio of 1.50x in accordance with the related loan agreement or (2) delivers Credit Support (as defined below) as additional collateral causing the debt service coverage ratio to equal 1.50x.

“Credit Support” means any one or a combination of (A) cash, (B) U.S. obligations, (C) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received or (D) a letter of credit.

A “Low Debt Service Period” will commence on any calculation date when the Scottsdale Fashion Square Whole Loan debt service coverage ratio is less than 1.50x for two consecutive calendar quarters and end when the Scottsdale Fashion Square Whole Loan debt service coverage ratio is at least 1.50x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None. However, the borrower is permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Partial Release. The borrower may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrower pays to the lender a processing fee in the amount of $15,000 (but no additional fees to the lender or the servicer), (iii) the borrower delivers to the lender evidence reasonably satisfactory to a prudent lender that the Release Parcel has been (or will be upon recordation of the applicable transfer documentation which will occur contemporaneously with the release of the Release Parcel) legally subdivided from the remainder of the Scottsdale Fashion Square Property and constitutes a separate tax lot (or, if not a separate tax lot, the Release Parcel owner is contractually obligated to pay its share of all taxes and other charges with respect to the Release Parcel until the Release Parcel has been designated as a separate tax lot), (iv) the borrower certifies to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer and release of the Release Parcel, be in violation of certain reciprocal easement agreements or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is (x) a parcel on the Scottsdale Fashion Square Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect on (i) the value of the Scottsdale Fashion Square Property or the use or operation of the Scottsdale Fashion Square Property as a first-class regional shopping center (with related entertainment, dining and other compatible, commercial uses), (ii) the business, profits, operations or condition (financial) of the borrower, (iii) the ability of the borrower to perform its respective material obligations under the Scottsdale Fashion Square Whole Loan documents or (iv) the ongoing operations of the remaining Scottsdale Fashion Square Property; and/or (y) a parcel on the Scottsdale Fashion Square Property that is, as of the date of any potential release, non-income producing and improved by structures that (A) were vacant as of the origination date and (B) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF, BMO	Single Asset / Portfolio:	Single Asset
Credit Assessment (Fitch/		Title:	Fee
KBRA):	BBB-sf/BBB(sf)	Property Type – Subtype:	Mixed Use – Office / Showroom / Lab
Original Principal Balance(1):	$65,000,000	Net Rentable Area (SF):	1,053,217
Cut-off Date Principal Balance(1):	$65,000,000	Location:	West Hollywood, CA
% of IPB:	7.7%	Year Built / Renovated:	1975, 1988 / 2004
Loan Purpose:	Refinance	Occupancy:	78.3%
Borrower:	Pacific Design Center 1, LLC	Occupancy Date:	12/6/2022
Borrower Sponsor:	Charles Steven Cohen	4th Most Recent NOI (As of):	$20,766,946 (12/31/2019)
Interest Rate:	5.94107142857143%	3rd Most Recent NOI (As of):	$21,067,343 (12/31/2020)
Note Date:	1/11/2023	2nd Most Recent NOI (As of):	$25,784,799 (12/31/2021)
Maturity Date:	2/6/2033	Most Recent NOI (As of)(6):	$26,745,060 (TTM 9/30/2022)
Interest-only Period:	120 months	UW Economic Occupancy:	82.6%
Original Term:	120 months	UW Revenues:	$46,802,895
Original Amortization Term:	None	UW Expenses:	$13,021,016
Amortization Type:	Interest Only	UW NOI(6):	$33,781,880
Call Protection(2):	L(26),D(87),O(7)	UW NCF:	$32,047,188
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$512,500,000 / $487
Additional Debt(1):	Yes	Appraisal Date:	11/17/2022
Additional Debt Balance(1):	$180,000,000 / $20,000,000
Additional Debt Type(1):	Pari Passu / Subordinate

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$178,740	$178,740	N/A	Cut-off Date Loan / SF:	$233	$252
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$233	$252
Replacement Reserves:	$0	$17,554	N/A	Cut-off Date LTV:	47.8%	51.7%
TI/LC(4):	$3,000,000	Springing	$5,000,000	Maturity Date LTV:	47.8%	51.7%
Other(4)(5):	$13,809,708	Springing	N/A	UW NCF DSCR:	2.17x	1.79x
				UW NOI Debt Yield:	13.8%	12.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$245,000,000	92.5%	Loan Payoff	$159,759,913	60.3%
Subordinate Loan(1)	20,000,000	7.5	Return of Equity	84,548,786	31.9
			Reserves	16,988,449	6.4
			Closing Costs	3,702,852	1.4
Total Sources	$265,000,000	100.0%	Total Uses	$265,000,000	100.0%
(1)	The Pacific Design Center Mortgage Loan (as defined below) is part of a whole loan evidenced by nine senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million and one subordinate B Note with an outstanding principal balance as of the Cut-off Date of $20.0 million. The Financial Information in the chart above is calculated based on the Pacific Design Center Senior Notes (as defined below) and the Pacific Design Center Whole Loan (as defined below).
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on March 6, 2023. Defeasance of the Pacific Design Center Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) January 11, 2026. The assumed lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The initial TI/LC reserve required under the Pacific Design Center Whole Loan documents was $5,000,000; however, on the origination date of the Pacific Design Center Whole Loan, the borrower sponsor immediately drew down $2,000,000. The day after the origination date of the Pacific Design Center Whole Loan, the borrower sponsor used the $2,000,000 TI/LC draw and $307,550 of equity to pay for unfunded obligations associated with Cedars Sinai (as defined below).
(5)	Other Reserves consist of an initial Unfunded Obligations Reserve of approximately $13,809,708 and monthly springing reserves for Major Tenant Downgrade Funds and Major Tenant Non-Renewal Funds.
(6)	The increase from Most Recent NOI to UW NOI at the Pacific Design Center Property (as defined below) is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the TTM 9/30/2022 period as well as the associated credit tenant rent steps.
(7)	The Pacific Design Center Property had an “as-is” appraised value of $512,500,000 as of November 17, 2022, which includes the extraordinary assumptions that (i) the net rentable area utilized in the appraisal is accurate since a Building Owners and Managers Association report verifying the net rentable area was not provided to the appraiser and (ii) in the event of a sale of the Pacific Design Center Property occurring as of the effective date of value, approximately $8.9 million of outstanding free rent amounts would be a seller credit and a buyer would not be responsible for any costs associated with contractual rent abatements.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Loan. The Pacific Design Center mortgage loan (the “Pacific Design Center Mortgage Loan”) is part of a whole loan (the “Pacific Design Center Whole Loan”) evidenced by nine senior pari passu notes (collectively, the “Pacific Design Center Senior Notes”) and one controlling subordinate B Note (the “Pacific Design Center Subordinate Note”) that are secured by the borrower’s fee interest in a 1,053,217 square foot mixed use property comprised of two buildings with office, showroom and lab space located in West Hollywood, California (the “Pacific Design Center Property”). The Pacific Design Center Mortgage Loan, which is evidenced by the non-controlling notes A-4 and A-8, has an aggregate outstanding principal balance as of the Cut-off Date of $65,000,000. The Pacific Design Center Subordinate Note has an outstanding principal balance as of the Cut-off Date of $20,000,000. The Pacific Design Center Whole Loan was originated by Goldman Sachs Bank USA (“GSBI”) on January 11, 2023, had an aggregate original principal balance of $265,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $265,000,000. On February 1, 2023, GSBI or its affiliate transferred Notes A-8 and A-9, in the aggregate original principal balance of $40,000,000, to Bank of Montreal (“BMO”) and on February 8, 2023, GSBI or its affiliate transferred Notes A-4, A-5, A-6 and A-7, in the aggregate original principal balance of $75,000,000, to Argentic Real Estate Finance 2 LLC (“AREF”). The Pacific Design Center Senior Notes accrue interest at a rate of 5.94107142857143% per annum and the Pacific Design Center Subordinate Note accrues interest at a rate of 15.50000% per annum. The proceeds of the Pacific Design Center Whole Loan were primarily used to refinance prior debt secured by the Pacific Design Center Property, return equity to the borrower sponsor, pay closing costs and fund upfront reserves.

The Pacific Design Center Whole Loan will be serviced under the pooling and servicing agreement for the Benchmark 2023-B38 securitization trust. The relationship between the holders of the Pacific Design Center Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Pacific Design Center Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,600,000	$65,600,000	Benchmark 2023-B38(1)	No(2)
A-2(3)	$34,400,000	$34,400,000	GSBI	No
A-3(3)	$30,000,000	$30,000,000	GSBI	No
A-4	$40,000,000	$40,000,000	BBCMS 2023-C19	No
A-5(3)	$15,000,000	$15,000,000	AREF or an affiliate	No
A-6(3)	$10,000,000	$10,000,000	AREF or an affiliate	No
A-7(3)	$10,000,000	$10,000,000	AREF or an affiliate	No
A-8	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-9(3)	$15,000,000	$15,000,000	BMO	No
Senior Notes	$245,000,000	$245,000,000
B Note	$20,000,000	$20,000,000	Benchmark 2023-B38(1) (loan-specific certificates)	Yes(2)
Whole Loan	$265,000,000	$265,000,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(2)	The initial controlling note is Note B, but if a control appraisal period under the related co-lender agreement has occurred and is continuing, the controlling note will be Note A-1.
(3)	Expected to be contributed to one or more future securitization(s).

The Property. The collateral for the Pacific Design Center Whole Loan consists of two mixed-use buildings (the “Blue Building” and “Green Building”) and a 1,614-space parking garage which are located within a larger 11-acre campus that was constructed over five decades. The Blue Building, also known as the “Blue Whale”, is approximately 640,000 square feet and was built in 1975. The Green Building is approximately 416,000 square feet and was built in 1988. Also located within the campus but not part of the collateral for the Pacific Design Center Whole Loan is an approximately 400,000 square foot, state-of-the-art creative office complex (the “Red Building” and, together with the Blue Building and the Green Building, the “Larger Pacific Design Center Property”), which CBRC (as defined below) built in 2012. The pari passu notes of a commercial mortgage loan backed by the Blue Building and the Green Building were contributed to the COMM 2014-CR18 securitization trust and the WFCM 2014-LC16 securitization trust in 2014. At the time, the Red Building was not yet stabilized to secure fixed rate financing, so it was not included as collateral in the aforementioned loan. A commercial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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mortgage loan backed by the Red Building was subsequently contributed in 2018 to the Benchmark 2018-B2 securitization trust.

The three buildings are interconnected and have shared access to the same amenities. The Pacific Design Center Property contains a 294-seat state-of-the-art film venue and reception facility; a 200-seat conference center fully equipped for conferences and meetings; and a Michael Graves-designed fitness center. The Larger Pacific Design Center Property serves as a year-round event and seminar facility catering to a diverse audience and routinely hosts some of the biggest annual events in Los Angeles. The Pacific Design Center Property has its own separately accessed/functioning parking structure with 1,614 spaces; however, there is a reciprocal easement agreement in place allowing for shared parking (a tenant in the Green Building, can park in the Red Building, and vice versa). The non-collateral Red Building has its own separately accessed parking garage with 1,479 spaces, resulting in a total of 3,093 spaces at the broader three-building campus. Parking revenue/expense for the total campus is allocated to the Pacific Design Center Property (52%) and the Red Building (48%) pro-rata.

The Pacific Design Center Property totals approximately 1.1 million square feet and caters to both design showroom and office users. Designed by the architect Cesar Pelli, the Pacific Design Center Property features numerous showroom areas offering a line-up of commercial lighting, furnishings, textiles, and other products. The design showroom (“Design SR”) spaces make up 467,582 square feet at the Pacific Design Center Property and are 65.4% occupied by 70 tenants as of December 6, 2022 with a weighted average remaining lease term of 4.6 years. The chart below summarizes the various space types at the Pacific Design Center Property:

Property Summary(1)
Space Type	Total SF	% Total SF	Occupancy	UW Base Rent(2)	% of UW Base Rent(2)	UW Base Rent PSF(2)
Design SR(3)	467,582	44.4%	65.4%	$14,417,965	40.8%	$30.84
Office(4)	275,635	26.2%	78.5%	$10,389,460	29.4%	$37.69
Cedars Sinai(5)	259,653	24.7%	100.0%	$10,132,718	28.7%	$39.02
Other(6)	50,347	4.8%	86.1%	$370,339	1.0%	$7.36
Total / Wtd. Avg.	1,053,217	100.0%	78.3%	$35,310,482	100.0%	$33.53
(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	UW Base Rent, UW Base Rent PSF, and % of UW Base Rent are inclusive of contractual rent steps underwritten through termination options.
(3)	In connection with Cedars Sinai’s most recent expansion, 138,548 square feet of Design SR space is expected to be converted to lab space. The lab space has been turned over to Cedars Sinai. However, the tenant has not yet started its buildout. In connection with such conversion, the city of West Hollywood requires 155,772 square feet of Design SR space to remain vacant as a condition for Cedars Sinai to complete the conversion (the “Design Showroom Space Restriction”). The borrower represents in the Pacific Design Center Whole Loan documents that it has the amount of requisite vacant showroom space and covenants that it will maintain such vacant space for as long as is necessary.
(4)	Excludes 46,151 square feet of office space leased to Cedars Sinai.
(5)	Cedars Sinai currently occupies 259,653 square feet of space at the Pacific Design Center Property, with 46,151 square feet of office space and 213,502 square feet of lab space (including the 138,548 square feet of lab space described in footnote (3) above). The tenant signed a non-binding LOI for an additional 19,696 square feet of office space on a lease commencing July 1, 2024. This 19,696 square foot space was underwritten as vacant. We cannot assure that the tenant will take occupancy or begin paying rent as expected or at all.
(6)	Other represents the Pacific Design Center Property’s non-revenue space, telecommunications, parking, storage, display, and other miscellaneous space.

Major Tenants.

Cedars Sinai Medical Center (259,653 square feet; 24.7% of NRA; 28.7% of underwritten base rent; Moody’s/S&P/Fitch: Aa3/AA-/AA-): Cedars Sinai Medical Center (“Cedars Sinai”) is a nonprofit academic healthcare organization serving the diverse Los Angeles community and beyond. Cedars Sinai was ranked the #1 hospital in California and the #2 hospital in the nation by U.S. News & World Report for 2022-2023. Cedars Sinai serves more than one million people each year in over 40 locations, with more than 4,500 physicians and nurses and 1,500 research projects. Cedars Sinai is involved in the clinical care and research of heart disease, cancer and brain disorders, among other areas. Cedars Sinai originally took occupancy in 2017, leasing 59,656 square feet in the Blue Building and Green Building, and subsequently expanded multiple times. In June 2022, Cedars Sinai agreed to lease an additional 138,548 square feet. Cedars Sinai maintains mission-critical office and lab space at the Pacific Design Center Property and has invested more than $50 million into its premises to date. Cedars Sinai previously spent approximately $38.8 million on Suites B230 and B231 ($1,063 PSF) and $11.7 million on Suite G271 ($1,300 PSF). Cedars Sinai has 46,151 square feet expiring in May 2030, 9,000 square feet expiring in August 2032, 97,053 square feet expiring in June 2033, and 107,449 square feet expiring in June 2038. With respect to 31,099 square feet expiring in June 2033 and 107,449 square feet expiring in June 2038, the tenant has two, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 2 – Pacific Design Center

8687 Melrose GreenTenant (the “WeWork Tenant”) (54,630 square feet; 5.2% of NRA; 7.4% of underwritten base rent; Moody’s/S&P/Fitch: NR/NR/CCC): The parent of WeWork Tenant, WeWork, is a provider of coworking spaces, including physical and virtual shared spaces. Founded in 2010, WeWork leases space in more than 700 locations globally, with more than 682,000 members across 39 countries. At the Pacific Design Center Property, the entire WeWork Tenant space is occupied by an enterprise tenant, FabFitFun, and is not a sublease. The borrower sponsor does not have any insight into the terms of the agreement with FabFitFun; however, WeWork Tenant remains current on all rent. The lease is guaranteed by WeWork Companies Inc. (the “WeWork Guaranty”) and the borrower has a letter of credit from WeWork Tenant; provided, however, the maximum liability of WeWork Companies Inc. under the WeWork Guaranty for (i) all amounts except enforcement costs is $1,720,845, cumulative over the term of the related lease, and (ii) amounts incurred by the landlord in collecting or attempting to collect amounts due under the related lease and/or WeWork Guaranty including, without limitation, attorneys’ fees and costs is $2,000,000, in each instance subject to the terms and conditions of the WeWork Guaranty.  The WeWork Guaranty will terminate on July 23, 2023. WeWork Tenant’s lease expires in February 2034, and it has one, five-year renewal option.

Pluto, Inc. (35,850 square feet; 3.4% of NRA; 5.3% of underwritten base rent): Pluto, Inc. is a free-to-use video streaming service owned and is operated by Paramount Streaming, a division of Paramount Global. With hundreds of media and content partners, the company offers streaming and on-demand content to nearly 50 million viewers through digital channels designed to emulate the experience of traditional broadcast programming. The service’s revenue is generated from video advertisements seen during programming within ad breaks structured similar to those found on cable television. Pluto, Inc. leases 350 square feet of storage space on a month-to-month basis and has 35,500 square feet expiring in November 2028. Pluto, Inc. has one, five-year renewal option.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
71.0%	70.0%	70.1%	78.3%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of December 6, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 2 – Pacific Design Center
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
Cedars Sinai Medical Center(4)(5)	Aa3/AA-/AA-	259,653	24.7%	$39.02	$10,132,718	28.7%	Various(6)
WeWork d/b/a “8687 Melrose GreenTenant”(7)	NR/NR/CCC	54,630	5.2	$47.61	2,600,880	7.4	2/28/2034
Pluto, Inc.(8)	NR/NR/NR	35,850	3.4	$51.79	1,856,732	5.3	Various
InvestCloud, Inc.	NR/NR/NR	32,128	3.1	$49.19	1,580,399	4.5	1/31/2027
Kneedler Fauchere	NR/NR/NR	17,762	1.7	$48.35	858,840	2.4	Various
Thomas Lavin, Inc.	NR/NR/NR	16,983	1.6	$41.39	702,874	2.0	Various
D Sutherland	NR/NR/NR	16,074	1.5	$30.29	486,854	1.4	12/31/2030
Advanced Nutrients US LLC	NR/NR/NR	13,378	1.3	$49.97	668,533	1.9	5/31/2029
Janus ET CIE, Inc	NR/NR/NR	13,317	1.3	$53.00	705,801	2.0	8/31/2025
NVE Inc.	NR/NR/NR	13,088	1.2	$47.86	626,411	1.8	5/31/2031
Ten Largest Tenants		472,863	44.9%	$42.76	$20,220,041	57.3%
Remaining Occupied		352,246	33.4	$42.84	15,090,441	42.7
Total Occupied		825,109	78.3%	$42.79	$35,310,482	100.0%
Vacant Space		228,108	21.7
Collateral Total		1,053,217	100.0%

(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF, and % of Total UW Base Rent are inclusive of contractual rent steps underwritten through termination options.
(4)	Cedars Sinai currently occupies 259,653 square feet of space at the Pacific Design Center Property, with 46,151 square feet of office space and 213,502 square feet of lab space (including 138,548 square feet of Design SR space that is expected to be converted to lab space). The tenant executed a non-binding LOI for an additional 19,696 square feet of office space commencing July 1, 2024. This 19,696 square foot space was underwritten as vacant. We cannot assure that the tenant will take occupancy or begin paying rent as expected or at all. The tenant has a weighted-average remaining lease term of approximately 11.7 years.
(5)	Cedars Sinai Medical Center has the right to terminate its lease with respect to approximately 138,548 square feet of expansion space in the event that (i) a confirmation by the city of West Hollywood is not received within the specified time periods set forth in the related lease that states (x) the use of the expansion space for, among other things, laboratory purposes is lawful and (y) the Design Showroom Space Restriction is satisfied, or (ii) there is a negative impact to the tenant’s rights under its various leases, including the permitted uses, its allocated parking or its operating expenses due to any pursuit by the borrower of an amendment to the site plan for the Pacific Design Center Property to, among other things, remove the Design Showroom Space Restriction.
(6)	Cedars Sinai Medical Center leases 107,449 square feet expiring on June 30, 2038, 97,053 square feet expiring on June 30, 2033, 46,151 square feet expiring on May 31, 2030, and 9,000 square feet expiring on August 31, 2032.
(7)	WeWork Tenant’s leased space is fully occupied by FabFitFun but is not a sublease.
(8)	Pluto, Inc. has the ongoing right to terminate the lease for its office space, the G900 suite (35,500 square feet), upon providing the landlord written notice (the “Early Termination Notice”), effective on or at any date after August 31, 2026 (the “Early Termination Date”) subject to, among other conditions, (i) the Early Termination Date being no earlier than 180 days following delivery of the Early Termination Notice, and (ii) Pluto, Inc. paying the landlord a termination fee equaling the sum of (x) the total amount of the base rent abated under the lease, (y) the landlord’s tenant improvement allowance contribution, and (z) the brokerage commissions paid and payable by the landlord in respect of the lease, each amortized over the term of the lease using a straight-line method of calculation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 2 – Pacific Design Center
Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(4)	% of UW Base Rent Expiring(4)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(4)	Cumulative % of UW Base Rent Expiring(4)
MTM	10	6,458	0.6%	$40,200	0.1%	6,458	0.6%	$40,200	0.1%
2023	20	46,505	4.4	2,192,938	6.2%	52,963	5.0%	$2,233,138	6.3%
2024	16	50,333	4.8	2,646,940	7.5%	103,296	9.8%	$4,880,079	13.8%
2025	10	55,358	5.3	2,736,101	7.7%	158,654	15.1%	$7,616,180	21.6%
2026	9	47,740	4.5	2,454,629	7.0%	206,394	19.6%	$10,070,809	28.5%
2027	9	65,605	6.2	3,133,680	8.9%	271,999	25.8%	$13,204,489	37.4%
2028	8	89,328	8.5	4,104,483	11.6%	361,327	34.3%	$17,308,972	49.0%
2029	6	43,118	4.1	2,185,867	6.2%	404,445	38.4%	$19,494,839	55.2%
2030	5	66,964	6.4	2,968,656	8.4%	471,409	44.8%	$22,463,495	63.6%
2031	4	26,502	2.5	1,217,367	3.4%	497,911	47.3%	$23,680,861	67.1%
2032	4	27,177	2.6	1,049,352	3.0%	525,088	49.9%	$24,730,213	70.0%
2033	3	106,311	10.1	4,150,900	11.8%	631,399	59.9%	$28,881,114	81.8%
2034 & Beyond	18	193,710	18.4	6,429,368	18.2%	825,109	78.3%	$35,310,482	100.0%
Vacant(5)	NAP	228,108	21.7	0	NAP	NAP	100.0%	$35,310,482	NAP
Total / Wtd. Avg.	122	1,053,217	100.0%	$35,310,482	100.0%
(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring, and Cumulative % of UW Base Rent Expiring are inclusive of contractual rent steps underwritten through termination options.
(5)	Cedars Sinai currently occupies 259,653 square feet of space at the Pacific Design Center Property, with 46,151 square feet of office space and 213,502 square feet of lab space. The tenant signed a non-binding LOI for an additional 19,696 square feet of office space on a lease commencing July 1, 2024. The additional lease is not reflected in the Lease Rollover Schedule, and the associated square footage is identified as “Vacant”.

Operating History and Underwritten Net Cash Flow(1)
	2019	2020	2021	TTM(2)	Underwritten	Per Square Foot	%(3)
Base Rent	$25,885,561	$27,044,367	$31,152,174	$30,470,003	$35,310,482	$33.53	62.3%
Credit Tenant Rent Steps(4)	0	0	0	0	2,037,510	1.93	3.6
Other Income(5)	7,627,262	5,201,209	6,873,928	9,624,566	19,293,983	18.32	34.1
Gross Potential Rent	$33,512,823	$32,245,576	$38,026,102	$40,094,569	$56,641,975	$53.78	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(9,839,079)	(9.34)	(17.4)
Effective Gross Income	$33,512,823	$32,245,576	$38,026,102	$40,094,569	$46,802,895	$44.44	100.0%
Total Expenses	12,745,877	11,178,233	12,241,303	13,349,509	13,021,016	12.36	27.8
Net Operating Income(6)	$20,766,946	$21,067,343	$25,784,799	$26,745,060	$33,781,880	$32.07	72.2%
Capital Expenditures	0	0	0	0	210,643	0.20	0.5
TI/LC	0	0	0	0	1,524,048	1.45	3.3
Net Cash Flow	$20,766,946	$21,067,343	$25,784,799	$26,745,060	$32,047,188	$30.43	68.5%
(1)	Based on the underwritten rent roll dated December 6, 2022, with contractual rent steps through January 31, 2024.
(2)	TTM represents the trailing 12-month period ending September 30, 2022.
(3)	% column represents percent of Gross Potential Rent for revenue lines and Vacancy/Credit Loss, and percent of Effective Gross Income for all remaining fields.
(4)	Credit Tenant Rent Steps reflect the present value of contractual rent step increments for investment-grade tenants through their respective lease expirations.
(5)	Other Income includes Total Commercial Reimbursement Revenue, Market Revenue from Vacant Units, Parking Income, as well as Events and Seminars, Electric Submetering, Security Service Income and Cleaning Services Income, based on budget.
(6)	The increase from TTM Net Operating Income to Underwritten Net Operating Income at the Pacific Design Center Property is primarily driven by rent from additional executed Cedars Sinai leases with start dates after the TTM period as well as the associated credit tenant rent steps.

Environmental. The Phase I environmental assessment dated November 22, 2022 identified a recognized environmental condition (“REC”) at the Pacific Design Center Property in connection with potential impacts from prior industrial operations at the Pacific Design Center Property for which insufficient regulatory records exist, including, among other things, potential (i) arsenic and creosote impacts from prior railroad operations, (ii) solvent, heavy metal and commercial grade cleaner impacts from prior plating works, machine shop and furniture manufacturing operations, (iii) heavy metal and solvent impacts

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 2 – Pacific Design Center

from prior printing operations, and (iv) petroleum impacts from prior automotive and bus repair operations. Due to the redevelopment of the existing improvements at the Pacific Design Center Property, the absence of such prior site uses on any active or closed regulatory databases and the time elapsed since such historical operations, the REC is not anticipated to materially affect the continued commercial use or operation of the Pacific Design Center Property and the related environmental consultant recommended no further action. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Pacific Design Center Property is located at the intersection of Melrose Avenue and North San Vicente Boulevard in West Hollywood, California. Melrose Avenue directly connects to Santa Monica Boulevard, a major west-east thoroughfare in Los Angeles County which feeds into I-405, one of the busiest freeways in the US. The Pacific Design Center Property is in one-mile proximity to Bel-Air, Beverly Hills and the Hollywood Hills. According to the appraisal, the 2022 total population within a one-, three- and five-mile radii of the Pacific Design Center Property was 39,220, 255,970 and 787,469, respectively. Moreover, within those same radii the 2022 median household income was $109,817, $103,877 and $84,020, respectively.

West Hollywood is one of the most high-profile retail locations in Greater Los Angeles, including several districts and streets that are important fashion and retail corridors. The retail submarket in West Hollywood is in high demand with market rents of $68.48 per square foot as of the fourth quarter of 2022, as compared to the Los Angeles market rent of $35.52 per square foot as of the same time period. The submarket has shown positive net absorption of 32,300 square feet in the past 12 months.

As of the fourth quarter of 2022, the West Hollywood office submarket has a vacancy of 10.4%, which is below the Los Angeles office market average of 14.5% as of the same time period. The submarket has shown positive net absorption of 15,600 square feet in the past 12 months. As the market has high barriers to entry and limited developable space, there are no new buildings under construction in the area. The average rent for office space in West Hollywood is $57.21 per square foot, which is greater than the Los Angeles 2022 market average of $42.22 per square foot. Rent premiums in the submarket are driven by prime location, high land costs, and limited availability.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 2 – Pacific Design Center

The following table presents certain information relating to comparable office sales for the Pacific Design Center Property:

Comparable Office Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Pacific Design Center	1,053,217(2)	1975, 1988 / 2004	78.3%(2)
West Hollywood, CA
6922 Hollywood	208,088	1966 / 2021	71%	Oct-22	$96,000,000	$461.34	7.50%
Los Angeles, CA
555 Aviation	259,754	1966 / 2017	100%	Jun-22	$205,500,000	$791.13	5.01%
El Segundo, CA
One Culver	395,272	1986 / NAP	100%	Mar-22	$510,000,000	$1,290.25	4.50%
Culver City, CA
Pacific Vista	321,381	2000 / NAP	89%	Jan-22	$96,000,000	$298.71	6.30%
Lake Forest, CA
Dreamworks	497,403	2009 / NAP	100%	Dec-21	$326,500,000	$656.41	4.39%
Glendale, CA
1, 3 and 5 Glen Bell Way	273,180	2001 / 2009	100%	Aug-21	$159,000,000	$582.03	5.70%
Irvine, CA
Burbank Empire Center	233,909	2002 / NAP	100%	Jul-21	$106,660,000	$455.99	5.40%
Burbank, CA
The Park Calabasas	222,524	1986 / NAP	92%	Apr-21	$79,000,000	$355.02	6.50%
Calabasas, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022.

The following table presents certain information relating to comparable office leases for the Pacific Design Center Property:

Comparable Office Rental Summary(1)
Property Address/Location	Year Built / Renovated	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Monthly Rent PSF	Commencement	Lease Term (Years)
Pacific Design Center	1975, 1988 / 2004	1,053,217(2)	35,500(2)	Pluto, Inc.(2)	$4.32(2)	Jul-20(2)	8.3(2)
West Hollywood, CA
7083 Hollywood Boulevard	1985 / 2012	102,570	28,982	Industrious	$4.95	May-22	10.0
Hollywood, CA
9200 Sunset Boulevard	1971 / NAP	315,079	3,325	Hedosophia	$7.10	Jun-22	5.0
West Hollywood, CA
9000 Sunset Boulevard	1964 / NAP	145,518	10,474	Carroll Guido & Wiesner	$7.00	Aug-22	5.0
West Hollywood, CA
926 North Sycamore Avenue	2021 / NAP	59,844	11,021	Renewable Resources	$5.85	Jun-22	8.3
Los Angeles, CA
9090 Wilshire Boulevard	1986 / NAP	48,915	34,000	Outfront Media	$4.00	Jul-22	10.0
Beverly Hills, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 6, 2022. Monthly Rent PSF includes contractual rent steps through January 31, 2024.

The Borrower. The borrower is Pacific Design Center 1, LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Pacific Design Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Charles Steven Cohen, the President and CEO of Cohen Brothers Realty Corporation (“CBRC”). CBRC is a private real estate development and management firm that develops, redevelops, and operates various commercial property types throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 2 – Pacific Design Center

The firm has commercial properties in New York, Houston, South Florida and Southern California. The ongoing net worth and liquidity covenants during the term of the Pacific Design Center Whole Loan for Charles Steven Cohen are $300.0 million and $30.0 million, respectively.

Property Management. The Pacific Design Center Property is managed by Cohen Brothers Realty Corporation of California, an affiliate of the borrower sponsor. The parking at the Pacific Design Center Property is managed by AMB Industry Groups, LLC.

Escrows and Reserves. At origination of the Pacific Design Center Whole Loan, the borrower funded a reserve of approximately $178,740 for real estate taxes, $3,000,000 for tenant improvements and leasing commissions and prebuild costs and approximately $13,809,708 for unfunded obligations in connection with certain outstanding free rent and tenant improvement and leasing commissions obligations. The initial reserve required under the Pacific Design Center Whole Loan documents for tenant improvement and leasing commissions was $5,000,000; however, on the origination date, the borrower sponsor immediately made a draw in the amount of $2,000,000, and together with an equity deposit of $307,550, satisfied certain unfunded obligations associated with Cedars Sinai.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $178,740.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Pacific Design Center Whole Loan documents.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $17,554 for replacement reserves.

TI/LC Reserve – If at any time the TI/LC reserve drops below $3,000,000, the borrower is required to escrow approximately $87,768 monthly subject to a cap of $5,000,000.

Major Tenant Downgrade Funds – On each monthly due date occurring during the continuance of a Major Tenant Downgrade (as defined below), the borrower is required to fund a reserve (the “Major Tenant Downgrade Account”) in an amount equal to all amounts remaining in the cash management account after deposits for all other items, except for the excess cash flow reserve account, required by the Pacific Design Center Whole Loan documents until the aggregate amount deposited in the account during the continuance of such Major Tenant Downgrade equals $15.00 per square foot leased by such Major Tenant (as defined below) (or $60.00 per square foot if the Major Tenant is in monetary default) (the “Major Tenant Downgrade Sweep Capped Amount”). If no event of default has occurred and is continuing, the lender is required to disburse such funds to the borrower for approved leasing expenses in respect of space occupied or previously occupied by the Major Tenant if there are, as of the date of disbursement, insufficient funds in the leasing reserve account or the excess cash flow reserve account for payment of such expenses in accordance with the Pacific Design Center Whole Loan documents.

Major Tenant Non-Renewal Funds – If, at any time, any lease with the Major Tenant that was in effect on the origination date is scheduled to terminate within the next 12 months with respect to all or any portion of the leased space and the Major Tenant has not exercised its renewal option with respect to such space (or extended the term of the lease with respect to such space by at least three years on then-market rate terms for such space or better) (each such case, a “Major Tenant Non-Renewal”), then, on the monthly due date that is 12 months prior to such scheduled expiration date and on each of the 11 consecutive monthly due dates, the borrower is required to fund a reserve (the “Major Tenant Non-Renewal Account”) in an amount equal to 1/12th of the unabated annual base rent due under such lease with respect to such leased space as of the origination date (such annual base rent, the “Major Tenant Non-Renewal Annual Rent”; and such monthly deposit, the “Major Tenant Non-Renewal Monthly Deposit”). Notwithstanding the foregoing, if and for so long as the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is 11.6% or higher, the obligation to remit funds into the Major Tenant Non-Renewal Account will be suspended. The borrower is permitted to, in lieu of making the Major Tenant Non-Renewal Monthly Deposits required with respect to any Major Tenant Non-Renewal, deliver to the lender a letter of credit on or before the monthly due date occurring in the calendar month that is 12 months prior to the scheduled expiration applicable to such Major Tenant Non-Renewal in an amount equal to the applicable Major

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Tenant Non-Renewal Annual Rent. Amounts contained in the Major Tenant Non-Renewal Account are required to be released to the borrower from time to time for the same purposes, and subject to the same conditions, as disbursements from the leasing reserve account.

A “Major Tenant” means Cedars Sinai Medical Center, a California non-profit public benefit corporation, or any successor tenant in all or substantially all of the space currently leased to Cedars Sinai Medical Center at the Pacific Design Center Property.

A “Major Tenant Event” exists if (i) any Major Tenant defaults under one or more of its leases and such default continues beyond any applicable notice and cure period; (ii) any non-investment grade Major Tenant goes dark in a significant portion of its space; (iii) any Major Tenant or any lease guarantor on a lease with a Major Tenant becomes insolvent or files for bankruptcy; or (iv) any tenant that has been an investment grade Major Tenant gets downgraded (or newly rated, to the extent such tenant was not previously rated by such rating agency) below BB+ by S&P Global Ratings or the equivalent by Moody’s Investors Service, Inc. or Fitch, Inc. (a “Major Tenant Downgrade”).

Lockbox / Cash Management. The Pacific Design Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters to the existing tenants at the Pacific Design Center Property, directing them to remit their rent directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the Pacific Design Center Property to be deposited into such lockbox immediately. The borrower is required to, or cause the parking manager to, immediately deposit the parking revenue allocated to the Pacific Design Center Property and received by the borrower or the parking manager, as the case may be, into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Pacific Design Center Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Pacific Design Center Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Pacific Design Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Pacific Design Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Pacific Design Center Whole Loan. Upon the cure of the applicable Pacific Design Center Trigger Period, so long as no other Pacific Design Center Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Pacific Design Center Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Pacific Design Center Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Pacific Design Center Whole Loan or, if a mezzanine loan is then in place, an event of default under any related mezzanine loan agreement (a “Mezzanine Loan Event of Default”), (ii) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being less than 8.0% as of the end of any fiscal quarter, and (iii) the occurrence of a Major Tenant Event, and expiring upon (a) with respect to clause (i) above, when the lender has, in the case of an event of default under the Pacific Design Center Whole Loan, expressly waived such event of default in writing or, in the case of a Mezzanine Loan Event of Default, when the applicable mezzanine lender has expressly waived any such Mezzanine Loan Event of Default in writing, (b) with respect to clause (ii) above, the date that the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), is equal to or greater than 8.0% for two consecutive calendar quarters, and (c) with regard to any Pacific Design Center Trigger Period commenced solely as a result of a Major Tenant Downgrade, when the aggregate amounts deposited into the Major Tenant Downgrade Account during the period that a Pacific Design Center Trigger Period exists solely as a result of such Major Tenant Downgrade equal the Major Tenant Downgrade Sweep Capped Amount or the date on which such Major Tenant once again has (x) a rating of at least “BBB-” from at least one of the applicable rating agencies and (y) no rating that is less than “BBB-” from any of the applicable rating agencies. Notwithstanding the foregoing and subject to the terms of the Pacific Design Center Whole Loan documents, no Pacific Design Center Trigger Period will be deemed to exist solely with respect to clause (ii) of the definition of “Pacific Design Center Trigger Period” during any period that the borrower has deposited cash into an account with the lender or has delivered to the lender a letter of credit in an amount reasonably determined by the lender to be sufficient, if the same were to be deducted from the principal balance of the Pacific Design Center Whole Loan, to cause the net cash flow debt yield, as calculated in accordance with the Pacific Design

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), to be equal to or greater than 8.0%. Such additional cash deposit or letter of credit, as applicable, will be returned to the borrower, provided no Pacific Design Center Trigger Period is ongoing, upon the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents (based on the full amount of the debt under the Pacific Design Center Whole Loan together with the debt under any related mezzanine loan), being equal to or greater than 8.0% for two consecutive quarters.

Subordinate Debt. The Pacific Design Center Subordinate Note, with an outstanding principal balance as of the Cut-off Date of $20,000,000, has an interest rate of 15.50000% per annum and is coterminous with the Pacific Design Center Senior Notes. The Pacific Design Center Senior Notes are senior in right of payment to the Pacific Design Center Subordinate Note. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Pacific Design Center Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine Debt. The Pacific Design Center Whole Loan documents permit future mezzanine debt secured by a pledge of direct or indirect equity interests in the borrower in an amount up to $50,000,000 subject to the satisfaction of certain conditions including, among others, (i) immediately after giving effect to such debt (x) the combined loan-to-value ratio may not exceed 50.7%, (y) the net cash flow debt yield, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 11.6% and (z) the combined net cash flow debt service coverage ratio, as calculated in accordance with the Pacific Design Center Whole Loan documents, is at least 1.72x, (ii) execution of a subordination and intercreditor agreement reasonably acceptable to the lender and substantially in the form attached to the Pacific Design Center Whole Loan, and (iii) receipt of a rating agency confirmation from each applicable rating agency.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 3 – 2 Executive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 3 – 2 Executive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 3 – 2 Executive
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$54,500,000	Title:	Fee
Cut-off Date Principal Balance:	$54,500,000	Property Type - Subtype(2):	Mixed Use – Office / Multifamily
% of Pool by IPB:	6.4%	Net Rentable Area (SF)(2):	290,922
Loan Purpose:	Refinance	Location:	Fort Lee, NJ
Borrower:	Fort Lee Office LLC	Year Built / Renovated:	1986 / 2020-2022
Borrower Sponsor:	Meyer Chetrit	Occupancy(2)(3):	94.9% (Comm.); 100.0% (MF)
Interest Rate:	6.21900%	Occupancy Date:	3/2/2023
Note Date:	3/8/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	4/6/2033	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$1,629,957 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(4):	$2,098,510 (12/31/2022)
Original Amortization:	None	UW Economic Occupancy:	94.6%
Amortization Type:	Interest Only	UW Revenues:	$8,025,169
Call Protection:	L(24),D(91),O(5)	UW Expenses:	$2,951,682
Lockbox / Cash Management:	Hard (Commercial), Soft (Multifamily) / In Place	UW NOI(4):	$5,073,487
Additional Debt:	No	UW NCF:	$4,912,940
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$84,000,000 / $289
Additional Debt Type:	N/A	Appraisal Date:	10/19/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$187
Taxes:	$436,112	$109,028	N/A	Maturity Date Loan / SF:	$187
Insurance:	$176,464	$15,977	N/A	Cut-off Date LTV:	64.9%
Replacement Reserves:	$200,000	$5,073	$301,360	Maturity Date LTV:	64.9%
TI/LC:	$1,725,000	Springing	N/A	UW NCF DSCR:	1.43x
Deferred Maintenance:	$22,550	$0	N/A	UW NOI Debt Yield:	9.3%
Primary Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$54,500,000	99.9%	Payoff Existing Debt	$46,490,200	85.2%
Sponsor Equity	67,249	0.1	Closing Costs(5)	5,516,924	10.1
			Upfront Reserves	2,560,126	4.7
Total Sources	$54,567,249	100.0%	Total Uses	$54,567,249	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The 2 Executive Property (as defined below) was originally constructed in 1986 as a nine-story office building that complemented a neighboring property known as 1 Executive (formerly a six-story office building). The two properties were previously collectively known as Fort Lee Executive Park. In 2008, an affiliate of the borrower sponsor acquired the two office properties for approximately $86.2 million. Since acquisition, the borrower sponsor has converted the office park into a mixed-use complex, with 1 Executive (non-collateral) serving as an entirely multifamily property and the 2 Executive Property serving as a mixed-use office and multifamily property. The repositioning of the 2 Executive Property involved keeping floors one through five as office space (totaling 199,354 square feet), given several in place long-term leases, and converting floors six through nine into 84 multifamily units. As of March 2, 2023, the office component (representing approximately 60.1% of underwritten gross potential rent) is 94.9% occupied and the multifamily component is 100.0% occupied.
(3)	Twenty of the 84 multifamily units are currently leased by Corporate Home US LLC. At origination, the borrower sponsor signed a springing master lease covering the 20 units being leased by Corporate Home US LLC that will spring in the event of a termination, cancellation or expiration of the respective Corporate Home US LLC lease for units at the 2 Executive Property. Occupancy assumes that the related 20 units are leased. Corporate Home US LLC signed two leases at the 2 Executive Property: (i) a 26-month lease running through April 30, 2025 for 10 units that pays approximately $36,071 per month and (ii) a 24-month lease running through November 30, 2024 for 10 units that pays approximately $37,153 per month.
(4)	Historical financials prior to 2021 are not available because the 2 Executive Property was undergoing renovation and repositioning from exclusively office space to mixed use office and multifamily. Historical NOI is lower than UW NOI due to the ongoing conversion of floors six through nine to 84 multifamily units between 2020 and 2022. The four floors were previously used as commercial space, which tenant leases were not renewed. The formerly leased spaces were held vacant, renovated, converted to multifamily use and subsequently leased up.
(5)	Closing Costs includes an interest rate buy-down equal to $3,700,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 2 Executive

The Loan. The 2 Executive mortgage loan has an outstanding principal balance as of the Cut-off Date of $54,500,000 (the “2 Executive Mortgage Loan”) and is secured by a first mortgage lien on the borrower’s fee interest in a 290,922 square foot mixed-use property located in Fort Lee, New Jersey (the “2 Executive Property”). The 2 Executive Mortgage Loan has a 10-year interest-only term.

The Property. The 2 Executive Property is a newly renovated nine-story, 290,922 square foot mixed-use building located in Fort Lee, New Jersey. The 2 Executive Property was originally constructed in 1986 as a nine-story office building that complemented the neighboring 1 Executive (formerly a six-story office building). The two were previously collectively known as Fort Lee Executive Park. In April 2008, an affiliate of the borrower sponsor acquired the two office assets for approximately $86.2 million. Since then, the borrower sponsor has transitioned the office park into a mixed-use complex, with 1 Executive (non-collateral) serving as an entirely multifamily property and the 2 Executive Property serving as a mixed-use office and multifamily property.

The repositioning of the 2 Executive Property involved keeping floors one through five as leased office space, given several in place long-term leases, and converting floors six through nine into 84 multifamily units. As of March 2, 2023, the office component (representing approximately 60.1% of underwritten gross potential rent) is 94.9% occupied and the multifamily component is 100.0% occupied. Major tenants at the 2 Executive Property include GSA – U.S. DOS (“U.S. DOS”) (35,872 square feet, 18.0% of commercial NRA) and Hudson Crossing Surgery (23,550 square feet, 11.8% of commercial NRA). Both major tenants have occupied the 2 Executive Property for over nine years. There is also a fitness tenant, Retro Fitness, occupying 19,924 square feet (10.0% of commercial NRA), who recently extended their lease through 2038.

The recently completed multifamily units offer an average unit size of 1,090 square feet, newly finished kitchens and flooring, and natural light given the location on floors six through nine. Community amenities include a lounge area, a game room and storage units on each floor.

The borrower sponsor has already repositioned and stabilized the adjacent 1 Executive property. The 1 Executive property contains 123 multifamily units and amenities such as a fitness center, a golf simulator, a rooftop lounge with a putting green, a movie room, a yoga/spin room, a tenant lounge with two full sized billiards tables, and concierge service.

Twenty of the 84 multifamily units are currently leased by Corporate Home US LLC, a third party furnished housing provider. At origination, the borrower sponsor signed a springing master lease covering the 20 units being leased by Corporate Home US LLC that will spring in the event of a termination, cancellation or expiration of the respective Corporate Home US LLC lease for units at the 2 Executive Property. Occupancy assumes that the related 20 units are leased. Corporate Home US LLC signed two leases at the 2 Executive Property: (i) a 26-month lease running through April 30, 2025 for 10 units that pays approximately $36,071 per month; and (ii) a 24-month lease running through November 30, 2024 for 10 units that pays approximately $37,153 per month.

Major Tenants.

U.S. DOS (35,872 square feet; 18.0% of commercial NRA; 22.1% of underwritten commercial base rent). The 2 Executive Property is one of eight national field offices for the largest tenant, U.S. DOS. Their office has approximately 140 diplomatic security special agents and investigators that are responsible for investigating any fraudulent use of U.S. passports or visas. Their Fort Lee office is responsible for covering Connecticut, New Jersey, New York and Pennsylvania. This field office is also tasked with providing protective security to certain high-level foreign dignitaries when they are in the United States. Specifically, the field office assists in security preparations for the annual United Nations General Assembly meeting held every September at the United Nations Headquarters in Manhattan. U.S. DOS has been a tenant at the 2 Executive Property since 2013, has a current lease expiration date in October 2028 and has no lease renewal options remaining. U.S. DOS exercised a five-year renewal option in October 2022. U.S. DOS may terminate its lease at any time after October 10, 2027 with 90 days’ written notice.

Hudson Crossing Surgery (23,550 square feet; 11.8% of commercial NRA; 14.8% of underwritten commercial base rent). Since 2005, Hudson Crossing Surgery has provided same-day surgery to over 60,000 patients. Their Board-Certified surgeons have received advanced specialty training in ENT, Gynecology, Neurology, Ophthalmology, Orthopedics and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 2 Executive

Spine, Pain Management, Plastic Surgery, Podiatry, General Surgery, Oral Surgery and Urology as well as Pediatric Ophthalmology and Urology. Hudson Crossing Surgery has been at the 2 Executive Property since 2004, has a current lease expiration date in July 2027 and has two five-year lease renewal options remaining. Hudson Crossing Surgery has no termination options.

Nadri Inc (22,227 square feet; 11.1% of commercial NRA; 11.9% of underwritten commercial base rent). Nadri Inc is a jewelry manufacturer and retailer. Nadri Inc has been at the 2 Executive Property since 2011, has a current lease expiration date in May 2027 and has two five-year renewal options remaining. Nadri Inc expanded its footprint at the 2 Executive Property twice, once in 2013 and again in 2016. Nadri Inc has no termination options.

Environmental. According to the Phase I environmental assessment dated October 20, 2022, there was no evidence of any recognized environmental conditions at the 2 Executive Property.

Historical and Current Occupancy(1)
1/1/2020	1/1/2021	1/1/2022	Current(2)
88.1%	88.1%	93.9%	94.9%
(1)	Historical Occupancy reflects commercial occupancy based on the net rentable area of floors one through five. Historical Occupancy does not include the multifamily space, which was formerly commercial space that was not renewed (and was being converted to multifamily space between 2020-2022).
(2)	Current Occupancy is as of March 2, 2023 and reflects the commercial space occupancy. The multifamily component is 100.0% leased as of March 2, 2023.
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
U.S. DOS(3)	Aaa / AA+ / AAA	35,872	18.0%	$26.68	$957,198	22.1%	10/9/2028
Hudson Crossing Surgery(4)	NR / NR / NR	23,550	11.8	$27.25	641,738	14.8	7/31/2027
Nadri Inc(5)	NR / NR / NR	22,227	11.1	$23.25	516,778	11.9	5/31/2027
Retro Fitness(6)	NR / NR / NR	19,924	10.0	$16.75	333,731	7.7	11/9/2038
Couristan Inc.	NR / NR / NR	16,700	8.4	$14.97	250,000	5.8	12/31/2023
Lightbridge Academy(7)	NR / NR / NR	13,690	6.9	$10.17	139,163	3.2	2/15/2027
Fieldwork East Inc	NR / NR / NR	11,798	5.9	$31.50	371,637	8.6	11/30/2030
Kinderhook Partners LLC(8)	NR / NR / NR	3,263	1.6	$22.43	73,200	1.7	3/31/2025
Edge Wellness and Physical Therapy, LLC(9)	NR / NR / NR	3,225	1.6	$10.00	32,250	0.7	8/1/2026
Sela Realty Investments	NR / NR / NR	2,994	1.5	$25.00	74,850	1.7	6/30/2027
Top Ten Tenants		153,243	76.9%	$22.13	$3,390,544	78.4%

Non Top Ten Tenants		35,863	18.0%	$26.11	$936,542	21.6%

Occupied Collateral Total / Wtd. Avg.		189,106	94.9%	$22.88	$4,327,087	100.0%

Vacant Space		10,248	5.1%

Collateral Total		199,354	100.0%

(1)	Based on the underwritten rent roll dated March 2, 2023. UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps of approximately $153,739 through February 2024.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	U.S. DOS may terminate its lease at any time after October 10, 2027 with 90 days’ written notice.
(4)	Hudson Crossing Surgery has two five-year lease renewal options remaining.
(5)	Nadri Inc has two five-year lease renewal options remaining.
(6)	Retro Fitness has two five-year lease renewal options remaining.
(7)	Lightbridge Academy has two five-year lease renewal options remaining.
(8)	Kinderhook Partners LLC has one one-year lease renewal option remaining.
(9)	Edge Wellness and Physical Therapy, LLC has two five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 2 Executive
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	10,248	5.1%	NAP	NA	P	10,248	5.1%	NAP	NAP
2023 & MTM(3)	7	26,127	13.1	$425,553	9.8%		36,375	18.2%	$425,553	9.8%
2024	8	7,419	3.7	306,744	7.1		43,794	22.0%	$732,297	16.9%
2025	10	15,987	8.0	401,517	9.3		59,781	30.0%	$1,133,814	26.2%
2026	5	8,251	4.1	158,178	3.7		68,032	34.1%	$1,291,992	29.9%
2027	4	62,461	31.3	1,372,529	31.7		130,493	65.5%	$2,664,521	61.6%
2028	1	35,872	18.0	957,198	22.1		166,365	83.5%	$3,621,719	83.7%
2029	0	0	0.0	0	0.0		166,365	83.5%	$3,621,719	83.7%
2030	1	11,798	5.9	371,637	8.6		178,163	89.4%	$3,993,356	92.3%
2031	0	0	0.0	0	0.0		178,163	89.4%	$3,993,356	92.3%
2032	0	0	0.0	0	0.0		178,163	89.4%	$3,993,356	92.3%
2033	0	0	0.0	0	0.0		178,163	89.4%	$3,993,356	92.3%
2034 & Beyond(4)	2	21,191	10.6	333,731	7.7		199,354	100.0%	$4,327,087	100.0%
Total	38	199,354	100.0%	$4,327,087	100.0%
(1)	Based on the underwritten rent roll dated March 2, 2023. UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps of approximately $153,739 through February 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Includes a 2,472 square foot café.
(4)	Includes a 1,267 square foot management office.

The following table presents detailed information with respect to the multifamily units at the 2 Executive Property:

Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF) (1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	8	9.5%	667	$1,898	$2.84	$1,900	$2.85
1 BR / 1 BA(3)	48	57.1	980	$2,716	$2.77	$2,700	$2.76
2 BR / 2 BA(3)	28	33.3	1,400	$3,827	$2.73	$3,800	$2.71
Total/Wtd. Avg.	84	100.0%	1,090	$3,008	$2.76	$2,990	$2.74
(1)	Based on the underwritten rent roll dated March 2, 2023.
(2)	Source: Appraisal.
(3)	Corporate Home US LLC leases six 1 BR / 1 BA units at an average monthly rent of $2,858 ($2.92 per SF) and 14 2 BR / 2 BA units at an average monthly rent of $4,005 ($2.86 per SF).

The Market. The 2 Executive Property is located in Fort Lee, New Jersey. The 2 Executive Property is situated less than one mile from the George Washington Bridge, which provides tenants access to Manhattan. Additionally, three bus stops are located within half a mile from the 2 Executive Property with routes to the north, south and west. According to the appraisal, the 2 Executive Property is located in the GW Bridge office and Bergen County Waterfront multifamily submarkets within the New York office and multifamily markets. According to the appraisal, the GW Bridge office submarket had a vacancy rate of approximately 9.5% and quoted rental rates of $30.60 per square foot as of the third quarter of 2022. Additionally, according to the appraisal, the Bergen County Waterfront multifamily submarket had a vacancy rate of approximately 2.4% and average asking rents of $2,978 per unit as of the third quarter of 2022. Within a one-, three- and five-mile radius of the 2 Executive Property, the estimated 2022 population is 30,252, 405,035 and 1,653,500, respectively. Within the same radii, the estimated 2022 average annual household income is $120,221, $98,330 and $80,885, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 2 Executive

The following table presents certain information relating to comparable multifamily rental properties to the 2 Executive Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
2 Executive(2) 2 Executive Drive Fort Lee, NJ	1986 / 2020-2022	100.0%	84	Studio 1BR / 1BA 2BR / 2BA	667 980 1,400	$2.84 $2.77 $2.73	$1,898 $2,716 $3,827
The Sterling 2055 Center Avenue Fort Lee, NJ	1966 / N/A	99.0%	128	Studio 1BR / 1BA 2BR / 2BA	543 838 1,156	$3.87 $2.91 $2.69	$2,103 $2,439 $3,110
Mediterranean House 505 North Avenue Fort Lee, NJ	1979 / N/A	99.0%	305	1BR / 1BA	650	$2.53	$1,642
The Point at Fort Lee 900 Crest Lane Fort Lee, NJ	1999 / N/A	96.0%	351	1BR / 1BA 2BR / 2BA	1,203 1,203	$2.76 $2.58	$2,338 $3,110
Hudson Lights at Fort Lee 2030 Hudson Street Fort Lee, NJ	2016 / N/A	86.0%	276	Studio 1BR / 1BA 2BR / 2BA	667 778 1,361	$3.75 $5.15 $3.25	$2,499 $4,004 $4,428
Le Cross House Condominium 185 Bridge Plaza North Fort Lee, NJ	1989 / N/A	98.0%	82	Studio 1BR / 1BA	560 822	$2.71 $2.40	$1,517 $1,976
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 2, 2023.

The following table presents certain information relating to comparable office leases for the office portion of the 2 Executive Property:

Comparable Leases Summary(1)
Property Name/Location	Year Built / Renovated	Occupancy	Total NRA (SF)	Distance from Subject	Tenant Name	Lease Date/Term (Mos.)	Lease Area (SF)	Annual Base Rent PSF	Lease Type
2 Executive 2 Executive Drive Fort Lee, NJ	1986 / 2020-2022	94.9%	199,354	-	-	-	-	$22.88	Base Yr. + Electric
2050 Center Avenue Fort Lee, NJ	1980 / N/A	74.0%	90,000	1.3 miles	PJP Installers	Jul. 2022 / 24	2,290	$27.00	Base Yr. + Electric
375 Sylvan Avenue Englewood Cliffs, NJ	1967 / N/A	97.0%	65,235	2.1 miles	Confidential	May 2022 / 60	1,261	$23.00	Base Yr. + Electric
2160 North Central Road Fort Lee, NJ	1988 / N/A	88.0%	50,000	0.8 miles	Confidential	Apr. 2022 / 60	1,871	$24.00	Base Yr. + Electric
222 Bruce Reynolds Boulevard Fort Lee, NJ	1973 / N/A	64.0%	126,000	0.5 miles	Confidential	Mar. 2022 / 60	8,000	$27.00	Base Yr. + Electric
(1)	Source: Appraisal, except for the 2 Executive Property, which information is based on the underwritten rent roll dated March 2, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 2 Executive
Operating History and Underwritten Net Cash Flow(1)
	2021(1)	2022(1)	Underwritten(2)	Per SF	%(3)
Gross Potential Rent – Commercial	$3,528,952	$3,909,696	$4,622,287	$15.89	55.5%
Gross Potential Rent – Multifamily	0	278,313	3,032,216	10.42	36.4
Commercial Reimbursements	605,863	632,508	677,477	2.33	8.1
Net Rental Income	$4,134,816	$4,820,517	$8,331,980	$28.64	100.0%
Other Income	26,342	25,630	140,000	0.48	1.7
(Commercial Vacancy/Credit Loss)	0	0	(295,200)	(1.01)	(3.5)
(Multifamily Vacancy/Credit Loss)	0	0	(151,611)	(0.52)	(1.8)
Effective Gross Income	$4,161,157	$4,846,147	$8,025,169	$27.59	96.3%

Total Expenses	$2,531,201	$2,747,637	$2,951,682	$10.15	36.8%

Net Operating Income	$1,629,957	$2,098,510	$5,073,487	$17.44	63.2%

Total TI/LC, Capex/RR	0	0	160,548	0.55	2.0

Net Cash Flow	$1,629,957	$2,098,510	$4,912,940	$16.89	61.2%
(1)	Historical financials prior to 2021 are not available because the 2 Executive Property was undergoing renovation and repositioning from exclusively office space to mixed use office and multifamily. Net Operating Income for 2021 and 2022 is lower than Underwritten due to the ongoing conversion of floors six through nine to 84 multifamily units.
(2)	Based on the underwritten rent roll dated March 2, 2023 with rent steps through February 2024 totaling $153,739.
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Borrower. The borrower is Fort Lee Office LLC, a Delaware limited liability company and special purpose entity with two independent directors. A non-consolidation opinion was provided in connection with the origination of the 2 Executive Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and guarantor is Meyer Chetrit. Meyer Chetrit is a repeat CMBS sponsor and local real estate owner and operator. He is a principal of the Chetrit Group, a privately-held New York City real estate development firm controlled by four brothers: Joseph Chetrit; Meyer Chetrit; Jacob Chetrit; and Juda Chetrit. The Chetrit Group, which is headquartered in Manhattan, operates a portfolio of over 14.0 million square feet across New York, Chicago, Miami, Los Angeles and foreign countries. Including the original purchase price, construction and leasing costs, prior financing costs, carry and soft costs, as well as the upfront reserves and closing costs in connection with the origination of the 2 Executive Mortgage Loan, the borrower sponsor’s cost basis in the 2 Executive Property is approximately $77.97 million. The borrower sponsor has sponsored loans, unrelated to the 2 Executive Property, which have experienced defaults and been the subject of lender enforcement proceedings. See “Description of the Mortgage Pool—Loan Purpose; Default History; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 2 Executive Property is managed by Plaza Management USA INC.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $436,112 for real estate taxes, approximately $176,464 for insurance premiums, $1,725,000 for general tenant improvements and leasing commissions, $200,000 for recurring replacements and $22,550 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to $109,028.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $15,977.

Replacement Reserves – On a monthly basis, the borrower is required to escrow $5,073 for replacement reserves subject to a cap of $301,360.

TI/LC Reserves – On a monthly basis, the borrower is required to escrow approximately $8,307 for tenant improvement and leasing commission reserves if at any time the balance in the TI/LC reserve falls below $500,000. The borrower deposited $1,725,000 at origination of the 2 Executive Mortgage Loan and is not currently required to make monthly deposits in the TI/LC reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 2 Executive

Lockbox / Cash Management. The 2 Executive Mortgage Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for multifamily tenants, and in place cash management. The borrower is required to deposit all rents collected from residential tenants into the lockbox account within three business days of receipt. The borrower is required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrower is required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the 2 Executive Mortgage Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the 2 Executive Mortgage Loan documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the 2 Executive Mortgage Loan, other amounts payable to the lender under the 2 Executive Mortgage Loan, operating expenses and extraordinary expenses reflected in the annual budget or otherwise approved by lender, with the remaining funds in the cash management account to be disbursed to the borrowers unless a 2 Executive Cash Trap Period (as defined below) is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control as additional collateral for the 2 Executive Mortgage Loan (unless the 2 Executive Cash Trap Period is solely a Primary Tenant Cash Trap Period (as defined below), all excess cash flow will be transferred to a reserve for tenant improvement and leasing commissions related to extending the lease of the applicable Primary Tenant (as defined below) for the related Primary Tenant space or putting a replacement tenant in the related Primary Tenant space (the “Primary Tenant Space Reserve”); provided, however, if the Primary Tenant Cash Trap Period is a Primary Tenant Non-Renewal Trigger (as defined below), the borrower will be required to make a deposit in the amount of $133,175 per month into the Primary Tenant Space Reserve and all excess cash flow, if any, will be disbursed to the borrower), and released to the borrower when the 2 Executive Cash Trap Period ends. Upon an event of default under the 2 Executive Mortgage Loan documents, the lender will apply funds in such priority as it may determine.

A “2 Executive Cash Trap Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the 2 Executive Mortgage Loan documents; (ii) the occurrence of any bankruptcy action of the borrower, principal, guarantor or manager, (iii) the date on which the debt service coverage ratio based on the trailing 12-month period is less than 1.30x; or (iv) the occurrence of a Primary Tenant Cash Trap Period (as defined below).

A 2 Executive Cash Trap Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (iii), upon the debt service coverage ratio based on the trailing 12-month period being at least 1.35x for at least two consecutive calendar quarters; and (c) with regard to clause (iv), the Primary Tenant Cash Trap Period is cured in accordance with the 2 Executive Mortgage Loan documents.

A “Primary Tenant Cash Trap Period” will commence upon the date on which: (i) a Primary Tenant fails to renew or extend the term of its lease, on terms and conditions reasonably acceptable to the lender and in accordance with the terms of the 2 Executive Mortgage Loan including, without limitation, for a term of no less than five years (or as otherwise approved by the lender), prior to the date that is 12 months prior to its lease expiration (a “Primary Tenant Non-Renewal Trigger”), (ii) a default by such Primary Tenant occurs (beyond any applicable notice and cure period) under its lease, (iii) a Primary Tenant goes dark, vacates or otherwise fails to occupy or otherwise ceases operations at its space, or fails to be open for business at the 2 Executive Property during customary hours, or gives notice of its intent to commence any of the foregoing, if such Primary Tenant no longer maintains a credit rating of “BBB-” or better by S&P and Fitch and “Baa3” or better by Moody’s, (iv) a Primary Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding, (v) a Primary Tenant sublets any portion of its leased space without the lender’s consent or (vi) a Primary Tenant terminates its lease or gives notice of its intent to terminate its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 3 – 2 Executive

A Primary Tenant Cash Trap Period will terminate: (a) with regard to clause (i), if the related Primary Tenant has extended its lease for at least five years and on terms acceptable to the lender, and the lender has received an estoppel certificate confirming that all tenant improvements and leasing commissions have been paid by the borrower (and the lender has determined that the DSCR is at least 1.45x); (b) with regard to clause (ii), upon the related Primary Tenant curing such default and no other default is continuing for six consecutive months; (c) with regard to clause (iii), upon the related Primary Tenant rescinding such notice and/or resuming its customary business operations at its leased space for at least three consecutive calendar months; (d) with regard to clause (iv), when the lease for the related Primary Tenant is assumed or affirmed in such proceeding and the related Primary Tenant, among other things, is discharged from bankruptcy such that no proceedings are ongoing; and (e) with regard to clause (vi), the related Primary Tenant has rescinded such notice to terminate or cancel its lease. A Primary Tenant Cash Trap Period will also terminate in the event that a Primary Tenant Re-Tenanting Event (as defined below) has occurred.

A “Primary Tenant Re-Tenanting Event” means that: (i) the related Primary Tenant space is leased pursuant to a replacement lease (or leases) for a term of at least five years and on terms acceptable to the lender for the related space (such new lease need only cover 80% of the related premises if at the time of such Primary Tenant Re-Tenanting Event, the DSCR is at least 1.40x); (ii) that each such Primary Tenant is in occupancy of its premises and open for business and (iii) that all tenant improvement costs and leasing commissions provided in each such replacement lease have been paid, and the lender has received a reasonably satisfactory estoppel certificate from each such replacement tenant affirming the foregoing.

A “Primary Tenant” means individually and collectively as the context may require, U.S. DOS and Hudson Crossing Surgery, their respective successors and assigns, and any replacement tenant that enters into a lease for any portion of space at the 2 Executive Property currently leased to the foregoing tenants.

Subordinate and Mezzanine Debt. None.

Partial Release. Provided that no event of default exists, but not during the period beginning 60 days prior to a securitization and ending 60 days following a securitization, the lender is required to permit the release of the adjacent parking garage (the “Release Parcel”) as collateral for the 2 Executive Mortgage Loan, provided that the following conditions, among others, are satisfied: (i) the lender receives satisfactory evidence that the remainder of the 2 Executive Property constitutes (x) a legally subdivided parcel and (y) a separate tax parcel, following the transfer of the Release Parcel therefrom, and the title company issues an endorsement to the lender’s title policy to such effect; (ii) the lender receives satisfactory evidence that the improvements on the remainder of the 2 Executive Property complies with each of the reciprocal easement agreements affecting the 2 Executive Property; (iii) the borrower records an approved REA for the Release Parcel in the appropriate land records; (iv) the remainder of the 2 Executive Property and all building improvements thereon will continue to comply with all applicable laws following the transfer of the Release Parcel therefrom, including, without limitation, building density, setback, parking and other applicable zoning requirements; (v) upon the release of the Release Parcel from the lien of the lender’s mortgage, title to the Release Parcel will be transferred to a person or entity other than the borrower or any SPE owner of the borrower; and (vi) such release of the Release Parcel is in compliance of any and all REMIC requirements.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Gloucester Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays, SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type–- Subtype:	Retail – Outlet Center
% of IPB:	5.9%	Net Rentable Area (SF):	378,515
Loan Purpose:	Refinance	Location:	Blackwood, NJ
Borrower:	Gloucester Premium Outlets, LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(4):	89.8%
Interest Rate:	6.12400%	Occupancy Date:	12/19/2022
Note Date:	2/3/2023	4th Most Recent NOI (As of)(5):	$12,542,389 (12/31/2019)
Maturity Date:	3/1/2033	3rd Most Recent NOI (As of)(5):	$9,669,364 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$10,789,634 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$10,591,093 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	78.9%
Amortization Type:	Interest Only	UW Revenues:	$18,425,444
Call Protection(2):	L(25),D(89),O(6)	UW Expenses:	$6,960,965
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$11,464,479
Additional Debt(1):	Yes	UW NCF:	$10,821,004
Additional Debt Balance(1):	$25,000,000	Appraised Value / Per SF:	$145,900,000 / $385
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/17/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$198
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$198
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	51.4%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.32x
				UW NOI Debt Yield:	15.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$75,000,000	86.9%	Loan Payoff	$85,407,237	99.0%
Borrower Sponsor Equity	11,269,500	13.1	Closing Costs	862,263	1.0
Total Sources	$86,269,500	100.0%	Total Uses	$86,269,500	100.0%
(1)	The Gloucester Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes totaling $75.0 million (the “Gloucester Premium Outlets Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the Gloucester Premium Outlets Whole Loan.
(2)	The borrower has the option to defease the Gloucester Premium Outlets Whole Loan in full, but not in part, at any time after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) April 1, 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer. If any pari passu note is not securitized by April 1, 2026 and the date that is two years from the securitization of the last note has not passed, the borrower may prepay such non-securitized note(s) (provided such prepayment will include a yield maintenance premium) in whole, but not in part, in conjunction with the defeasance of any securitized pari passu note(s).
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Occupancy includes temporary tenants. As of December 19, 2022, the Gloucester Premium Outlets Property was 77.5% leased excluding temporary tenants.
(5)	The decrease in 4th Most Recent NOI to 3rd Most Recent NOI is due to the impact of the COVID-19 pandemic on the retail sector and the Gloucester Premium Outlets Property (as defined below).

The Loan. The Gloucester Premium Outlets mortgage loan (the “Gloucester Premium Outlets Mortgage Loan”) is part of the Gloucester Premium Outlets Whole Loan with an original principal balance of $75,000,000. The Gloucester Premium Outlets Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in an outlet center located in Blackwood, New Jersey totaling 378,515 square feet (the “Gloucester Premium Outlets Property”). The Gloucester Premium Outlets Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.12400% per annum. The Gloucester Premium Outlets Whole Loan has a 10-year term, is interest-only for the full term of the loan and accrues interest on an Actual/360

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Gloucester Premium Outlets

basis. The controlling Note A-1-1 and non-controlling Note A-2-1, with an aggregate original principal balance of $50,000,000, will be included in the BBCMS 2023-C19 securitization trust. The remaining notes are currently held by affiliates of Barclays and SGFC and are expected to be contributed to one or more future securitization trusts. The Gloucester Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$36,666,667	$36,666,667	BBCMS 2023-C19	Yes
Note A-1-2(1)	$18,333,333	$18,333,333	Barclays	No
Note A-2-1	$13,333,333	$13,333,333	BBCMS 2023-C19	No
Note A-2-2(1)	$6,666,667	$6,666,667	SGFC	No
Whole Loan	$75,000,000	$75,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Gloucester Premium Outlets Property consists of a 378,515 square foot retail outlet center situated on approximately 59.3 acres in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. The Gloucester Premium Outlets Property was built in 2015 as an open-air shopping center. There are 1,942 parking spaces (resulting in a ratio of approximately 5.1 spaces per 1,000 square feet) at the Gloucester Premium Outlets Property. As of December 19, 2022, the Gloucester Premium Outlets Property was 89.8% leased including temporary tenants and 77.5% leased excluding temporary tenants. The largest tenants at the Gloucester Premium Outlets Property are Nike Unite, Old Navy, Polo Ralph Lauren and Under Armour with the remaining space leased to various national and local tenants, such as Gap Outlet, Columbia Sportswear Company, Banana Republic Factory, Express Factory Outlet and Tommy Hilfiger. Sales on the majority of clothing and footwear purchases are tax-free. Based on the trailing 12 months ending in December 2022, the Gloucester Premium Outlets Property had total sales per square foot of $514 with an occupancy cost of 9.8% and comparable in-line sales for tenants less than 10,000 square feet of $470 per square foot with an occupancy cost of 11.2%.

Major Tenants.

Nike Unite (15,000 square feet; 4.0% of NRA; 3.3% of underwritten base rent). Nike Unite is an affiliate of Nike Inc., an American multinational corporation that is engaged in the design, development, manufacturing and worldwide marketing and sales of footwear, apparel, equipment, accessories and services. According to the borrower sponsor, the Nike Unite location at the Gloucester Premium Outlets Property had approximately $14.3 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $953 and an occupancy cost of 4.8%. Nike Unite’s sales have grown by 8.0% compared to pre-COVID year end 2019 sales. Nike Unite has been in occupancy at the Gloucester Premium Outlets Property since it opened in 2015, has a lease expiration date in January 2026 and has one five-year renewal option.

Old Navy (14,004 square feet; 3.7% of NRA; 4.2% of underwritten base rent). Old Navy is an American clothing and accessories retailing company owned by Gap Inc. offering affordable apparel options for adults, children and babies. Old Navy commenced its current lease at the Gloucester Premium Outlets Property in November 2022, which includes an approximately 4,000 square foot expansion on their previous space. The Old Navy location at the Gloucester Premium Outlets Property had approximately $5.6 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $397 and an occupancy cost of 13.3%. Old Navy’s lease has an expiration date in January 2031.

Polo Ralph Lauren (12,176 square feet; 3.2% of NRA; 1.9% of underwritten base rent). Polo Ralph Lauren is an American fashion company, offering products from the mid-range to luxury segments. The Polo Ralph Lauren location at the Gloucester Premium Outlets Property had approximately $6.2 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $513 and an occupancy cost of 3.8%. Polo Ralph Lauren’s lease has an expiration date in November 2030, and it has four five-year renewal options remaining. Polo Ralph Lauren is the only tenant at the Gloucester Premium Outlets Property that pays percent-in-lieu rent, representing 3.0% of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Gloucester Premium Outlets

its sales up to and including $750 per square feet of its net rentable area and for the remainder of the same lease year, 2.0% of its sales.

Under Armour (11,503 square feet; 3.0% of NRA; 3.6% of underwritten base rent). Under Armour is an American sports equipment company that manufactures footwear, sports and casual apparel. The Under Armour location at the Gloucester Premium Outlets Property had approximately $9.0 million in sales based on the trailing 12 months ending in December 2022, resulting in sales per square foot of approximately $784 and an occupancy cost of 7.1%. Under Armour has been a tenant at the Gloucester Premium Outlets Property since August 2015 and has a lease expiration in August 2025.

Environmental. According to the Phase I environmental assessment dated January 10, 2023, there was no evidence of any recognized environmental conditions at the Gloucester Premium Outlets Property.

Historical and Current Occupancy(1)
2019	2020(2)	2021(2)	Current(3)
87.0%	89.0%	86.0%	89.8%
(1)	Historical Occupancies are as of December 31 of each respective year and reflects occupancy including temporary tenants.
(2)	The decrease in occupancy from 2020 to 2021 is due to certain tenants exercising termination options during the COVID-19 pandemic.
(3)	Current Occupancy is as of December 19, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date	Sales PSF(4)	Occupancy Cost(4)
Nike Unite(5)	A1/AA-/NR	15,000	4.0%	$21.09	$316,348	3.3%	1/31/2026	$953	4.8%
Old Navy	Ba3/BB/NR	14,004	3.7	$28.71	402,055	4.2	1/31/2031	$397	13.3%
Polo Ralph Lauren(6)(7)	A3/A-/NR	12,176	3.2	$15.39	187,389	1.9	11/30/2030	$513	3.8%
Under Armour	Ba3/BB/NR	11,503	3.0	$29.94	344,409	3.6	8/31/2025	$784	7.1%
Gap Outlet	Ba3/BB/NR	8,575	2.3	$29.28	251,076	2.6	1/31/2026	$392	14.1%
Columbia Sportswear Company	NR/NR/NR	8,327	2.2	$35.47	295,359	3.1	1/31/2026	$468	14.1%
Banana Republic Factory	Ba3/BB/NR	8,160	2.2	$29.28	238,925	2.5	1/31/2026	$424	13.1%
Express Factory Outlet	NR/NR/NR	7,851	2.1	$34.84	273,499	2.8	1/31/2026	$626	10.1%
Tommy Hilfiger	NR/NR/NR	7,847	2.1	$31.04	243,571	2.5	8/31/2025	$307	19.3%
J. Crew Factory Store	NR/NR/NR	7,500	2.0	$25.33	190,000	2.0	1/31/2024	$280	14.2%
Major Tenants		100,943	26.7%	$27.17	$2,742,630	28.3%
Other Tenants(8)		238,953	63.1%	$29.05	$6,940,739	71.7%
Occupied Collateral Total		339,896	89.8%	$28.49	$9,683,369	100.0%
Vacant Space		38,619	10.2%
Collateral Total		378,515	100.0%

(1)	Based on underwritten rent roll dated December 19, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through January 2024.
(4)	Sales PSF and Occupancy Cost are based on sales from the trailing 12 months ending in December 2022.
(5)	Nike Unite has one, five-year renewal option.
(6)	Polo Ralph Lauren has four, five-year renewal options.
(7)	Polo Ralph Lauren percent in lieu rent underwritten to the borrower sponsor provided rent roll dated December 19, 2022, borrower sponsor provided sales data and contractual lease terms.
(8)	Other Tenants includes temporary tenants. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets
Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	38,619	10.2%	NAP	NA	P	38,619	10.2%	NAP	NAP
2023 & MTM(3)	17	51,649	13.6	$709,409	7.3%		90,268	23.8%	$709,409	7.3%
2024	8	30,182	8.0	841,919	8.7		120,450	31.8%	$1,551,327	16.0%
2025	28	107,726	28.5	4,001,031	41.3		228,176	60.3%	$5,552,358	57.3%
2026	17	92,400	24.4	2,634,658	27.2		320,576	84.7%	$8,187,016	84.5%
2027	2	9,496	2.5	264,261	2.7		330,072	87.2%	$8,451,277	87.3%
2028	1	1,522	0.4	50,241	0.5		331,594	87.6%	$8,501,518	87.8%
2029	3	8,161	2.2	256,498	2.6		339,755	89.8%	$8,758,017	90.4%
2030	1	12,176	3.2	187,389	1.9		351,931	93.0%	$8,945,405	92.4%
2031	4	26,584	7.0	737,963	7.6		378,515	100.0%	$9,683,369	100.0%
2032	0	0	0.0	0	0.0		378,515	100.0%	$9,683,369	100.0%
2033	0	0	0.0	0	0.0		378,515	100.0%	$9,683,369	100.0%
2034 & Beyond	0	0	0.0	0	0.0		378,515	100.0%	$9,683,369	100.0%
Total	81	378,515	100.0%	$9,683,369	100.0%
(1)	Based on the underwritten rent roll dated December 19, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through January 2024 and percent in lieu rent for Polo Ralph Lauren. Percent in lieu rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(3)	2023 & MTM include temporary tenants totaling 46,659 SF. Excluding temporary tenants, the Gloucester Premium Outlets Property was 77.5% occupied as of December 19, 2022.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,183,114	$8,927,455	$8,145,082	$8,351,073	$8,810,287	$23.28	38.4%
Contractual Rent Steps(3)	0	0	0	0	111,693	0.30	0.5
Percent in Lieu Rent(4)	741,041	318,858	237,108	204,170	187,389	0.50	0.8
Overage Rent	662,121	200,935	1,964,039	1,825,251	1,424,175	3.76	6.2
Temporary Tenant Rent	492,686	447,588	638,306	564,360	574,000	1.52	2.5
Vacant Income	0	0	0	0	4,837,836	12.78	21.1
Gross Potential Rent	$11,078,962	$9,894,836	$10,984,535	$10,944,854	$15,945,380	$42.13	69.5%
Total Reimbursements	7,236,956	6,661,768	6,067,245	6,182,830	6,984,900	18.45	30.5
Net Rental Income	$18,315,918	$16,556,604	$17,051,780	$17,127,684	$22,930,280	$60.58	100.0%
Other Income	399,727	297,045	355,043	367,894	333,000	0.88	1.5
(Vacancy/Credit Loss)	(175,669)	(1,473,798)	79,044	(65,341)	(4,837,836)	(12.78)	(21.1)
Effective Gross Income	$18,539,976	$15,379,851	$17,485,867	$17,430,237	$18,425,444	$48.68	80.4%

Total Expenses	$5,997,587	$5,710,487	$6,696,233	$6,839,144	$6,960,965	$18.39	37.8%

Net Operating Income(5)	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$11,464,479	$30.29	62.2%

Total TI/LC, Capex/RR	0	0	0	0	643,476	1.70	3.5

Net Cash Flow	$12,542,389	$9,669,364	$10,789,634	$10,591,093	$10,821,004	$28.59	58.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps through January 2024.
(4)	Percent in Lieu Rent represents 3.0% of the trailing 12-month December 2022 sales for Polo Ralph Lauren up to and including $750 per square foot of its net rentable area, and for the remaining lease year thereafter, 2.0% of sales.
(5)	The decrease in Net Operating Income from 2019 to 2020 is primarily driven by the impact of the COVID-19 pandemic on the retail sector.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets

The Market. The Gloucester Premium Outlets Property is located in Blackwood, New Jersey, approximately 15 miles southeast of Philadelphia and 45 miles northwest of Atlantic City. Blackwood is considered a suburban location within the Philadelphia core-based statistical area and the eighth largest metropolitan statistical area in the United States. The Gloucester Premium Outlet Property’s proximity to Route 168, Route 42, College Road and Zimmerman Road allows access to shoppers from the surrounding area as well as travelers between Philadelphia and Atlantic City. According to the appraisal, as of 2022, the population within a one-mile, two-mile and three-mile radius totaled 6,243, 31,301 and 78,222 people, respectively, and average household income for the same radii was $92,840, $105,074 and $103,762, respectively.

According to the appraisal, the Gloucester Premium Outlets Property is situated within the Philadelphia retail market and the Camden County retail submarket. As of the third quarter of 2022, the total inventory of the Philadelphia retail market was approximately 62.9 million square feet with an 11.0% vacancy rate and asking rents of $21.59 per square foot. For the same time period, the total inventory for the Camden County retail submarket was approximately 6.5 million square feet with a 17.3% vacancy rate and asking rents of $16.86 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets

The appraiser identified three properties that are primary competition and five properties that are secondary competition to the Gloucester Premium Outlets Property:

Competitive Shopping Centers(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Major Tenants	Sales PSF	Distance to Subject
Gloucester Premium Outlets 100, 200, 300, 400 and 600 Premium Outlets Drive Blackwood, NJ	2015	89.8%(2)	378,515(2)	Nike Unite Old Navy Polo Ralph Lauren Under% Armour	$514(3)	--
Primary Competition
Tanger Outlets The Walk 1931 Atlantic Avenue Atlantic City, NJ	2003	80.0%	491,000	H&M Nike Factory Outlet Old Navy Outlet Polo Ralph Lauren	$440	46.0 miles southeast
Jackson Premium Outlets 537 Monmouth Road Jackson, NJ	1997	96.0%	285,000	Banana Republic Crate & Barrel Under Armour Nike Polo Ralph Lauren	$390	52.0 miles northeast
Philadelphia Premium Outlets 18 Lightcap Road Pottstown, PA	2007	94.0%	555,000	Last Call Neiman Marcus Nike Factory Outlet Polo Ralph Lauren Columbia Sportswear	$555	52.0 miles northwest
Secondary Competition
Deptford Mall 1750 Deptford Center Road Depford, NJ	1975	95.0%	1,040,000	Boscov’s JC Penney Macy’s Dick’s Sporting Goods	$585	5.0 miles north
Voorhees Town Center 2120 Voorhees Town Center Voorhees, NJ	1970	70.0%	733,000	Boscov’s Vacant – Macy’s	$150	7.5 miles northeast
Cherry Hill Mall Route 38 & Haddonfield Road Cherry Hill, NJ	1961	96.0%	1,306,000	JC Penney Macy’s Nordstrom	$936	12.0 miles north
Moorestown Mall 400 Route 38 Moorestown, NJ	1963	88.0%	922,846	Boscov’s Cooper Health Care (future) Turn 7 Liquidations	$453	15.0 miles northeast
King of Prussia Mall 160 North Gulph Road King of Prussia, PA	1962/1981	97.0%	2,600,000	Bloomingdale’s Dick’s Sporting Goods Macy’s Neiman Marcus Nordstrom Primark	$930	30.0 miles northwest
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 19, 2022.
(3)	Based on sales information provided by the borrower sponsor as of year-end 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 4 – Gloucester Premium Outlets

The following table presents certain information relating to comparable sales for the Gloucester Premium Outlets Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Gloucester Premium Outlets Blackwood, NJ	NAP	378,515(2)	89.8%	(2)	NAP	NAP	NAP
Airport Square North Wales, PA	Sep-22	298,719	98.0%		$82,500,000	$276.18	$288.61
Upland Square Pottstown, PA	Aug-22	400,674(3)	90.0%		$85,700,000	$213.89	$274.31
Providence Town Center Collegeville, PA	Feb-22	759,945	92.0%		$161,750,000	$212.84	$313.41
The Outlet Shoppes at Atlanta Woodstock, GA	Dec-19	404,906	90.0%		$138,666,667	$342.47	$422.95
The Outlet Shoppes at El Paso Canutillo, TX	Aug-19	433,046	93.0%		$110,900,000	$256.09	$340.60
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated December 19, 2022.
(3)	The Upland Square sale was inclusive of 400,674 square feet of a larger 603,965 square foot property.

The Borrower. The borrower is Gloucester Premium Outlets, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Gloucester Premium Outlets Whole Loan. The non-recourse carve-out guarantor of the Gloucester Premium Outlets Whole Loan is Simon Property Group, L.P. (“SPG LP”). For so long as SPG LP or Simon Property Group, Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the original principal balance of the Gloucester Premium Outlets Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable out-of-pocket attorneys’ fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under the guaranty.

The Borrower Sponsor. The borrower sponsor is SPG LP. SPG LP is a real estate investment trust that owns, develops and manages premier shopping, dining, entertainment and mixed-use destinations. SPG LP is an S&P 100 company (NYSE: SPG) and is rated A3/A/A by Moody’s/S&P/Fitch. As of June 30, 2022, SPG LP owned or held an interest in 198 properties in the United States, including 94 malls, 69 premium outlet centers, six lifestyle centers and 29 other retail properties.

Property Management. The Gloucester Premium Outlets Property is managed by Simon Management Associates II, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves.

Tax Escrows – On a monthly basis after the occurrence of a Control Event (as defined below) or during a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments. In lieu of monthly deposits to the real estate tax reserve, the borrower is permitted to provide a letter of credit for such amounts.

Insurance Escrows – On a monthly basis after the occurrence of a Control Event, or during a Lockbox Event Period if the borrower has not provided satisfactory evidence to the lender that the Gloucester Premium Outlets Property is covered by a blanket insurance policy acceptable to the lender, the borrower is required to escrow 1/12th of the annual estimated insurance premium payments. In lieu of monthly deposits to the insurance reserve, the borrower is permitted to provide a letter of credit for such amounts.

Replacement Reserves – On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $7,886. In lieu of monthly deposits to the replacement reserve, the borrower is permitted to provide a letter of credit for such amounts.

TI/LC Reserves – On a monthly basis after the occurrence of Control Event or during a Lockbox Event Period, the borrower will be required to escrow $63,086. In lieu of monthly deposits to the TI/LC reserve, the borrower is permitted to provide a letter of credit for such amounts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 4 – Gloucester Premium Outlets

A “Control Event” will occur if SPG LP and/or Simon Property Group, Inc. does not own at least 50% of the direct or indirect interests in the borrower or does not control the borrower.

Lockbox / Cash Management. The Gloucester Premium Outlets Whole Loan requires a hard lockbox with springing cash management. The borrower has established a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly or in the event that the borrower or property manager receives such funds, will deposit all rents within two business days of receipt. Funds in the lockbox account, absent of a Lockbox Event Period, are required to be transferred weekly to a borrower operating account. Upon the occurrence of a Lockbox Event Period, the lender will establish a cash management account, to which, during the continuance of such Lockbox Event Period, all amounts in the lockbox account will be automatically transferred weekly for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and any amounts remaining to the excess cash flow reserve account.

A “Lockbox Event Period” will commence upon the earliest of (i) an event of default, (ii) bankruptcy action of the borrower, (iii) bankruptcy action of the manager if the manager is an affiliate of the borrower and provided the manager is not replaced within 60 days with a Qualified Manager (as defined below) and (iv) a Debt Yield Trigger Event (as defined below). A Lockbox Event Period will be cured upon, the borrower paying all of the lender’s reasonable out-of-pocket expenses incurred in connection with the termination of the Lockbox Event Period and with respect to clause (i), the cure of such event of default and with respect to clause (iii), if the borrower replaces the manager with a Qualified Manager within 60 days or the bankruptcy action of the manager is discharged within 90 days without any adverse consequences to the Gloucester Premium Outlets Property or the Gloucester Premium Outlets Whole Loan and with respect to clause (iv), the occurrence of a Debt Yield Trigger Event Cure (as defined below).

A “Qualified Manager” is (i) SPG LP and/or Simon Property Group, Inc. or an affiliate, (ii) a reputable and experienced professional management organization which (a) is not subject to any bankruptcy proceeding, (b) manages, together with its affiliates, (x) at least seven shopping centers of at least 400,000 square feet of gross leasable area and (y) retail properties and shopping centers other than the Gloucester Premium Outlets Property totaling at least 3.0 million square feet of gross leasable area, or (iii) a manager approved by the lender with written rating agency confirmation that the manager will not result in a downgrade, withdrawal or qualification of the current ratings of the securitization.

A “Debt Yield Trigger Event” will occur when the debt yield based on the trailing four calendar quarters immediately preceding the determination date is less than 12.0% for two consecutive quarters.

A “Debt Yield Trigger Event Cure” will occur when the debt yield is greater than or equal to 12.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
75

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 5 – Rialto Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 5 – Rialto Industrial

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 5 – Rialto Industrial
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$48,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$48,000,000	Property Type – Subtype:	Industrial – Warehouse /
% of IPB:	5.7%		Distribution
Loan Purpose:	Refinance	Net Rentable Area (SF):	1,106,124
Borrower:	Rialto Merrill Holdings LLC	Location:	Rialto, CA
Borrower Sponsors:	Ezra Danziger, Paul Reisz and	Year Built / Renovated:	1989 / 2020
	Solomon Weber	Occupancy:	100.0%
Interest Rate:	7.61000%	Occupancy Date:	11/10/2022
Note Date:	11/10/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$22,349,341
Call Protection(2):	L(28),D(88),O(4)	UW Expenses:	$4,721,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,627,827
Additional Debt(1):	Yes	UW NCF:	$17,185,377
Additional Debt Balance(1):	$133,000,000	Appraised Value / Per SF(5):	$350,000,000 / $316
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$514,722	$128,681	N/A	Maturity Date Loan / SF:	$164
Insurance:	$122,072	$61,036	N/A	Cut-off Date LTV:	51.7%
Replacement Reserves:	$0	$9,218	N/A	Maturity Date LTV:	51.7%
Immediate Repairs:	$8,125	$0	N/A	UW NCF DSCR:	1.23x
Rent Abatement Reserve:	$9,402,054	$0	N/A	UW NOI Debt Yield:	9.7%
Litigation Reserve:	$50,000	Springing	$50,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$181,000,000	100.0%	Loan Payoff	$130,724,472	72.2%
			Closing Costs(6)	24,015,699	13.3
			Return of Equity	16,162,856	8.9
			Upfront Reserves	10,096,973	5.6
Total Sources	$181,000,000	100.0%	Total Uses	$181,000,000	100.0%
(1)	The Rialto Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $181.0 million (the “Rialto Industrial Whole Loan”). The Financial Information in the chart above reflects the Rialto Industrial Whole Loan.
(2)	The lockout period will be at least 28 months beginning with and including the first payment date on January 6, 2023. Defeasance of the Rialto Industrial Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025. The assumed lockout period of 28 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Operating history is not available as the Rialto Industrial Property (as defined below) has been occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(5)	The appraisal also concluded to a “go-dark” value of $303,000,000 and land value of $242,000,000.
(6)	Closing Costs include approximately $15.0 million in payment to third-party contractors for the cost of the TI Project (as defined below).

The Loan. The Rialto Industrial mortgage loan (the “Rialto Industrial Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Rialto, California (the “Rialto Industrial Property”). The Rialto Industrial Whole Loan is evidenced by nine pari passu notes and accrues interest at a rate of 7.61000% per annum. The Rialto Industrial Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-3-1, Note A-5 and Note A-7, with an aggregate original principal balance of $48,000,000, will be included in the BBCMS 2023-C19 securitization trust. The Rialto Industrial Whole Loan will be serviced pursuant to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 5 – Rialto Industrial

pooling and servicing agreement for the BBCMS 2022-C18 trust until the controlling Note A-4 is securitized, whereupon the Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2022-C18	No
A-2	$30,000,000	$30,000,000	BMO 2023-C4	No
A-3-1	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-3-2(1)	$5,000,000	$5,000,000	AREF or an affiliate	No
A-4(1)	$25,000,000	$25,000,000	AREF or an affiliate	Yes
A-5	$20,000,000	$20,000,000	BBCMS 2023-C19	No
A-6	$5,000,000	$5,000,000	BMO 2023-C4	No
A-7	$3,000,000	$3,000,000	BBCMS 2023-C19	No
A-8	$3,000,000	$3,000,000	BBCMS 2022-C18	No
Whole Loan	$181,000,000	$181,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Rialto Industrial Property is a 1,106,124 square foot industrial warehouse/distribution facility in the Inland Empire industrial submarket in Rialto, California approximately seven miles west of downtown San Bernardino. Situated on 55.57 acres, the Rialto Industrial Property features a single-story building constructed in 1989 and renovated in 2020. The Rialto Industrial Property includes 1,089,119 square feet of warehouse space and 17,005 square feet of office space (1.5% of net rentable area). The majority clear height of the improvements is 53 to 58 feet with under 5% of the building at the west end having a lower clear component of approximately 21 feet. Additionally, approximately 100,000 square feet of the mezzanine area is utilized for storage and materials handling and sorting along the south end of the building that is not included in the 1,106,124 square feet of net rentable area. The Rialto Industrial Property also contains an on-site fueling station, truck maintenance building (currently being converted into a fitness center as an amenity for the employees), a grade level overhead door, 132 dock high overhead doors, 12 rail doors to the BNSF (freight railroad) spur at the north side of the building and includes 8,000 amps of power. The Rialto Industrial Property has above standard yard functionality on both the south and west sides with 317 striped excess trailer spaces. The Rialto Industrial Property is currently 100.0% occupied by Rialto Distribution LLC (“Rialto Distribution” or the “Tenant”), an affiliate of the borrower sponsor, under a new 20-year lease that expires in October 2042. The Rialto Industrial Property serves as the west coast headquarters for Rialto Distribution and its operating affiliate, All-Ways Pacific LLC, who is the lease guarantor. A true lease opinion was obtained at origination.

The Rialto Industrial Property previously served as a national distribution facility for Toys “R” Us until they filed bankruptcy and vacated in 2018. In March 2020, Rialto Distribution entered into a lease with prior ownership along with an option agreement to purchase the Rialto Industrial Property for approximately $123.35 million (approximately $112 per square foot). Between 2020 and 2021, the Tenant completed renovations that include the installation of Early Suppression Fire Response (“ESFR”) sprinkler systems throughout approximately 600,000 square feet of the facility with the remainder of the facility’s sprinkler system comprising in-rack sprinklers. This modernization project allowed the Tenant to make full use of the minimum 53 feet clear heights by stacking to 50 feet. In August 2021, Rialto Distribution exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease as part of the acquisition financing. Additional capital expenditures were completed through September 2022 including the renovation of over 17,000 square feet of office space, installation of an in-floor laser guidance system for forklifts, restroom additions/upgrades, capital repairs and maintenance to the entire facility, and removal of obsolete systems and equipment such as conveyer belt systems left behind by prior ownership to increase the usability of the facility. Total tenant improvements and capital expenditure invested by the Tenant into the Rialto Industrial Property totaled approximately $8.0 million. Furthermore, approximately $4.5 million was invested in warehouse relocation expenses, equipment rentals, and capital repairs / maintenance. By increasing the usable clear heights of the Rialto Industrial Property significantly through converting approximately 600,000 square feet of space to ESFR sprinkler systems and removing obsolete systems and equipment to free up space and improve efficiencies,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the Tenant increased its maximum pallet capacity from 44,000 pallets to 100,000 pallets and its actual pallet utilization from 45,810 pallets in July 2020 to 123,593 pallets as of October 2022 (an approximately 170% increase). At the origination of the Rialto Industrial Whole Loan, the Tenant entered into a newly amended 20-year lease at a starting rent of $17.00 per square foot triple net with 3.00% annual increases. The appraisal concluded to a market rent of $17.40 per square foot for the space.

According to the appraisal, the purchase price under the option agreement was predicated on the then “as is” condition of the Rialto Industrial Property, which required a substantial amount of work and based on the lease date and option date the price reflects pre-COVID pricing since which time the Inland Empire industrial market experienced rapid growth in rents and compression in cap rates (see “The Market” below), with rents effectively doubling during this time on top of cap rate compression throughout. Furthermore, the Rialto Industrial Property is located in an opportunity zone which holds various tax benefits from long-term ownership and property improvements. In August 2022, the borrower sponsors received an unsolicited offer to purchase the Rialto Industrial Property for $350 million based on a 10-year leaseback at $17.40 per square foot triple-net with 3.5% annual increase or $325 million for delivery of a vacant building.

The Tenant is currently performing further upgrades to the Rialto Industrial Property which are estimated to cost no more than approximately $15 million ($13.57 per square foot) (the “TI Project”), with the contractors being responsible for any expenses over $15 million. The TI Project includes the removal of the existing conveyer modules, installation of new racking systems, and replacement of the existing sprinkler system on one side of the building comprising an estimated 500,000 square feet with ESFR sprinklers. The TI Project is expected to increase the pallet racking capacity of the entire 1.1 million square foot facility by 40%, which the Tenant projects will generate an additional $19 million in annual revenue with no additional underlying real estate costs. Rialto Distribution expects the TI Project to be complete by August 2023. In the event that the TI Project is not completed by June 30, 2024, a Cash Management Period (as defined below) commences.

Sole Tenant. Rialto Distribution (1,106,124 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Rialto Distribution was formed in 2020 as an operating affiliate of All-Ways Pacific LLC, which was formed in 2013 as a third-party warehousing and distribution provider. The Rialto Distribution lease is guaranteed by the operating affiliate All-Ways Pacific LLC. Rialto Distribution and All-Ways Pacific LLC report financials on a combined basis. For the trailing 12-month period ending July 2022, All-Ways Pacific and Rialto Distribution reported a combined revenue of $89.4 million and an adjusted EBITDAR of approximately $40.2 million. Rialto Distribution has been a tenant at the Rialto Industrial Property since July 2020 and in 2022 extended its lease term to expire in October 2042. The lease is structured as triple net with Rialto Distribution also being responsible for all capital expenditure costs. Rialto Distribution has no renewal options and no termination options.

Environmental. According to the Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the Rialto Industrial Property.

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Rialto Distribution signed a lease in March 2020 to occupy the entire Rialto Industrial Property. The Rialto Industrial Property had previously been owned and occupied by Toys “R” Us, who filed for bankruptcy in 2018 and subsequently sold and vacated the Rialto Industrial Property.
(2)	Current Occupancy is as of November 10, 2022.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Rialto Distribution LLC	NR/NR/NR	1,106,124	100.0%	$17.00	$18,804,108	100.0%	10/31/2042
Occupied Collateral Total / Wtd. Avg.		1,106,124	100.0%	$17.00	$18,804,108	100.0%

Vacant Space		0	0.0%

Collateral Total		1,106,124	100.0%

(1)	Based on the underwritten rent roll as of November 10, 2022.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	1,106,124	100.0	18,804,108	100.0	1,106,124	100.0%	$18,804,108	100.0%
Total	1	1,106,124	100.0%	$18,804,108	100.0%
(1)	Based on the underwritten rent roll as of November 10, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$18,804,108	$17.00	79.9%
Vacant Income	0	0.00	0.0
Contractual Rent Steps	0	0.00	0.0
Gross Potential Rent	$18,804,108	$17.00	79.9%
Total Reimbursements	4,721,514	4.27	20.1
Net Rental Income	$23,525,622	$21.27	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(1,176,281)	(1.06)	(5.0)
Effective Gross Income	$22,349,341	$20.21	95.0%
Total Expenses	4,721,514	4.27	21.1
Net Operating Income	$17,627,827	$15.94	78.9%
Capital Expenditures	110,612	0.10	0.5
TI/LC	331,837	0.30	1.5
Net Cash Flow	$17,185,377	$15.54	76.9%

(1)	Operating history is not available as the Rialto Industrial Property was occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rialto Industrial Property is located in Rialto, California, approximately seven miles east of downtown San Bernardino and forms part of the Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“MSA”). The MSA has a population of approximately 4.6 million residents with an average household income of $104,810. The top three industries within the MSA are healthcare/social assistance, retail trade, and construction.

The Rialto Industrial Property is located approximately two miles from Interstate 10, and approximately 14 miles east from Ontario International Airport. The Rialto Industrial Property is situated in an opportunity zone in the central portion of Rialto, with the surrounding neighborhood consisting primarily of industrial properties and residential homes. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 24,257, 183,460, and 372,058, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,886, $62,381, and $65,943, respectively.

According to the appraisal, the Rialto Industrial Property is located within the Inland Empire industrial submarket. According to a third-party research report, as of the second quarter of 2022, the Inland Empire industrial market had an inventory of approximately 599 million square feet, a vacancy rate of 0.2% and average rent of $17.16 per square foot, triple net. The vacancy rate decreased 0.10% quarter over quarter to a historic low in the Inland Empire industrial market. Even as construction activity increased, most new warehouses that completed construction were immediately occupied in the second quarter of 2022, leaving little to no available product in the market. Rents increased 98.6% year over year to $17.16 per square foot in the second quarter of 2022 due to limited availability and persistent high levels of demand. According to a third-party research report, the severe lack of available space coupled with high demand fueled rent growth in the Inland Empire industrial market. Low availability, strong industrial demand, and new class A developments are projected to continue to push rents upwards. Landlords continue to be cautious about signing preleases on new development to take advantage of future rent increases. The appraiser concluded to a market rent of $17.40 per square foot for the Rialto Industrial Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable industrial sales for the Rialto Industrial Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Rialto Industrial	1,106,124	1989 / 2020	100.0%(2)
Rialto, CA
Amazon Fulfillment Center	1,080,308	2021 / NAP	100.0%	Sep-22	$189,000,000	$175	4.75%
Visalia, CA
Central Commerce Center	457,125	2022 / NAP	100.0%	Aug-22	$121,079,086	$265	4.37%
San Bernardino, CA
Perris Ridge Commerce Center – Building 2	579,708	2014 / NAP	100.0%	Aug-22	$169,646,861	$293	4.72%
Perris, CA
Logistics Center at Eastvale	1,057,419	2022 / NAP	71.0%	Jul-22	$470,000,000	$444	3.20%
Eastvale, CA
(1)	Information obtained from the appraisal.
(2)	Occupancy is as of November 10, 2022.

The following table presents certain information relating to comparable industrial leases for the Rialto Industrial Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
Rialto Industrial 1110 West Merrill Avenue Rialto, CA	1989	1,106,124(2)	1,106,124(2)	Rialto Distribution(2)	53’ – 58’	$17.00(2)	Nov-22(2)	20.0(2)
Building 2 and 3 of Goodman Logistics Center Fullerton 2289 and 2099 E Orangethorpe Avenue Fullerton, CA	2022	1,025,262	538,226	Samsung Electronics America Inc.	40’	$24.00	Nov-22	10.2
Haven Gateway Centre 2250 Sequoia Avenue Ontario, CA	2000	610,944	610,944	Disney	32’	$18.60	Nov-22	5.0
Agua Mansa Commerce Park – 2 5400 El Rivino Road Jurupa Valley, CA	2022	1,186,950	1,186,950	Target	40’	$12.60	Sep-22	15.0
Citrus Commerce Center Bldg. 2 11281 Citrus Ave Fontana, CA	2017	1,003,567	1,003,567	Confidential	36’	$18.60	Oct-22	5.0
I-10 Logistics Center 36312 and 36324 Cherry Valley Blvd Cherry Valley, CA	2023	1,832,667	1,832,667	Shien Fashion Group	40’	$11.16	Mar-23	10.3
(1)	Information obtained from the appraisal unless totherwise indicated.
(2)	Based on the underwritten rent roll as of November 10, 2022.

The Borrower. The borrowing entity for the Rialto Industrial Whole Loan is Rialto Merrill Holdings LLC, a single purpose entity with two independent directors. Legal counsel to the Rialto Industrial Whole Loan borrower delivered a non-consolidation opinion in connection with the origination of the Rialto Industrial Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, Paul Reisz, and Solomon Weber. Ezra Danziger, Paul Reisz, and Solomon Weber are the principals of Rialto Distribution and All-Ways Pacific. Paul Reisz currently serves as the chief commercial officer of Rialto Distribution. Ezra Danziger currently serves as the CEO of Rialto Distribution and All-Ways Pacific.

The borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Rialto Industrial Property, alleges that it held an unrecorded right of first offer for the purchase of the Rialto Industrial Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Rialto Industrial Property pursuant to a separate option to purchase the Rialto Industrial Property granted to a borrower affiliate (the “Option”). The prior owner of the Rialto Industrial Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Rialto Industrial Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Rialto Industrial Property is managed by RD Real Estate Holdings LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $9,402,054 for a rent abatement fund, approximately $514,722 for real estate taxes, approximately $122,072 for insurance reserves, $50,000 for a litigation reserve, and $8,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $128,681.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $61,036.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,218 for replacement reserves ($0.10 per square foot annually).

Litigation Reserve – If at any time prior to the Transfer Restriction Termination Date (as defined below) the funds in the litigation reserve fall below $25,000, the borrower is required to deposit an amount such that the funds on deposit in the litigation reserve are equal to $50,000.

“Transfer Restriction Termination Date” means the date on which (i) a court of competent jurisdiction issues a final, non-appealable order or judgment in the Saadia Litigation dismissing all of the claims against the borrower with respect to the Rialto Industrial Property under the Saadia Litigation relating to specific performance or any other injunctive or other relief then being sought that, if granted, would adversely affect the borrower’s title to the Rialto Industrial Property or the validity or priority of the lien of the mortgage, or (ii) the borrower and the plaintiff in the Saadia Litigation have entered into a final written settlement as to all claims made with respect to the Rialto Industrial Property with respect to the Saadia Litigation, which settlement includes (A) an unconditional written release of the borrower and the lender of all such claims and (B) payment in full of all amounts to be paid in connection with such settlement.

Lockbox / Cash Management. The Rialto Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the Tenant at the Rialto Industrial Property instructing it to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Rialto Industrial Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Rialto Industrial Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rialto Industrial Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Rialto Industrial Whole Loan.

A “Cash Management Period” means the occurrence of (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) an event of default under a Permitted Future Mezzanine Loan (as defined below) has occurred, (iv) if, as of June 30, 2024, the TI Project has not been completed in accordance with the Rialto Industrial Whole Loan documents, (v) June 6, 2032, or (vi) if, as of December 31, 2022, the required repairs have not been completed in accordance with the Rialto Industrial Whole Loan documents; and will end if, prior to June 6, 2032 (A) with respect to the matters described in clause (i) above, such event of default has been cured, such cure has been accepted by the lender and no other event of default has occurred and is continuing, or (B) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended, or (C) with respect to the matter described in clause (iii) above, receipt by the lender of notice that the event of default under a Permitted Future Mezzanine Loan has been cured or waived, or (D) with respect to the matter described in clause (iv) above, the earlier of (x) the delivery to the lender of evidence reasonably acceptable to the lender that the TI Project has been completed in accordance with the Rialto Industrial Whole Loan documents and (y) the date on which the remaining costs to complete the TI Project has been deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to such clause (iv) (i.e., such amount may not include any amount deposited into the cash collateral subaccount during a Cash Management Period continuing pursuant to such clauses (i) through (iii) and clause (v) of this definition) and/or through equity funded by the borrower into the cash collateral subaccount or (E) with respect to the matter described in clause (vi) above, upon completion of the required repairs in accordance with the Rialto Industrial Whole Loan documents. So long as no event of default is then continuing, at the borrower’s request, funds deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to clause (iv) above, may be utilized by the borrower for the payment of TI Project costs and expenses.

A “Lease Sweep Period” commences upon the occurrence of any of the following:

(i)	any Lease Sweep Lease (as defined below) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant (as defined below) gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or
(ii)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; or
(iii)	the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or (y) a non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder and such non-monetary default would cause a material adverse effect; or
(iv)	the occurrence of a Lease Sweep Tenant insolvency proceeding; or
(v)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the gross revenue of the Tenant and the Tenant’s lease guarantor (collectively, “Rialto Group”) is equal to or less than $71,554,025, as reflected in the most recent financial statements (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (v)); or
(vi)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group total debt to annual Rialto Group gross revenue is equal to or exceeds 75%, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vi)); or
(vii)	if, as of any calculation date commencing on June 30, 2024 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group’s EBITDAR to the aggregate amount of all rents and other amounts payable (including, without limitation, percentage rents and reimbursements (if any) for taxes, insurance, management fees and operating expenses) by Rialto Group (whether to the borrower
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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pursuant to the Tenant’s lease or otherwise) during the then immediately preceding 12 month period is less than 1.40x, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vii)).

A “Lease Sweep Lease” means (x) the Rialto Distribution lease or (y) any lease in replacement of the Rialto Distribution lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 220,000 or more rentable square feet of the Rialto Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Rialto Industrial Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Subordinate Debt. None.

Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan up to $19,000,000 (the “Permitted Future Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the Rialto Industrial Whole Loan documents, including but not limited to: (i) the aggregate loan-to-value ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no greater than 70%; (ii) the actual combined debt service coverage ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Future Mezzanine Loan) is no less than 1.10x; (iii) the actual combined net cash flow debt yield based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no less than 8.5%; (iv) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; (v) receipt of a rating agency confirmation; and (vi) the Permitted Future Mezzanine Loan has a term expiring on or after the Rialto Industrial Whole Loan maturity date.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$46,500,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$46,500,000	Property Type – Subtype:	Retail – Regional Mall
% of IPB:	5.5%	Net Rentable Area (SF):	2,081,286
Loan Purpose:	Refinance	Location:	Valley Stream, NY
Borrowers:	Valley Stream Green Acres LLC and Green Acres Adjacent LLC	Year Built / Renovated:	1956, 2016 / 1982, 2006, 2007
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy(4):	97.7%
Interest Rate:	5.89900%	Occupancy Date:	12/12/2022
Note Date:	1/3/2023	4th Most Recent NOI (As of):	$53,314,510 (12/31/2019)
Maturity Date:	1/6/2028	3rd Most Recent NOI (As of):	$41,001,586 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$46,618,790 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$45,174,388 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	96.2%
Amortization Type:	Interest Only	UW Revenues:	$83,514,884
Call Protection(2):	L(27),YM1(28),O(5)	UW Expenses:	$35,580,356
Lockbox / Cash Management(3):	Hard / Springing	UW NOI:	$47,934,528
Additional Debt(1):	Yes	UW NCF:	$46,364,767
Additional Debt Balance(1):	$323,500,000	Appraised Value / Per SF(6):	$679,000,000 / $326
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/30/2022

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$178
Insurance:	$0	Springing	N/A	Cut-off Date LTV(6):	54.5%
Replacement Reserves:	$0	Springing	$619,992	Maturity Date LTV(6):	54.5%
TI/LC:	$4,068,135	$0	N/A	UW NCF DSCR:	2.10x
Rollover Reserve:	$0	Springing	$2,094,342	UW NOI Debt Yield:	13.0%
Gap Rent Reserve:	$743,644	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Borrower Sponsor Equity	11,744,495	3.1	Closing Costs	12,739,883	3.3
			Upfront Reserves	4,811,779	1.3
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%
(1)	The Green Acres Mortgage Loan (as defined below) is part of a whole loan evidenced by 18 pari passu notes with an aggregate original principal balance of $370,000,000. Financial Information in the chart above reflects the Green Acres Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	The lockout period will be at least 27 payment dates beginning with and including the first payment date in February 2023. Prepayment of the Green Acres Whole Loan in full is permitted at any time on or after the earlier to occur of (i) the monthly payment date occurring in January 2026 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 27 payments is based on the expected BBCMS 2023-C19 closing date in April 2023. The actual lockout period may be longer.
(3)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period (as defined below) continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.
(4)	Occupancy is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	The as-is appraised value for the property is based on the assumption that the PILOT documents will be extended to 2031 and approximately $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is value of the property would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV and Maturity Date LTV based on the estimated value of $621.0 million would be 59.6%.

The Loan. The Green Acres mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 18 pari passu promissory notes issued by Green Acres Adjacent LLC and Valley Stream Green Acres LLC in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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the non-controlling Notes A-5 from BMO (as defined below) and A-13-1 from DBRI (as defined below), which have an aggregate outstanding principal balance as of the Cut-off Date of $46,500,000. The Green Acres Whole Loan was co-originated on January 3, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail mega-campus comprised of Green Acres Mall (as defined below) and Green Acres Commons (as defined below) that are adjacent with each other and located in Valley Stream, New York (other than a 9.08-acre portion of such regional mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the regional mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to the regional enclosed mall and the retail power center (including the Walmart Parcel) but does not include any portion of the regional mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The Green Acres Whole Loan proceeds were used to refinance the existing debt on the Green Acres Property, fund upfront reserves and pay origination costs. The Green Acres Whole Loan accrues interest at a fixed rate of 5.89900% per annum. The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The relationship between the holders of the Green Acres Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling Note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$36,000,000	$36,000,000	GS	Yes
A-2	$31,500,000	$31,500,000	FIVE 2023-V1	No
A-3	$32,500,000	$32,500,000	Benchmark 2023-B38(2)	No
A-4(1)	$24,000,000	$24,000,000	BMO	No
A-5	$21,500,000	$21,500,000	BBCMS 2023-C19	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7	$18,500,000	$18,500,000	FIVE 2023-V1	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9	$50,000,000	$50,000,000	BANK5 2023-5YR1(3)	No
A-10	$20,000,000	$20,000,000	BANK 2023-BNK45	No
A-11	$10,000,000	$10,000,000	BANK5 2023-5YR1(3)	No
A-12	$10,000,000	$10,000,000	BANK5 2023-5YR1(3)	No
A-13-1	$25,000,000	$25,000,000	BBCMS 2023-C19	No
A-13-2(1)	$5,000,000	$5,000,000	DBRI	No
A-14	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-15-1	$17,500,000	$17,500,000	Benchmark 2023-B38(2)	No
A-15-2(1)	$2,500,000	$2,500,000	DBRI	No
A-16(1)	$15,000,000	$15,000,000	DBRI	No
Whole Loan	$370,000,000	$370,000,000
(1)	Expected to be contributed to one or more future securitization(s).
(2)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(3)	The BANK5 2023-5YR1 securitization is expected to close on or about April 19, 2023.

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level super-regional mall known as “Green Acres Mall” and an adjacent two-story retail power center known as “Green Acres Commons”, totaling 2,081,286 square feet on an approximately 120.8-acre site in Valley Stream, New York. Green Acres Mall was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% leased by over 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by the 11 largest tenants by square feet. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Green Acres Adjacent LLC owns Green Acres Commons and Valley Stream Green Acres LLC owns Green Acres Mall and the leasehold interest in the Walmart Parcel. The fee interests in the Green Acres Property owned by the applicable borrower represents

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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approximately 91.7% of the net rentable area, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

Major Tenants.

Macy's and Macy’s Men’s and Furniture (390,503 square feet; 18.8% of NRA; 1.9% of underwritten base rent; Moody’s/S&P/Fitch: Ba2/BB+/BBB-): Founded in 1858 and headquartered in New York, New York, Macy’s is a department store chain with 510 locations as of the third quarter of 2023. Macy’s occupies two separate anchor boxes at the Green Acres Property: (i) a Macy’s; and (ii) Macy’s Men’s and Furniture (together with Macy’s, “Macy’s and Macy’s Men’s and Furniture”). Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) under a lease that has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s Men’s and Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034.

Walmart (173,450 square feet; 8.3% of NRA; 6.3% of underwritten base rent; Moody’s/S&P/Fitch: Aa2/AA/AA): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two, five-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart as described above. See “Ground Lease” below.

SEARS (144,537 square feet; 6.9% of NRA; 0.2% of underwritten base rent): SEARS closed its location at the Green Acres Property in April 2021. However, SEARS remains in control of its leased space and is obligated to pay full rent under the terms of the lease, which runs through October 31, 2028. SEARS remains current on its rent.

Environmental. The Phase I environmental assessment dated December 20, 2022 identified six recognized environmental conditions at the Green Acres Property related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in Preliminary Prospectus.

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
96.4%	89.8%	93.2%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year and include all signed leases and specialty leasing greater than six months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(2)	Based on the underwritten rent roll dated December 12, 2022, including leases executed by the origination date of January 3, 2023, and is inclusive of KOHL’S and SEARS, who have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)(2)
Tenant	Ratings Moody’s/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(4)	UW Base Rent(4)	% of Total UW Base Rent(4)	Sales PSF / Year(5)	UW Occ. Costs(5)	Lease Exp. Date
Macy's and Macy’s Men’s and Furniture(6)	Ba2/BB+/BBB-	390,503	18.8%	$2.62	$1,024,993	1.9%	$188	7.6%	Various(6)
Walmart	Aa2/AA/AA	173,450	8.3	$19.97	3,463,189	6.3	NAV	NAV	8/31/2028
SEARS(7)	NR/NR/NR	144,537	6.9	$0.86	125,000	0.2	NAV	NAV	10/31/2028
BJ's Wholesale Club(8)	NR/BB+/NR	127,750	6.1	$30.38	3,881,310	7.1	$863	5.1%	1/31/2027
KOHL'S(7)	Ba2/BB+/BBB-	116,392	5.6	$17.61	2,049,642	3.8	NAV	NAV	1/31/2031
Shopper's World	NR/NR/NR	72,795	3.5	$8.41	612,000	1.1	$54	15.5%	7/31/2026
DICK'S Sporting Goods	Baa3/BBB/NR	70,714	3.4	$34.65	2,450,240	4.5	$173	29.4%	1/31/2027
Burlington	NR/BB+/NR	61,837	3.0	$24.25	1,499,547	2.7	$398	9.9%	1/31/2032
Primark(9)	NR/NR/NR	49,069	2.4	$16.30	800,000	1.5	NAV	NAV	1/31/2034
Best Buy	A3/BBB+/NR	44,400	2.1	$45.81	2,033,802	3.7	NAV	NAV	1/31/2027
Top 10 Tenants		1,251,447	60.1%	$14.34	$17,939,723	32.9%
Other Tenants		781,377	37.5%	$46.90	$36,644,060	67.1%
Occupied Collateral Total / Wtd. Avg.		2,032,824	97.7%	$26.85	$54,583,783	100.0%

Vacant Space		48,462	2.3%

Collateral Total		2,081,286	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	The Green Acres Property has 11 anchor and major tenants (10 of which are shown in the table above). The 11 anchor and major tenants (including 24 Hour Fitness which is not shown in the table above) represent approximately 62.1% of net rentable area and approximately 35.3% of total UW Base Rent.
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	% of Total UW Base Rent, UW Base Rent PSF, and UW Base Rent include contractual rent steps through February 2024.
(5)	UW Occ. Costs is based upon the Sales PSF / Year as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(6)	Macy’s Men’s and Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one, eight-year and 11-month extension option remaining. Macy’s and Macy’s Men’s & Furniture are treated as a single tenant for the purposes of the number of tenants shown at the Green Acres Property.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.
(8)	Information in this table includes recently executed lease for a 5,000 square foot fueling station that has an expected rent commencement date of September 1, 2023. We cannot assure you that the tenant will begin paying rent as expected or at all. $227,767 in gap rent was reserved for BJ’s Wholesale Club at origination.
(9)	The borrower sponsor has informed us that the Primark tenant is expected to take occupancy in May 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)(4)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(5)(6)	% of UW Base Rent Expiring(5)(6)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(5)(6)	Cumulative % of UW Base Rent Expiring(5)(6)
Vacant	NAP	48,462	2.3%	NAP	NA	P	48,462	2.3%	NAP	NA	P
2023 & MTM	25	132,183	6.4	$5,381,671	9.9%		180,645	8.7%	$5,381,671	9.9%
2024	16	59,279	2.8	3,304,451	6.1		239,924	11.5%	$8,686,122	15.9%
2025	23	103,199	5.0	4,405,507	8.1		343,123	16.5%	$13,091,630	24.0%
2026	18	474,521	22.8	8,833,644	16.2		817,644	39.3%	$21,925,273	40.2%
2027	21	317,183	15.2	14,275,570	26.2		1,134,827	54.5%	$36,200,843	66.3%
2028	6	329,772	15.8	4,510,131	8.3		1,464,599	70.4%	$40,710,974	74.6%
2029	7	18,831	0.9	937,351	1.7		1,483,430	71.3%	$41,648,326	76.3%
2030	5	14,437	0.7	1,257,971	2.3		1,497,867	72.0%	$42,906,297	78.6%
2031	6	165,348	7.9	4,001,519	7.3		1,663,215	79.9%	$46,907,815	85.9%
2032	3	94,565	4.5	2,304,890	4.2		1,757,780	84.5%	$49,212,706	90.2%
2033	3	24,165	1.2	508,680	0.9		1,781,945	85.6%	$49,721,386	91.1%
2034 & Beyond	7	264,497	12.7	4,406,833	8.1		2,046,442	98.3%	$54,128,219	99.2%
Storage / Other(4)	98	34,844	1.7	455,564	0.8		2,081,286	100.0%	$54,583,783	100.0%
Total	238	2,081,286	100.0%	$54,583,783	100.0%
(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one, eight year and 11-month extension option remaining.
(4)	The number of leases shown above include two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The UW Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten(1)	PSF	%(2)
Rents in Place(1)	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$54,583,783	$26.23	62.2%
Vacant Income(3)	0	0	0	0	3,360,780	1.61	3.8
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	$27.84	66.0%
Other Commercial Income(4)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	1.94	4.6
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	12.23	29.0
UW Adjustments	0	0	0	0	339,465	0.16	0.4
Other Revenue(5)	769,425	102,602	95,907	180,781	23,686	0.01	0.0
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	$42.19	100.0%
(Vacancy/Credit Loss)(6)	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	(2.06)	(4.9)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	$40.13	95.1%
Total Expenses(7)	26,632,410	28,007,136	30,285,085	31,812,161	35,580,356	17.10	42.6
Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	$23.03	57.4%
Capital Expenditures	0	0	0	0	455,855	0.22	0.5
TI/LC	0	0	0	0	1,113,906	0.54	1.3
Net Cash Flow(8)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	$22.28	55.5%
(1)	TTM reflects the trailing 12-month period ending September 30, 2022. Underwritten Rents in Place are higher than TTM Rents in Place due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(4)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income.
(5)	Other Revenue reflects the borrowers’ in-place miscellaneous income.
(6)	The underwritten economic occupancy is 96.2%. The Green Acres Property was 97.7% leased based on the December 12, 2022 underwritten rent roll, including leases executed by the origination date of January 3, 2023.
(7)	The management fee is underwritten to reflect 3.0% of Effective Gross Income. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA (as defined below) approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(8)	The historical financial statements for years 2019-2022 do not include the borrowers’ actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, the borrowers’ construction cost for build-out of tenant spaces and leasing commissions, are also excluded.

The Market. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). The Nassau-Suffolk MSA economy is driven by the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately five miles from John F. Kennedy airport. The local area is composed of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-65.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million square feet of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Hempstead retail submarket contained approximately 4.8 million square feet of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot as of the second quarter 2022.

The following table presents certain information relating to comparable retail centers for the Green Acres Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956, 2016 / 1982, 2006, 2007	2,081,286(2)	97.7%(2)	NAP	$727.00(3)	Macy’s Walmart Dick’s Sporting Goods BJ’s Wholesale Club Primark 24 Hour Fitness Burlington Best Buy Shopper’s World Target (non-collateral) Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s Dick’s Sporting Goods JC Penney Macy’s Neiman Marcus Nordstrom Primark
Queens Center Mall(4) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M J.C. Penney Macy’s XXI Forever
Kings Plaza Shopping Center(4) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy Burlington H&M Lowe’s Macy’s Primark Target XXI Forever Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M IKEA Round One Target Showcase
(1)	Source: Appraisal, unless stated otherwise.
(2)	Based on the underwritten rent roll dated December 12, 2022.
(3)	Represents sales per square foot as of September 30, 2022. Sales PSF inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF, arcades and non-retail stores.
(4)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

The Borrowers. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC and Green Acres Adjacent LLC, each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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schedule to the related loan agreement and (ii) approximately $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period (as defined below), if the borrowers fail to deliver evidence taxes have been timely paid, the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below) of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) SEARS, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $25,833. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $619,992. The tenants listed in clause (i) through (xvi) above collectively represent 40.4% of the NRA and 24.5% of UW Base Rent.

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale Club, Primark, Walmart, KOHL’S, DICK’S Sporting Goods and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Lockbox / Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event, or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event. A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s Sporting Goods and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant will not have “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store will not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant will not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and goes dark for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Subordinate Debt. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Mezzanine Debt. None.

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Walmart Parcel. Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”), the base rent under the Walmart Ground Lease is a fixed amount equal to $1,080,000 per annum ($90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and $1,500,000 per annum ($125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent. The Walmart Ground Lease contains standard leasehold mortgagee protections including notice and cure rights and the right to enter into a new ground lease in the event of termination of the Walmart Ground Lease (including rejection of the Walmart Ground Lease in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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bankruptcy). Pursuant to the Ground Lease Estoppel, Walmart agreed not to amend or modify the ground lease without the lender’s consent.

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	4.7%	Net Rentable Area (SF):	269,873
Loan Purpose:	Acquisition	Location:	Herndon, VA
Borrower:	Mirabaud RE South Lake Owner LLC	Year Built / Renovated:	2008 / 2020
Borrower Sponsor:	Mirabaud RE South Lake Owner LLC	Occupancy:	100.0%
Interest Rate:	6.05800%	Occupancy Date:	3/2/2023
Note Date:	3/2/2023	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	3/5/2028	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of)(3):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	97.0%
Amortization Type:	Interest Only	UW Revenues:	$10,913,588
Call Protection:	L(23),YM1(30),O(7)	UW Expenses:	$2,696,610
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$8,216,978
Additional Debt(1):	Yes	UW NCF:	$8,149,510
Additional Debt Balance(1):	$20,500,000	Appraised Value / Per SF:	$110,250,000 / $409
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/1/2023

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$224
Taxes:	$418,815	$104,704	N/A	Maturity Date Loan / SF:	$224
Insurance:	$10,186	$10,186	N/A	Cut-off Date LTV:	54.9%
Replacement Reserves:	$0	$5,622	N/A	Maturity Date LTV:	54.9%
TI/LC Reserve:	$0	$0	N/A	UW NCF DSCR:	2.19x
Amazon Lease Parking Reserve(4):	$0	Springing	N/A	UW NOI Debt Yield:	13.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$60,500,000	53.2%	Purchase Price	$110,250,000	97.0%
Borrower Sponsor Equity	53,186,155	46.8	Closing Costs	3,007,154	2.6
			Reserves	429,001	0.4
Total Sources	$113,686,155	100.0%	Total Uses	$113,686,155	100.0%
(1)	The South Lake at Dulles Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $60.5 million (the “South Lake at Dulles Whole Loan”). The Financial Information in the chart above reflects the South Lake at Dulles Whole Loan.
(2)	For a full description of Escrows and Reserves, please refer to the “Escrows and Reserves” section below.
(3)	Historical NOI is unavailable as the South Lake at Dulles Property (as defined below) was acquired by the borrower at the origination of the South Lake at Dulles Whole Loan, and the prior owner did not provide such information.
(4)	Unless a written waiver is obtained from Amazon (as defined below) that no parking work is required at the South Lake at Dulles Property, 60 days after the origination date the borrower will be required to deposit an amount equal to $300,000, which represents the estimated cost to create additional parking spaces and/or charging stations at the South Lake at Dulles Property as required by the Amazon lease, into the Amazon Lease Parking Reserve subaccount.

The Loan. The South Lake at Dulles mortgage loan (the “South Lake at Dulles Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 269,873 square foot suburban office property located in Herndon, Virginia (the “South Lake at Dulles Property”). The South Lake at Dulles Whole Loan is structured to be Shari’ah compliant; to facilitate such compliance, the borrower has entered into a master lease, and the master lessee subleases the South Lake at Dulles Property to the end-user tenant. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” in the Preliminary Prospectus. The South Lake at Dulles Whole Loan consists of three pari passu notes and accrues interest at a rate of 6.05800% per annum. The South Lake at Dulles Whole Loan has a five-year term and is interest-only for the term of the loan. The controlling Note A-1, with an original principal balance of $40,000,000, will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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be included in the BBCMS 2023-C19 securitization trust. The remaining non-controlling Note A-2 and Note A-3, with an aggregate original principal balance of $20,500,000, are expected to be contributed to one or more future securitization trust(s). The South Lake at Dulles Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2023-C19	Yes
A-2(1)	$10,500,000	$10,500,000	SGFC	No
A-3(1)	$10,000,000	$10,000,000	SGFC	No
Total	$60,500,000	$60,500,000
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The South Lake at Dulles Property is a 269,873 square foot suburban office building located in Herndon, Virginia. The South Lake at Dulles Property is solely occupied by Amazon.com Services, Inc. (“Amazon”). The South Lake at Dulles Property consists of one, ten-story building situated on an approximately 7.48-acre parcel. There is surface and garage parking available for 918 cars, resulting in a parking ratio of approximately 3.40 spaces per 1,000 square feet. The South Lake at Dulles Property was renovated in 2020 for approximately $42.0 million to customize the site for Amazon’s occupancy. Amazon invested approximately $18.0 million, approximately 43% of the total renovation investment. Renovations at the South Lake at Dulles Property included a full-service café with a coffee bar, conference facilities, a fitness center, mother’s room suites, tenant gaming rooms, EV charging stations in the parking garage, an outdoor dog park, bicycle room, updates to finishes in the main lobby and elevator lobbies, upgraded base building systems, and restrooms on each floor. Additionally, Amazon invested in new furniture and state-of-the-art workstations at the South Lake at Dulles Property. The Chief Security Officer of Amazon is located in the South Lake at Dulles Property and is one of the highest-ranking employees outside of Amazon’s headquarters in Seattle. Due to the sensitivity around his groups’ work, they required a separate high-security building to house the security and data center teams. The South Lake at Dulles Property was specifically designed to monitor the Amazon Web Services (“AWS”) data center infrastructure globally. All AWS data center facilities are monitored from the South Lake at Dulles Property, which contains a command-center style Network Operations Center (“NOC”) and Facilities Operations Center (“FOC”). The NOC and FOC are highly secure rooms, staffed 24/7 to monitor all AWS data centers globally.

Sole Tenant. Amazon.com Services, Inc. (269,873 square feet; 100.0% of NRA; 100.0% of underwritten base rent; Moody’s/S&P/Fitch: A1/AA/AA-): Amazon has been the sole tenant at the South Lake at Dulles Property since April 2020, and the South Lake at Dulles Property serves as support for AWS’s data center network. Founded in 1994 by Jeff Bezos, Amazon is the world’s largest online retailer. Amazon’s principal offerings include cloud computing, e-commerce, artificial intelligence and digital streaming services. AWS’ net sales increased 29% in 2022 to approximately $80 billion. Launched in 2006, AWS provides cloud computing services to businesses in 190 countries. As of November 2022, Amazon had approximately 110 active fulfillment centers in the United States and 185 centers globally. As of December 31, 2022, Amazon had approximately 1,541,000 employees worldwide. Amazon has a lease expiration in April 2032 and two, seven-year extension options remaining. Amazon has the right to terminate its lease with respect up to four contiguous floors totaling 110,823 square feet (on floors 7-10) (the “Designated Contraction Space”) effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to the sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period (as defined below) will be implemented as described in the “Lockbox / Cash Management” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Environmental. According to a Phase I environmental assessment dated February 27, 2023, there was no evidence of any recognized environmental conditions at the South Lake at Dulles Property.

Historical and Current Occupancy(1)
2020	2021	2022	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the South Lake at Dulles Property since 2020 and are as of December 31 of each year, respectively.
(2)	Current Occupancy is as of March 2, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date(3)
Amazon	A1 / AA / AA-	269,873	100.0%	$40.67	$10,975,735	100.0%	4/30/2032
Occupied Collateral Total / Wtd. Avg.		269,873	100.0%	$40.67	$10,975,735	100.0%

Vacant Space		0	0.0%

Collateral Total		269,873	100.0%

(1)	Based on the underwritten rent roll dated February 22, 2023.
(2)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(3)	Amazon has two, seven-year extension options remaining.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028(4)	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	1	269,873	100.0	10,975,735	100.0		269,873	100.0%	$10,975,735	100.0%
2033	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
2034 & Beyond	0	0	0.0	0	0.0		269,873	100.0%	$10,975,735	100.0%
Total	1	269,873	100.0%	$10,975,735	100.0%
(1)	Based on the underwritten rent roll dated February 22, 2023.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are based on in-place rent of $10,298,352, straight lined over the loan term to $10,975,735.
(4)	Amazon has the right to terminate the Designated Contraction Space effective April 30, 2028 with 15 months’ prior written notice and payment of a contraction fee equal to sum of certain unamortized costs related to the Designated Contraction Space, including (i) leasing commissions, (ii) rent abatements (less certain operating and tax expenses paid by the tenant as set forth in the related lease) and (iii) tenant improvements (each amortized on a straight line basis at the rate of 7% per annum over the period from April 18, 2020 through and including April 30, 2032). In the event that AWS exercises its contraction option, the entire contraction fee (approximately $8.6 million) will be escrowed with the lender and utilized for the re-tenanting of the contraction space. In addition, upon notice of Amazon’s intent to exercise the contraction option, a Cash Management Period will be implemented.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Straight Line Rent(2)	$10,975,735	$40.67	97.8%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$10,975,735	$40.67	97.8%
Total Reimbursements	245,494	0.91	2.2
Net Rental Income	$11,221,229	$41.58	100.0%
(Vacancy/Credit Loss)	(337,534)	(1.25)	(3.0)
Other Income	29,893	0.11	0.3
Effective Gross Income	$10,913,588	$40.44	97.3%
Total Expenses	2,696,610	9.99	24.7
Net Operating Income	$8,216,978	$30.45	75.3%
Capital Expenditures	67,468	0.25	0.6
TI/LC	0	0.00	0.0
Net Cash Flow	$8,149,510	$30.20	74.7%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the% remainder of fields.
(2)	Underwritten Straight Line Rent is straight lined over the loan term to $10,975,735.

The Market. The South Lake at Dulles Property is located in Herndon, Virginia, approximately 26 miles west of Downtown Washington, D.C. The South Lake at Dulles Property is located along the south side of the Dulles Toll Road and west side of Sunrise Valley Drive, in the Reston/Herndon submarket of Fairfax County, Virginia. Primary regional access to the area is provided via Interstate 66, U.S. Route 50, VA Route 28 and the Dulles Toll Road. Interstate 66 is the primary east-west interstate in the Northern Virginia region and extends from Washington, D.C. to the east to Interstate 81 to the west. U.S. Route 50 is a major east-west arterial through Northern Virginia, carrying traffic from Maryland, through Arlington and Fairfax counties, and into western Virginia. The immediate area surrounding the South Lake at Dulles Property consists of a mix of retail, office and large residential developments. Innovation Center Rail Station is located approximately 1.0-mile northeast of the South Lake at Dulles Property, which is part of phase II of construction that extends the Silver Line west towards Washington Dulles International Airport. The South Lake at Dulles Property is adjacent to the master planned mixed-use development, Dulles Station, which will contain approximately 380,000 square feet of Class A office space, over 1,000 residential units with another 800 under development, two hotels and approximately 50,000 square feet of retail and restaurant space. Other retail centers in the area include Reston Town Center, The Village Center at Dulles and Worldgate Center. According to a third-party report, the estimated 2022 population within a one-, three- and five-mile radius of the South Lake at Dulles Property was 12,441, 78,552 and 221,898, respectively. The 2022 average household income within the same radii was $129,654, $147,081 and $155,841, respectively.

According to the appraisal, the South Lake at Dulles Property is located within the Northern Virginia office market. As of the third quarter of 2022, the Northern Virginia office market reported inventory of approximately 134.5 million square feet with an overall vacancy rate of 20.0% and an average annual asking Class A rent of $36.92 per square foot. As of the third quarter of 2022, the Northern Virginia office market reported positive absorption of 55,357 square feet and 814,872 square feet of new construction.

According to the appraisal, the South Lake at Dulles Property is located within the Reston/Herndon office submarket. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported office inventory of approximately 26.8 million square feet with an overall vacancy rate of 20.8% and an average annual asking Class A rent of $35.78 per square foot. As of the fourth quarter of 2022, the Reston/Herndon office submarket reported positive absorption of 12,873 square feet and 613,467 square feet of new construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to the comparable office leases for the South Lake Dulles Property:

Comparable Office Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
South Lake at Dulles 13820 Sunrise Valley Drive Herndon, VA	2008	100.0%(2)	269,873(2)	Amazon(2)	269,873(2)	$40.67(2)	Apr-20(2)	144(2)
Dulles Metro Center 2325 Dulles Corner Boulevard Herndon, VA	2001	NAV	212,000	Maxar Technologies	99,659	$36.45	Jun-22	124
Stonegate 15050 Conference Center Drive Chantilly, VA	2000	NAV	142,447	Peraton	142,477	$31.75	May-22	60
Parkway Square 460 Herndon Parkway Herndon, VA	1986	NAV	206,000	The Boeing Company	204,617	$30.44	Mar-22	82
Page Building 801 Follin Lane Vienna, VA	1971	NAV	190,038	Federal Bureau of Investigation	190,038	$33.23	Mar-22	240
Silverline Center 7900 Westpark Drive McClean, VA	1987	NAV	565,003	Clark Construction	114,345	$36.00	Dec-21	72
Overlook Towers 2550 Wasser Terrace Herndon, VA	2007	NAV	217,074	Airbus Americas, Inc.	119,242	$37.50	Aug-21	132
South Tower 7799 Leesburg Pike Tysons Corner, VA	1984	NAV	190,471	PAE Shield	54,143	$35.84	Jul-21	42
North Building 2235 Monroe Street Reston, VA	2002	NAV	162,275	Harris Corporation	161,359	$36.25	Apr-21	114
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated February 22, 2023, which includes straight lining the rent to $10,975,735 over the term of the South Lake at Dulles Whole Loan.

The following table presents certain information relating to the comparable office sales for the South Lake Dulles Property:

Comparable Office Sales(1)
Property / Location	Net Rentable Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF
South Lake at Dulles 13820 Sunrise Valley Drive Herndon, VA	269,873(2)	2008 / 2020	100.0%(2)	Mar-2023	$110,250,000	$408.53
Dulles Station West 2300 Dulles Station Boulevard Herndon, VA	178,110	2007 / NAP	98.3%	Dec-2022	$51,500,000	$289.15
Century Engineering 10710 Gilroy Road Cockeysville, MD	57,093	2006 / NAP	100.0%	Jun-2022	$21,650,000	$379.21
Arboretum II North & South 2245 & 2235 Monroe Street Herndon, VA	323,716	2002 / 2019	100.0%	Mar-2022	$142,000,000	$438.66
Founder’s Square South 675 North Randolph Street Arlington, VA	352,740	2010 / NAP	100.0%	Sep-2021	$196,534,947	$557.17
One Dulles Tower 13200 Woodland Park Road Herndon, VA	404,665	2002 / NAP	100.0%	Mar-2018	$226,000,000	$558.49
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated February 22, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Borrower. The borrower for the South Lake at Dulles Whole Loan is Mirabaud RE South Lake Owner LLC, a special purpose, bankruptcy remote entity and Delaware limited liability company with one independent director. The borrower is owned by an accommodation entity in order to comply with Shari’ah law. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the South Lake at Dulles Whole Loan.

The Borrower Sponsor. The sponsor of the South Lake at Dulles Whole Loan is Mirabaud RE South Lake Owner LLC. Mirabaud RE South Lake Owner LLC is part of the parent organization, Mirabaud Group. Founded in 1819 and headquartered in Geneva, Switzerland, the Mirabaud Group is an international banking and financial group with a clientele of private and institutional investors, companies and finance professionals that provide highly customized investment advice, private banking and asset management services. There is no non-recourse carveout guarantor with respect to the South Lake at Dulles Whole Loan. At origination, the borrower entered into a master lease with Mirabaud RE South Lake LLC (the “Master Tenant”) for a five-year term with an expiration date of March 5, 2028 related to the South Lake at Dulles Property; provided, however, if any obligations remain outstanding under the South Lake at Dulles Whole Loan, the master lease may not expire without the prior written consent of the landlord or until the lender forecloses or accepts a deed-in-lieu of foreclosure with respect to the South Lake at Dulles Property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Shari’ah Compliant Loan” in the Preliminary Prospectus.

Property Management. The South Lake at Dulles Property is managed by Arena Capital Group, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $418,815 for property tax reserves and approximately $10,186 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $104,704.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $10,186.

Replacement Reserve – On a monthly basis, the borrower is required to escrow 1/12th of the product obtained by multiplying $0.25 by the aggregate number of rentable square feet of space at the South Lake at Dulles Property, which currently equates to approximately $5,622.

Rollover Reserve – The borrower will be required to pay to the lender all lease termination payments received by the borrower, other than (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (as defined below) (including in connection with any Major Tenant (as defined below) insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease, which will be deposited into the special rollover reserve subaccount.

Special Rollover Reserve – During the continuance of a Lease Sweep Period (as defined below) (provided no other Cash Management Period is then continuing) the borrower is required to deposit with the lender all available cash (or such portion of available cash allocated by the lender for deposit into the special rollover reserve subaccount). The borrower will also be required to deposit with the lender for transfer into the special rollover reserve subaccount (i) all fees, penalties, commissions or other payments made to the borrower in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any Major Lease (including in connection with any Major Tenant insolvency proceeding), (ii) any security deposits or proceeds of letters of credit held by the borrower in lieu of cash security deposits, which the borrower is permitted to retain pursuant to the applicable provisions of any Major Lease and (iii) any payments made to the borrower relating to unamortized tenant improvements and leasing commissions under any Major Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Amazon Lease Parking Reserve – Unless a written waiver is obtained from Amazon that no parking work is required at the South Lake at Dulles Property, 60 days after the origination date, the borrower will be required to deposit an amount equal to $300,000, which represents the estimated cost to create additional parking spaces and/or charging stations at the South Lake at Dulles Property as required by the lease, into the Amazon lease parking reserve subaccount.

Lockbox / Cash Management. The South Lake at Dulles Whole Loan documents require a hard lockbox with springing cash management. The borrower is required (i) to cause all master lease rents to be directly deposited into a lender-controlled lockbox account and (ii) after the occurrence and continuance of a Cash Management Period to cause all rents received by non-residential tenants at the South Lake at Dulles Property to be transmitted directly into either a lender-controlled lockbox account or the lender controlled cash management account. The Master Tenant will cause all rents to be delivered into the Master Tenant’s lender-controlled lockbox account directly by the non-residential tenants on a daily basis. The borrower was required to deliver a tenant direction letter to the Master Tenant instructing the Master Tenant to remit all master lease rents directly into the lender-controlled lockbox account. Within the later of (i) five business days of the first occurrence of a Cash Management Period or (ii) the next payment date after such occurrence, the borrower will cause the Master Tenant to establish and maintain a Master Tenant cash management clearing account controlled by the lender. Any rents received by the borrower, the Master Tenant, the property manager or sub-manager are required to be deposited into the lockbox account within two business day of receipt during the continuance of a Cash Management Period. As long as no Cash Management Period is in effect, funds deposited into the lockbox account are required to be transferred to the borrower’s operating account on a daily basis. Upon the occurrence of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lender and applied and disbursed in accordance with the South Lake at Dulles Whole Loan documents. Available cash on deposit will be applied as follows: (a) during the continuance of a Cash Management Period, continuing solely as a result of a Lease Sweep Period, to the special rollover reserve subaccount; or (b) to the extent that a Cash Management Period is in effect (other than solely as a result of a Lease Sweep Period), to the cash collateral subaccount.

A “Cash Management Period” will commence upon the occurrence of any of (i) the stated maturity date of March 5, 2028, (ii) an event of default under the South Lake at Dulles Whole Loan, (iii) the debt service coverage ratio being less than 1.25x as of any calendar quarter or (iv) the commencement of a Lease Sweep Period, and will end, as applicable, if (1) the South Lake at Dulles Whole Loan and all other obligations under the South Lake at Dulles Whole Loan documents have been repaid in full or (2) the stated maturity date has not occurred and, (a) with respect to clause (ii) above, the event of default has been cured and no other event of default has occurred and is continuing, (b) with respect to clause (iii) above, the debt service coverage ratio is at least equal to 1.25x for two consecutive calendar quarters and (c) with respect to clause (iv) above, the Lease Sweep Period has ended.

A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of the term of any Major Lease (including any renewal terms), (ii) the date required under a Major Lease by which the applicable Major Tenant is required to give notice of its exercise of a renewal option thereunder, and such renewal has not been so exercised, (iii) the Major Lease is surrendered, cancelled or terminated prior to its current expiration date, including Amazon’s written notice of its intent to exercise its contraction option to give back up to four contiguous floors of the South Lake at Dulles Property, (iv) any Major Tenant under a Major Lease (a) from and after the origination date and continuing up to and including the payment date occurring on April 5, 2027, goes dark in 50% or more of the space demised under such Major Lease (or gives notice that it intends to cease operating its business in 50% or more of its demised space at the South Lake at Dulles Property) and (b) after the payment date occurring on April 5, 2027 and continuing until the maturity date, goes dark in 33.3% or more of the space demised under such Major Lease (or gives notice that it intends to cease operating its business in 33.3% or more of its demised space at the South Lake at Dulles Property), (v) the occurrence and continuance of a default under any Major Lease by the applicable Major Tenant thereunder, provided that the Master Tenant has delivered notice of default to such Major Tenant (it being acknowledged and agreed to by the borrower that any monetary default by Amazon in the payment of rent under the lease will be a material default under the lease whether or not the borrower or Master Tenant delivers a notice of default to Amazon), (vi) the occurrence of a Major Tenant insolvency proceeding and (vii) so long as Amazon is occupying space at the South Lake at Dulles Property, the credit rating of Amazon.com, Inc. is downgraded below BBB- by S&P or its functional equivalent by any other rating agency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to the subject Lease Sweep Period, including brokerage commissions, tenant improvements and any anticipated shortfalls of payments required under the South Lake at Dulles Whole Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods, or (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing): (1) with respect to clauses (i), (ii), (iii) or (iv) above, upon the earlier to occur of (A) the date on which the Major Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement for a term with the borrower and acceptable to the lender) with respect to all of the space demised under its Major Lease, and in the lender’s judgement, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved Major Lease leasing expenses and any other anticipated expenses in connection with such renewal or extension; (B) with respect to clauses (i) – (vii) above, the date on which all of the space demised under the Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender and entered into in accordance with the South Lake at Dulles Whole Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to clause (iii) above, the date that is 15 months after Amazon exercises its contraction option right; (3) with respect to clause (v) above, if the Major Tenant default has been cured and no other Major Tenant default has occurred for three consecutive months following such cure; (4) with respect to clause (vi) above, if (x) the applicable Major Tenant insolvency proceeding has terminated or (y) the applicable Major Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and (5) with respect to clause (vii) above, the credit rating of Amazon.com, Inc. being restored to at least BBB- or its functional equivalent by any rating agency.

A “Major Lease” means the Amazon lease or any other lease which covers 26,987 square feet or more of net rentable area.

A “Major Tenant” means Amazon or any tenant under a Major Lease, or under one or more leases which, taken together, cover in the aggregate 26,987 square feet or more.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 8 – Cityview Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	4.7%	Net Rentable Area (SF):	376,764
Loan Purpose:	Refinance	Location:	Fort Worth, TX
Borrower:	RPI Bryant Irvin, Ltd.	Year Built / Renovated:	1986 / 2017
Borrower Sponsor:	Jeffrey L. Olyan	Occupancy:	94.5%
Interest Rate:	6.00000%	Occupancy Date:	1/20/2023
Note Date:	2/15/2023	4th Most Recent NOI (As of)(2):	$3,088,561 (12/31/2019)
Maturity Date:	3/6/2033	3rd Most Recent NOI (As of)(2):	$3,474,378 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$3,727,215 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$4,103,394 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	93.2%
Amortization Type:	Interest Only	UW Revenues:	$7,067,489
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$2,237,097
Lockbox / Cash Management:	Springing	UW NOI(2):	$4,830,393
Additional Debt:	No	UW NCF:	$4,437,080
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$70,530,000 / $187
Additional Debt Type:	N/A	Appraisal Date:	1/20/2023

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$106
Taxes:	$256,420	$85,473	N/A	Maturity Date Loan / SF:	$106
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	56.7%
Replacement Reserves:	$169,543	Springing	$169,543	Maturity Date LTV:	56.7%
TI/LC:	$500,000	Springing	$500,000	UW NCF DSCR:	1.82x
Other:	$277,972	Springing	Various	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	100.0%	Loan Payoff	$34,934,023	87.3%
			Return of Equity	2,522,403	6.3
			Closing Costs(3)	1,339,639	3.3
			Reserves	1,203,935	3.0
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Historical NOI has increased year-over-year due to new leasing momentum. Five new leases totaling 23,367 square feet were executed in 2019, five new leases totaling 19,213 square feet were executed in 2020, five new leases totaling 12,496 square feet were executed in 2021 and eight new leases totaling 26,347 square feet were executed in 2022 and 2023.
(3)	Closing Costs include a $800,000 interest rate buydown.

The Loan. The Cityview Centre mortgage loan (the “Cityview Centre Mortgage Loan”) has an original and Cut-off Date balance of $40,000,000 and is secured by a first mortgage lien on the borrower’s fee interest in a 376,764 square foot anchored retail property located in Fort Worth, Texas (the “Cityview Centre Property”). The Cityview Centre Mortgage Loan has a 10-year term and is interest-only for entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 8 – Cityview Centre

The Property. The Cityview Centre Property consists of a 376,764 square foot anchored retail center situated on approximately 35.0 acres in Fort Worth, Texas. The Cityview Centre Property was built in 1986 and, according to the borrower sponsor, underwent an approximately $6.0 million renovation in 2017. There are 2,202 parking spaces (resulting in a ratio of approximately 5.8 spaces per 1,000 square feet) at the Cityview Centre Property. As of January 20, 2023, the Cityview Centre Property was 94.5% occupied. The largest tenants at the Cityview Centre Property are Academy, Specs and Altitude Trampoline Park, with the remaining space leased to various national and local tenants.

Major Tenants.

Academy (78,817 square feet; 20.9% of NRA; 11.1% of underwritten base rent). Academy is one of the nation’s largest sporting goods and outdoor stores. With 268 locations across the United States, Academy sells hunting, fishing and camping equipment, sportswear and apparel. Academy had fiscal year 2021 sales of approximately $6.8 billion. Academy has been in occupancy at the Cityview Centre Property since 1995, has a lease expiration date in January 2028 and has three, five-year renewal options remaining.

Specs (55,800 square feet; 14.8% of NRA; 10.0% of underwritten base rent). Specs is a retailer of liquor, wine and beer, headquartered in Texas, and is one of the largest liquor vendors in the state. Specs has been a tenant at the Cityview Centre Property since 2012 and has a lease expiration date in November 2032.

Altitude Trampoline Park (37,045 square feet; 9.8% of NRA; 6.4% of underwritten base rent). Altitude Trampoline Park is a trampoline park offering activities, such as a foam pit, gymnastics tumble tracks, basketball dunking lanes and dodgeball courts. Altitude Trampoline Park has been in occupancy at the Cityview Centre Property since 2018 and has a lease expiration date in July 2029.

Environmental. According to the Phase I environmental assessment dated January 27, 2023, there was no evidence of any recognized environmental conditions at the Cityview Centre Property.

Historical and Current Occupancy(1)
2019	2020	2021(2)	Current(2)(3)
80.1%	84.2%	84.9%	94.5%
(1)	Historical Occupancies are as of December 31 of each respective year and reflects occupancy excluding temporary tenants.
(2)	The increase in occupancy from 2021 to Current is due to eight new tenants totaling 26,347 square feet being executed in 2022 and 2023.
(3)	Current occupancy is as of January 20, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Exp. Date
Academy(3)	NR/NR/NR	78,817	20.9%	$6.90	$543,987	11.1%	1/31/2028
Specs	NR/NR/NR	55,800	14.8	$8.80	491,040	10.0	11/30/2032
Altitude Trampoline Park	NR/NR/NR	37,045	9.8	$8.50	314,883	6.4	7/31/2029
Ogle School(4)	NR/NR/NR	15,453	4.1	$16.50	254,975	5.2	12/31/2028
Guitars & Cadillacs(5)	NR/NR/NR	12,075	3.2	$10.00	120,750	2.5	3/31/2024
BioLife(6)	NR/NR/NR	11,534	3.1	$13.69	157,951	3.2	3/31/2032
Asian King	NR/NR/NR	9,928	2.6	$13.00	129,064	2.6	1/31/2028
Rio Mambo(7)	NR/NR/NR	9,259	2.5	$21.00	194,439	4.0	9/30/2031
Dogtopia(8)	NR/NR/NR	8,655	2.3	$12.00	103,860	2.1	7/31/2023
Razzoo(9)	NR/NR/NR	7,923	2.1	$27.00	213,921	4.4	4/30/2025
Major Tenants		246,489	65.4%	$10.24	$2,524,869	51.6%

Other Tenants		109,654	29.1%	$21.61	$2,369,950	48.4%

Occupied Collateral Total		356,143	94.5%	$13.74	$4,894,819	100.0%

Vacant Space		20,621	5.5%

Collateral Total		376,764	100.0%

(1)	Based on underwritten rent roll dated January 20, 2023.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent includes rent steps through January 2024 totaling $27,905.
(3)	Academy has three, five-year renewal options remaining.
(4)	Ogle School has two, five-year renewal options remaining.
(5)	Guitars & Cadillacs has one, five-year renewal option remaining.
(6)	BioLife has three, five-year renewal options remaining.
(7)	Rio Mambo has one, ten-year renewal option remaining.
(8)	Dogtopia has two, five-year renewal options remaining.
(9)	Razzoo has two, five-year renewal options remaining. Razzoo is the only major tenant that reports sales and had year-end 2022 sales of approximately $5.4 million ($685 per square foot).
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	20,621	5.5%	NAP	NA	P	20,621	5.5%	NAP	NAP
2023 & MTM	3	12,351	3.3	$167,996	3.4%		32,972	8.8%	$167,996	3.4%
2024	10	25,821	6.9	380,278	7.8		58,793	15.6%	$548,274	11.2%
2025	12	37,544	10.0	788,061	16.1		96,337	25.6%	$1,336,335	27.3%
2026	3	6,672	1.8	129,334	2.6		103,009	27.3%	$1,465,669	29.9%
2027	10	30,079	8.0	636,579	13.0		133,088	35.3%	$2,102,248	42.9%
2028	10	126,590	33.6	1,350,011	27.6		259,678	68.9%	$3,452,259	70.5%
2029	1	37,045	9.8	314,883	6.4		296,723	78.8%	$3,767,142	77.0%
2030	0	0	0.0	0	0.0		296,723	78.8%	$3,767,142	77.0%
2031	2	12,706	3.4	308,190	6.3		309,429	82.1%	$4,075,332	83.3%
2032	2	67,334	17.9	648,991	13.3		376,763	100.0%	$4,724,323	96.5%
2033	0	0	0.0	0	0.0		376,763	100.0%	$4,724,323	96.5%
2034 & Beyond	1	1	0.0	170,496	3.5		376,764	100.0%	$4,894,819	100.0%
Total	54	376,764	100.0%	$4,894,819	100.0%
(1)	Based on the underwritten rent roll dated January 20, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through January 2024 totaling $27,905.

Operating History and Underwritten Net Cash Flow
	2019(1)	2020(1)	2021(1)	2022(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$3,678,614	$3,767,160	$4,112,780	$4,411,202	$4,866,911	$12.92	65.5%
Contractual Rent Steps(3)	0	0	0	0	27,905	0.07	0.4
Percentage Rent	38,866	50,012	0	33,397	33,397	0.09	0.4
Vacant Income	0	0	0	0	360,868	0.96	4.9
Gross Potential Rent	$3,717,480	$3,817,172	$4,112,780	$4,444,599	$5,289,082	$14.04	71.2%
Total Reimbursements	1,447,906	1,825,018	1,818,870	1,930,197	2,139,275	5.68	28.8
Other Income	10,220	2,249	7,512	5,639	0	0.00	0.0
Net Rental Income	$5,175,606	$5,644,439	$5,939,162	$6,380,436	$7,428,357	$19.72	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(360,868)	(0.96)	(4.9)
Effective Gross Income	$5,175,606	$5,644,439	$5,939,162	$6,380,436	$7,067,489	$18.76	95.1%

Total Expenses	$2,087,045	$2,170,061	$2,211,947	$2,277,041	$2,237,097	$5.94	31.7%

Net Operating Income	$3,088,561	$3,474,378	$3,727,215	$4,103,394	$4,830,393	$12.82	68.3%
Total TI/LC, Capex/RR	0	0	0	0	393,313	1.04	5.6
Net Cash Flow	$3,088,561	$3,474,378	$3,727,215	$4,103,394	$4,437,080	$11.78	62.8%
(1)	Historical NOI has increased year-over-year due to new leasing momentum. Five new leases totaling 23,367 square feet were executed in 2019, five new leases totaling 19,213 square feet were executed in 2020, five new leases totaling 12,496 square feet were executed in 2021 and eight new leases totaling 26,347 square feet were executed in 2022 and 2023.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Contractual Rent Steps include rent steps through January 2024 totaling $27,905.

The Market. The Cityview Centre Property is located in Fort Worth, Texas within the Dallas-Fort Worth-Arlington metropolitan statistical area (“DFW”) and approximately nine miles southwest of the Fort Worth central business district. DFW is the country’s fourth largest metropolitan area in population, and according to the appraisal, the top financial and trade center in the southwest United States. The Cityview Centre Property has access to the greater Fort Worth area by Chisholm Trail Parkway, Interstate 20, Interstate 820 Loop and Highway 377. The Cityview Centre Property is located within a larger 662-acre master planned development, with close proximity to apartment complexes, retirement facilities, other

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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retail shopping centers and offices. According to the appraisal, as of 2022, the estimated population within a one-mile, three-mile and five-mile radius totaled 11,126, 92,177 and 266,329 people, respectively, and average household income for the same radii was $93,544, $108,572 and $98,486, respectively.

According to the appraisal, the Cityview Centre Property is situated within the Dallas-Fort Worth retail market and the Southwest Fort Worth retail submarket. As of the third quarter of 2022, the total inventory of the Dallas-Fort Worth retail market was approximately 454.9 million square feet with a 4.8% vacancy rate and asking rents of $21.73 per square foot. For the same time period, the total inventory for the Southwest Fort Worth retail submarket was approximately 8.4 million square feet with a 5.0% vacancy rate and asking rents of $19.27 per square foot.

The appraiser identified 12 comparable retail rentals to the Cityview Centre Property:

Comparable Retail Rental Summary(1)
Property Name/Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
Cityview Centre Fort Worth, TX	1986	94.5%(2)	376,764(2)	Various(2)	Various(2)	$13.74(2)(3)	Various(2)	Various(2)
Keller Crossing Keller, TX	1998	100.0%	133,791	The Drip Bar	1,800	$19.00	Feb-2023	60
Prestonwood Park, Plano Plano, TX	1999	92.0%	111,518	Michellos Pizza	1,532	$23.52	Jun-2022	120
Central Square Bedford, TX	1984	96.0%	46,440	Undisclosed	1,080	$16.00	May-2022	36
Keller Crossing Keller, TX	1998	100.0%	133,791	UPS Store	1,430	$28.05	Jan-2022	60
Pavillion West, Dallas Dallas, TX	1979	94.0%	84,250	Good Buy Gear	1,080	$19.08	Sep-2021	60
Prestonwood Park, Plano Plano, TX	1999	92.0%	111,518	Cafe Amore	3,271	$26.50	May-2021	60
Kessler Hills Shopping Center Dallas, TX	1989	100.0%	101,500	Wings World	600	$26.50	Apr-2021	60
College Park Mall Corsicana, TX	1986	96.0%	222,023	Ollies	35,615	$6.00	Feb-2021	84
The Crossing at Richland Hills North Richland Hills, TX	2000	87.0%	187,068	Milan Laser Hair Removal	1,500	$18.00	Jan-2021	61
Landmark Place Grand Prairie, TX	1986	98.0%	122,224	Club 4 Fitness	44,454	$10.17	Aug-2020	120
Irving Market Center Irving, TX	1987	99.0%	243,757	Ross Dress for Less	30,000	$8.68	Feb-2019	60
Overton Park Plaza Fort Worth, TX	1990	99.0%	354,600	Burlington	40,515	$12.50	Jan-2018	123
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 20, 2023.
(3)	Rent PSF for the Cityview Centre Property is inclusive of underwritten rent steps through January 2024 totaling $27,905.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The following table presents certain information relating to comparable sales for the Cityview Centre Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Cityview Centre Fort Worth, TX	NAP	376,764(2)	94.5%(2)	NAP	NAP	NAP
Price Plaza Katy, TX	Mar-2022	205,538	95.0%	$39,100,000	$190.23	NAP
Lewisville West Shopping Center Lewisville, TX	Jan-2022	128,428	84.0%	$24,000,000	$186.88	NAP
Craig Crossing McKinney, TX	Jan-2022	128,394	90.0%	$26,113,237	$203.38	NAP
Shadow Creek Ranch Pearland, TX	Jan-2022	613,636	98.0%	$135,000,000	$220.00	NAP
League City Town Center League City, TX	May-2021	88,229	97.0%	$19,268,792	$218.40	NAP
The Rim Shopping Center San Antonio, TX	May-2021	52,464	100.0%	$12,408,065	$236.51	NAP
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 20, 2023.

The Borrower. The borrower is RPI Bryant Irvin, Ltd., a Texas limited partnership and single purpose entity. The general partner of the borrower has one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cityview Centre Mortgage Loan. The non-recourse carve-out guarantor of the Cityview Centre Mortgage Loan is Jeffrey L. Olyan.

The Borrower Sponsor. The borrower sponsor is Jeffrey L. Olyan. Jeffrey L. Olyan is founder and president of Retail Plazas, Inc. (“RPI”), which is a commercial real estate firm focused on acquiring and managing well-located anchored shopping centers. RPI manages 14 properties in Texas and Nevada totaling approximately 2.2 million square feet with a market value of $403.1 million.

Property Management. The Cityview Centre Property is managed by Freehold Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) approximately $256,420 for real estate taxes, (ii) $500,000 for future tenant improvements and leasing commissions, (iii) $169,543 for ongoing replacements and (iv) approximately $277,972 for outstanding tenant improvements and leasing commissions and free rent.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which is approximately $85,473.

Insurance Escrows – The borrower will not be required to escrow for monthly insurance premiums provided that (i) no event of default has occurred or is continuing and (ii) the Cityview Centre Property is covered under a blanket policy acceptable to the lender.

Replacement Reserves – On a monthly basis when the replacement reserve falls under $169,543, the borrower will be required to escrow the lesser of (i) $4,709.55 and (ii) the amount necessary to raise the replacement reserve balance to $169,543.

TI/LC Reserves – On a monthly basis when the TI/LC reserve falls under $500,000, the borrower will be required to escrow the lesser of (i) $31,397 and (ii) the amount necessary to raise the replacement reserve balance to $500,000.

Critical Tenant Reserve – Upon the occurrence of a Critical Tenant Trigger Period (as defined below), the borrower will be required to deposit (i) in the case of a non-renewal of a Critical Tenant Lease (as defined below) either (x) $166,667 per month for six calendar months or (y) $1,000,000 in cash or a letter of credit or (ii) with regard to any other Critical Tenant Trigger Period, either (x) $83,334 per month during the continuance of the Critical Tenant Trigger Period or (y) $1,000,000 in cash or a letter of credit and if such Critical Tenant Trigger Period is then continuing, an additional $1,000,000 in cash or a letter of credit on the 13th payment date occurring during the Critical Tenant Trigger Period. The Critical Tenant Reserve

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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is subject to a cap equal to (i) with respect to a Critical Tenant Trigger Period resulting from a non-renewal, $1,000,000 and (ii) with respect to a Critical Tenant Trigger Period resulting from any other trigger event, $1,000,000 for the first 12 months of such trigger event and increasing to $2,000,000 thereafter. In no event, however, will the Critical Tenant Reserve exceed $2,000,000.

A “Critical Tenant Trigger Period” will occur upon any of (i) the bankruptcy of the critical tenant, (ii) an event of default for the critical tenant under its lease, (iii) the critical tenant failing to renew its lease under terms acceptable to the borrower at least six months prior to the expiration of its lease or the date by which the critical tenant is required to give notice under its lease if greater than six months and (iv) upon the critical tenant discontinuing business operations in a material portion of its space other than for repairs lasting less than 180 days. A Critical Tenant Trigger Period will end, with respect to clause (i), the critical tenant withdrawing its petition for bankruptcy or the borrower delivering to the lender one or more acceptable replacement leases, with respect to clause (ii), cure of such event of default, with respect to clause (iii), the critical tenant deciding to extend its lease with terms acceptable to the lender or the borrower delivering to the lender one or more acceptable replacement leases and with respect to clause (iv), full physical and economic occupancy of the critical tenant for at least 30 consecutive days.

A “Critical Tenant Lease” is the Academy lease until it expires and terminates and thereafter, (i) the leases of all tenants occupying the former Academy space or (ii) the leases that replace the amount of base rent that Academy would have paid if it had exercised its extension option.

Low DSCR Sweep Avoidance Reserve – Upon the occurrence of the debt service coverage ratio being less than 1.35x for the previous two calendar quarters, the borrower may avoid a Trigger Period (as defined below) due to a Low DSCR Period (as defined below) by making a Monthly DSCR Sweep Avoidance Deposit (as defined below) in the form of cash or a letter of credit until the Low DSCR Period is no longer ongoing.

A “Monthly DSCR Sweep Avoidance Deposit” will be either (i)(x) $100,000 per month on each of the first 12 payment dates during the Low DSCR Period is continuing and (y) an amount equal to the Monthly DSCR Sweep Avoidance Recalculated Amount (as defined below) per month on each subsequent payment date that the Low DSCR Period is continuing or (ii) following the date that both the cash management and lockbox accounts are open and available to receive deposits, (x) $600,000 in cash or a letter of credit on the first and seventh payment date during the Low DSCR Period and (y) cash or a letter of credit in an amount equal to six times the Monthly DSCR Sweep Avoidance Recalculated Amount on the 13th payment date and on each 6th subsequent payment date during the continuation of such Low DSCR Period.

The “Monthly DSCR Sweep Avoidance Recalculated Amount” will be equal to 1/12th of the difference of (i) the amount of excess cash flow for then-following 12-month period which would exist if the Cityview Centre Property was operating at a debt service coverage ratio of 1.35x minus (ii) the excess cash flow for the then-following 12-month period as reasonably determined by the lender. The Monthly DSCR Sweep Avoidance Amount will be calculated once every 12 months beginning on the 13th month of an ongoing Low DSCR Period.

Lockbox / Cash Management. The Cityview Centre Mortgage Loan requires a springing lockbox with springing cash management. Upon the occurrence of a Trigger Period, the borrower will establish a lockbox account for the exclusive benefit of the lender into which the tenants will be instructed to pay rents directly. Upon the occurrence of a Trigger Period, all amounts in the lockbox account will be automatically transferred for the payment of, among other things, the debt service, monthly escrows, default interest, late payment charges, and if any amounts remaining to the excess cash flow reserve account.

A “Trigger Period” will occur upon (i) an event of default, (ii) insolvency of the borrower or (iii) the debt service coverage ratio being less than 1.35x for two consecutive calendar quarters (“Low DSCR Period”). A Trigger Period will be cured, with respect to clause (i) upon the cure of such event of default and with respect to clause (iii), the debt service coverage ratio being greater than 1.40x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Credit Assessment (Fitch/		Title(3):	Fee / Leasehold
KBRA):	BBB-sf/A-(sf)	Property Type - Subtype:	Office - Various
Original Principal Balance(1):	$38,750,001	Net Rentable Area (SF):	1,443,002
Cut-off Date Principal Balance(1):	$38,750,001	Location:	Various
% of Pool by IPB:	4.6%	Year Built / Renovated(3)(4):	Various / Various
Loan Purpose:	Recapitalization	Occupancy:	98.1%
Borrowers(2):	Various	Occupancy Date(5):	Various
Borrower Sponsor:	Brandywine Operating Partnership, L.P.	4th Most Recent NOI (As of)(6):	$19,669,791 (12/31/2019)
Interest Rate:	5.87500%	3rd Most Recent NOI (As of)(6):	$23,449,062 (12/31/2020)
Note Date:	1/19/2023	2nd Most Recent NOI (As of)(6):	$27,577,620 (12/31/2021)
Maturity Date:	2/6/2028	Most Recent NOI (As of)(6):	$29,521,698 (TTM 11/30/2022)
Interest-only Period:	60 Months	UW Occupancy:	98.2%
Original Term:	60 Months	UW Revenues:	$67,944,892
Original Amortization:	None	UW Expenses:	$23,839,304
Amortization Type:	Interest Only	UW NOI(6):	$44,105,588
Call Protection:	L(25),YM1(28),O(7)	UW NCF:	$40,858,833
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$617,200,000 / $428
Additional Debt(1):	Yes	Appraisal Date(7):	Various
Additional Debt Balance(1):	$206,249,999
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$170
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$170
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	39.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	39.7%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.80x
Other(9):	$26,278,905	Springing	N/A	UW NOI Debt Yield:	18.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$245,000,000	100.0%	Return of Equity	$209,438,221	85.5%
			Upfront Reserves(9)	26,278,905	10.7
			Closing Costs	9,282,874	3.8

Total Sources	$245,000,000	100.0%	Total Uses	$245,000,000	100.0%
(1)	The Brandywine Strategic Office Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by 13 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million. The financial information in the chart above reflects the Brandywine Strategic Office Portfolio Whole Loan (as defined below).
(2)	The borrowers of the Brandywine Strategic Office Portfolio Whole Loan are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC.
(3)	The Brandywine Strategic Office Portfolio Whole Loan is secured by the borrower’s fee simple or leasehold interests in seven office buildings, that were built between 1953 and 2021.
(4)	Three of the Brandywine Strategic Office Portfolio Properties (as defined below) were renovated between 2015 and 2020. See “Portfolio Summary” table herein.
(5)	Occupancy Date is December 21, 2022 for the 401-405 Colorado Property, 1900 Market Property, The Bulletin Building Property and Metroplex – PA Property and January 19, 2023 for the remainder of the Brandywine Strategic Office Portfolio Properties.
(6)	The increase between Underwritten NOI and Historical NOI is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commence in the second half of 2022 and 2023.
(7)	The Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio (as defined below) and includes a 4.15% premium compared to the aggregate appraised value of the Brandywine Strategic Office Portfolio Properties, which is $592,600,000 per the individual appraisals dated between November 2, 2022 and November 4, 2022, and results in an Cut-off Date LTV and Maturity Date LTV of 41.3%.
(8)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(9)	Other initial reserves consist of (a) $23,692,032.03 in outstanding tenant improvement and leasing commissions, $11,039,869.45 of which was delivered in the form of letters of credit, (b) $1,044,971 in free rent obligations, (c) $1,376,789.42 in gap rent obligations and (d) $165,112.50 in required repairs reserves. Other ongoing reserves consist of a springing ground rent reserve.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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The Loan. The Brandywine Strategic Office Portfolio mortgage loan (the “Brandywine Strategic Office Portfolio Mortgage Loan”) is part of a whole loan (the “Brandywine Strategic Office Portfolio Whole Loan”) comprised of thirteen pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $245.0 million, secured by a first mortgage encumbering the borrowers’ fee or leasehold interests in a portfolio of seven office properties totaling approximately 1,443,002 square feet, located in the Philadelphia and Austin office markets (each, a “Brandywine Strategic Office Portfolio Property” and collectively, the “Brandywine Strategic Office Portfolio” or the “Brandywine Strategic Office Portfolio Properties”). The Brandywine Strategic Office Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-1-2 and Note A-2 with an aggregate outstanding principal balance as of the Cut-off Date of approximately $38.75 million. The remaining notes evidencing the Brandywine Strategic Office Portfolio Whole Loan have been or are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. The Brandywine Strategic Office Portfolio Whole Loan was co-originated by Barclays Capital Real Estate Inc. (“Barclays”), Bank of America, N.A. (“Bank of America”), Wells Fargo Bank, National Association (“Wells Fargo”) and Citi Real Estate Funding Inc. (“CREFI”).

The Brandywine Strategic Office Portfolio Whole Loan has an initial five-year term, requires interest-only payments during its entire term and accrues interest at a rate of 5.87500% per annum.

The relationship between the holders of the Brandywine Strategic Office Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$47,000,000	$47,000,000	FIVE 2023-V1	Yes
A-1-2	$23,000,000	$23,000,000	BBCMS 2023-C19	No
A-2	$15,750,001	$15,750,001	BBCMS 2023-C19	No
A-3	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-4(1)	$18,083,333	$18,083,333	Bank of America	No
A-5(1)	$10,000,000	$10,000,000	Bank of America	No
A-6	$25,000,000	$25,000,000	BANK 2023-BNK45	No
A-7(1)	$18,083,333	$18,083,333	Wells Fargo	No
A-8(1)	$10,000,000	$10,000,000	Wells Fargo	No
A-9	$20,000,000	$20,000,000	FIVE 2023-V1	No
A-10(1)	$20,000,000	$20,000,000	CREFI	No
A-11-1	$8,000,000	$8,000,000	FIVE 2023-V1	No
A-11-2(1)	$5,083,333	$5,083,333	CREFI	No
Whole Loan	$245,000,000	$245,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Brandywine Strategic Office Portfolio consists of the fee (five of the Brandywine Strategic Office Portfolio Properties, 66.1% of NRA) and leasehold (two of the Brandywine Strategic Office Portfolio Properties, 33.9% of NRA) interests in seven office properties totaling 1,443,002 square feet located in the Philadelphia (five of the Brandywine Strategic Office Portfolio Properties, 74.3% of NRA) and Austin (two of the Brandywine Strategic Office Portfolio Properties, 25.7% of NRA) office markets. The Brandywine Strategic Office Portfolio Properties were built or renovated, on average, in 2018 and five of the Brandywine Strategic Office Portfolio Properties (60.0% of NRA) were built or renovated in 2017 or later.

The borrower sponsor was involved with the construction and development of four of the Brandywine Strategic Office Portfolio Properties, the Metroplex - PA Property, the 933 First Avenue Property, the Four Points Centre 3 Property and the 401-405 Colorado Property, which were completed between 2007 and 2021 and have a combined cost basis of approximately $214.1 million as of September 30, 2022. The remaining three Brandywine Strategic Office Portfolio Properties, the 500 North Gulph Property, the 1900 Market Property and The Bulletin Building Property (the “Acquisition Properties”) were acquired by the borrower sponsor in 1996, 2012 and 2017, respectively, for a combined cost of approximately $55.9 million. Following the acquisitions, the borrower sponsor invested in the Acquisition Properties, renovating each between 2015 and 2020. As of September 30, 2022, the borrower sponsor’s cost basis of the Acquisition

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Properties was approximately $201.4 million, implying an investment since acquisition of approximately $145.5 million or 2.6 times the borrower sponsor’s initial investment.

As of the December 21, 2022 rent roll, the Brandywine Strategic Office Portfolio was 98.1% leased. Four of the Brandywine Strategic Office Portfolio Properties are 100.0% leased and no Brandywine Strategic Office Portfolio Property is less than 90.1% leased. No tenant outside of the top three tenants at the Brandywine Strategic Office Portfolio represents more than 7.7% of NRA or 7.8% of U/W Base Rent and 39.7% of leases by U/W Base Rent have or will commence after March 2020. The Brandywine Strategic Office Portfolio has a weighted average (by U/W Base Rent) remaining lease term of 9.0 years (9.5 years when including UGI Corporation’s extension executed after UW rent roll date). Additionally, 5.2% of U/W Base Rent and 6.0% of NRA expire during the Brandywine Strategic Office Portfolio Whole Loan term and no more than 4.4% of NRA or 3.0% of U/W Base Rent expires during any one year during the same period.

Investment grade companies or their subsidiaries account for 57.8% of U/W Base Rent across the Brandywine Strategic Office Portfolio, including five of the top ten tenants accounting for 62.9% of top ten U/W Base Rent. In addition to investment grade companies and their subsidiaries, the Brandywine Strategic Office Portfolio is leased to a diverse mix of legal, tech and financial services tenants including SailPoint Technologies, Inc. (9.0% of U/W Base Rent) and Bain & Company, Inc. (4.7% of U/W Base Rent).

The following table presents detailed information with respect to each of the Brandywine Strategic Office Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	% of Appraised Value	U/W NOI	% of U/W NOI
401-405 Colorado	Austin, TX	2021 / NAP	205,803	$62,688,000	25.6%	$138,000,000	23.3%	$10,232,483	23.2%
1900 Market	Philadelphia, PA	1981 / 2015	456,922	61,703,000	25.2	159,100,000	26.8	$11,762,099	26.7
The Bulletin Building	Philadelphia, PA	1953 / 2018-2020	282,709	49,429,000	20.2	113,100,000	19.1	$7,970,910	18.1
Four Points Centre 3	Austin, TX	2019 / NAP	164,818	23,044,000	9.4	67,800,000	11.4	$4,619,849	10.5
500 North Gulph	King of Prussia, PA	1979 / 2019	100,820	16,121,000	6.6	38,100,000	6.4	$3,315,752	7.5
Metroplex – PA	Plymouth Meeting, PA	2007 / NAP	120,877	16,055,000	6.6	38,600,000	6.5	$2,976,914	6.7
933 First Avenue	King of Prussia, PA	2017 / NAP	111,053	15,960,000	6.5	37,900,000	6.4	$3,227,580	7.3
Total			1,443,002	$245,000,000	100.0%	$617,200,000	100.0%	$44,105,588	100.0%
(1)	As of the December 21, 2022 rent roll.
(2)	The Total Appraised Value reflects the portfolio value of the Brandywine Strategic Office Portfolio and includes a 4.15% premium compared to the aggregate appraised value of the Brandywine Strategic Office Portfolio Properties, which is $592,600,000 per the individual appraisals dated between November 2, 2022 and November 4, 2022, and results in an a Cut-off Date LTV and Maturity Date LTV of 41.3%.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Top Tenant Summary(1)
Tenant	Property	Ratings (Moody’s/Fitch/S&P)(2)	Net Rentable Area (SF)	% of Net Rentable Area	UW Base Rent Per Sq. Ft.(3)	U/W Base Rent(3)	% of Total U/W Base Rent(3)	Lease Expiration
Independence Blue Cross, LLC	1900 Market	Baa2 / BBB / A	227,974	15.8%	$35.94	$8,193,359	16.0%	4/16/2034
Spark Therapeutics, Inc.	The Bulletin Building	Aa2 / AA / AA	183,208	12.7	38.32	7,021,239	13.7	12/31/2033(4)
SailPoint Technologies, Inc.	Four Points Centre 3	NR / NR / NR	164,818	11.4	28.03	4,619,849	9.0	4/30/2029
Worldwide Insurance Services, LLC	933 First Avenue	NR / NR / NR	111,053	7.7	35.95	3,992,355	7.8	5/31/2029
CSL Behring L.L.C. (assigned to UGI Corporation)	500 North Gulph	A3 / A / NR	100,820	7.0	38.68	3,899,970	7.6	1/31/2031(5)
Bill Me Later, Inc.	Metroplex - PA	A3 / A- / A-	99,512	6.9	38.27	3,808,075	7.4	1/31/2031(6)
Bain & Company, Inc.	401-405 Colorado	NR / NR / NR	50,423	3.5	47.74	2,407,194	4.7	11/30/2034
JPMorgan Chase Bank, National Association	401-405 Colorado	A1 / AA- / A-	45,100	3.1	48.18	2,173,031	4.2	12/31/2032
1900 Market Street Tenant LLC dba WeWork	1900 Market	NR / NR / NR	56,050	3.9	35.40	1,984,170	3.9	11/30/2037
Pennoni Associates Inc.	1900 Market	NR / NR / NR	55,846	3.9	32.11	1,793,245	3.5	3/31/2029
Ten Largest Tenants			1,094,804	75.9%	$36.44	$39,892,487	78.0%
Remaining Tenants			320,559	22.2	35.16	$11,269,350	22.0
Total Occupied			1,415,363	98.1%	$36.15	$51,161,837	100.0%
Vacant			27,639	1.9
Total / Wtd. Avg.			1,443,002	100.0%

(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	In certain instances, ratings provided are those of the parent company or a rated subsidiary of the entity shown, whether or not the parent company guarantees the lease. Ratings shown for CSL Behring L.L.C. (assigned to UGI Corporation) are related to UGI Corporation, not CSL Behring L.L.C.
(3)	Includes contractual rent steps through January 31, 2024.
(4)	Spark Therapeutics, Inc. has one termination option exercisable by December 31, 2028 with 30 months’ notice (24 months’ notice if occupying less than three full floors) and the payment of unamortized TI/LC costs with respect to the portion of the space terminated.
(5)	In February 2023, CSL Behring assigned its lease to UGI Corporation under the same terms as the CSL Behring lease. In connection with the assignment, an amendment was executed which extended the lease term by 87 months to April 2038 and a termination option exercisable in July 2028 was removed. At time of loan origination, CSL Behring’s lease had not been assigned and the amendment had not been executed and, as such, these terms were not included in the underwriting analysis.
(6)	Bill Me Later, Inc. has a termination option exercisable by September 30, 2027 with 12 months’ notice (15 months if terminating the entirety of the premises) and the payment of a termination fee.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of U/W Base Rent Expiring(3)
Vacant(4)	NAP	27,639	1.9%	NAP	NAP	27,639	1.9%	NAP	NAP
2023 & MTM	3	2,167	0.2%	$0	0.0%	29,806	2.1%	$0	0.0%
2024	1	1,178	0.1%	$69,290	0.1%	30,984	2.1%	$69,290	0.1%
2025	1	3,925	0.3%	$159,669	0.3%	34,909	2.4%	$228,959	0.4%
2026	2	15,964	1.1%	$899,268	1.8%	50,873	3.5%	$1,128,227	2.2%
2027	2	63,707	4.4%	$1,521,647	3.0%	114,580	7.9%	$2,649,874	5.2%
2028	2	12,993	0.9%	$470,179	0.9%	127,573	8.8%	$3,120,053	6.1%
2029	3	331,717	23.0%	$10,405,449	20.3%	459,290	31.8%	$13,525,502	26.4%
2030	3	40,269	2.8%	$1,469,797	2.9%	499,559	34.6%	$14,995,299	29.3%
2031	4	231,664	16.1%	$9,252,842	18.1%	731,223	50.7%	$24,248,141	47.4%
2032	3	67,137	4.7%	$3,211,983	6.3%	798,360	55.3%	$27,460,124	53.7%
2033	5	233,043	16.1%	$9,346,838	18.3%	1,031,403	71.5%	$36,806,962	71.9%
2034 & Beyond	11	411,599	28.5%	$14,354,876	28.1%	1,443,002	100.0%	$51,161,837	100.0%
Total	40	1,443,002	100.0%	$51,161,837	100.00%
(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	Includes contractual rent steps through January 31, 2024.
(4)	Includes 5,543 square feet of variance square feet used by the borrower sponsor to maintain consistent square footage at the Brandywine Strategic Office Portfolio Properties, for which no U/W Base Rent was attributed. All tenants with no square feet or no U/W Base Rent are considered vacant.

Operating History and Underwritten Net Cash Flow(1)(2)
	2019	2020	2021	T-12 11/30/2022	U/W	U/W per Sq. Ft.
Base Rent	$27,601,116	$30,890,803	$35,738,815	$39,157,903	$48,466,798	$33.59
Rent Steps(3)	0	0	0	0	1,964,958	1.36
Straight-Line Rent(4)	0	0	0	0	730,081	0.51
Expense Reimbursements	5,855,685	6,828,704	7,867,805	9,591,402	15,131,339	10.49
Vacant Income	0	0	0	0	1,227,944	0.85
Gross Potential Rent	$33,456,801	$37,719,507	$43,606,620	$48,749,305	$67,521,121	$46.79
Miscellaneous Income	81,801	126,828	200,423	88,972	89,701	0.06
Parking Income	0	0	0	931,443	1,562,015	1.08
In-Place Vacancy	0	0	0	0	(1,227,944)	(0.85)
Effective Gross Income	$33,538,602	$37,846,335	$43,807,043	$49,769,720	$67,944,892	$47.09
Ground Rent(5)	0	0	328,740	335,982	328,740	0.23
Other Operating Expenses	13,868,811	14,397,273	15,900,683	19,912,040	23,510,564	16.29
Total Expenses	$13,868,811	$14,397,273	$16,229,423	$20,248,022	$23,839,304	$16.52
Net Operating Income	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$44,105,588	$30.57
Capital Expenditures	0	0	0	0	360,751	0.25
TI / LC	0	0	0	0	2,886,004	2.00
Net Cash Flow	$19,669,791	$23,449,062	$27,577,620	$29,521,698	$40,858,833	$28.32
(1)	Based on the underwritten rent roll dated December 21, 2022.
(2)	The increase between U/W Net Operating Income and Historical Net Operating Income is due in part to the completion of construction of the 401-405 Colorado Property in 2021. The majority of leases at the 401-405 Colorado Property commence in the second half of 2022 and 2023.
(3)	Contractual rent steps through January 31, 2024.
(4)	Straight-Line Rent taken through the lesser of the Brandywine Whole Loan term and the lease expiration date.
(5)	The ground lease for The Bulletin Building Property was prepaid prior to the origination of the Brandywine Strategic Office Portfolio Whole Loan and was not included in the underwriting calculations.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Major Tenants. Independence Blue Cross, LLC (227,974 square feet; 15.8% of NRA; 16.0% of underwritten base rent). Independence Blue Cross, LLC (“Independence Blue Cross”) is a health insurance company in southeastern Pennsylvania, serving eight million people nationwide. Independence Blue Cross is an independent licensee of the Blue Cross Blue Shield Association, a federation of 34 independent and locally operated companies. Independence Blue Cross offers coverage for national businesses, large employer groups and small businesses as well as Medicare supplemental and Medicare Advantage products, Medicaid and vision and dental coverage. Independence Blue Cross is a subsidiary of Elevance Health, Inc. (formerly Anthem, Inc., NYSE: ELV). Elevance Health Inc. is the largest insurer in the U.S. by medical membership, with approximately 47.2 million members. Elevance Health Inc. was ranked 20th on the 2022 Fortune 500 and is rated Baa2 / BBB / A by Moody’s, Fitch and S&P, respectively. Independence Blue Cross leases space at the 1900 Market Property, across the street from its headquarters at 1901 Market Street under a lease that expires in April 2034 with no termination options.

Spark Therapeutics, Inc. (183,208 square feet; 12.7% of NRA; 13.7% of underwritten base rent). Spark Therapeutics, Inc. (“Spark”) is a developer of gene therapy treatments for genetic diseases including blindness, hemophilia, lysosomal storage disorders and neurodegenerative diseases. Founded in 2013, Spark’s investigational therapies have the potential to provide long lasting effects in patients with conditions where no, or only palliative, therapies exist. In 2019, Spark was acquired by Swiss pharmaceutical company Roche in a transaction worth approximately $4.8 billion. Roche is one of the world’s largest biotech companies with a market capitalization of over $250 billion and is rated Aa2 / AA / AA by Moody’s, Fitch and S&P respectively. Spark leases space at The Bulletin Building Property for a mix of office and lab uses under a lease that expires in December 2033 with one termination option exercisable by December 31, 2028 with 30 months’ notice (24 months’ notice if occupying less than three full floors) and the payment of a termination fee.

SailPoint Technologies, Inc. (164,818 square feet; 11.4% of NRA; 9.0% of underwritten base rent). SailPoint Technologies, Inc. (“SailPoint”) is an enterprise security technology firm focused on identity and access management. SailPoint utilizes AI and machine learning to provide identity security solutions to over 38 million identities and 43% of Fortune 500 companies. SailPoint has over 2,400 global employees and operates in 155 countries. In 2022, SailPoint was acquired by Thoma Bravo, one of the largest private equity firms in the world with more than $114 billion in assets under management as of March 31, 2022. SailPoint leases the entirety of the Four Points Centre 3 Property as its global headquarters under a lease that expires in April 2029 with no termination options.

Worldwide Insurance Services, LLC (111,053 square feet; 7.7% of NRA; 7.8% of underwritten base rent). Worldwide Insurance Services, LLC (“Worldwide Insurance”) offers a variety of travel medical insurance across the United States under the HTH Worldwide brand. Founded in 1997, Worldwide Insurance helps travelers and expatriates to identify, access and pay for healthcare. Worldwide Insurance is rated A- (excellent) by AM Best Company and offers members access to contracted physicians in more than 180 countries. Worldwide Insurance leases the entirety of the 933 First Avenue Property as its corporate headquarters on a lease that expires May 2029 with no termination options.

CSL Behring L.L.C. (assigned to UGI Corporation) (100,820 square feet; 7.0% of NRA; 7.6% of underwritten base rent). In February 2023, CSL Behring L.L.C. assigned its lease to UGI Corporation (“UGI”). UGI is a natural gas and electric power distribution company headquartered in King of Prussia. UGI is an international distributor and marketer of key energy products including natural gas, electricity and renewable solutions. UGI’s subsidiaries include UGI Utilities, Inc. (Moody’s / Fitch / S&P: A3 / A / NR), a natural gas distributor serving approximately 672,000 customers in eastern and central Pennsylvania.

The CSL Behring L.L.C. lease was assigned to UGI under the same terms as the CSL Behring L.L.C. lease. In connection with the assignment, an amendment was executed which extended the lease term by 87 months to April 2038 and a termination option exercisable in July 2028 was removed. At time of loan origination, CSL Behring L.L.C.’s lease had not been assigned and the amendment had not been executed and, as such, these terms were not included in the underwriting analysis.

Environmental. According to Phase I environmental reports dated between November 8, 2022 and November 15, 2022, there are no recognized environmental conditions with recommendations for further action at the Brandywine Strategic Office Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 9 – Brandywine Strategic Office Portfolio

Historical and Current Occupancy(1)(2)
2019	2020	2021	Current(3)
88.5%	93.7%	96.7%	98.1%
(1)	Historical Occupancy is as of December 31st unless otherwise stated and reflect the weighted average quarterly occupancy of the Brandywine Strategic Office Portfolio Properties.
(2)	Construction of the 401-405 Colorado Property was completed in 2021 and has been excluded from 2021, 2020 and 2019 Occupancy calculations.
(3)	Occupancy date is December 21, 2022 for the 401-405 Colorado Property, 1900 Market Property, The Bulletin Building Property and Metroplex – PA Property and January 19, 2023 for the remainder of the Brandywine Strategic Office Portfolio Properties.

The Markets. The Brandywine Strategic Office Portfolio Properties are located in the Philadelphia (five of the Brandywine Strategic Office Portfolio Properties, 74.3% of NRA) and Austin (two of the Brandywine Strategic Office Portfolio Properties, 25.7% of NRA) office markets.

According to the appraisal, the Philadelphia office market has been stable over the past ten years, with a balance in prevailing office supply and demand conditions. Over this time period, there was a moderate decrease in the vacancy rate (0.5% change) and considerable increase in the average asking rent (26.9% change).

The appraisal notes three distinctive trends over the past ten years: the three-year period from 2012 to 2014 was highlighted with a slightly increased supply, positive absorption, a moderate decrease in vacancy rates and an increase in asking rent in the market. From 2015 to 2017, the market saw slightly increased supply, positive absorption, a moderate decrease of vacancy rates and a considerable increase in asking rents. Finally, from 2018-2021, the market saw increase supply, slightly positive absorption, a 1.5% increase in vacancy rates and 16.9% increase in asking rents. As of the third quarter of 2022, vacancy rates and asking rents stand at 9.1% and $26.28 per square foot, respectively.

According to the appraisal, the five Brandywine Strategic Office Portfolio Properties located in the Philadelphia Market are spread across four submarkets which are summarized in the table below.

Philadelphia Submarkets(1)
Property Name	Submarket	NRA (Sq. Ft.)(2)	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	U/W In-Place Base Rent per Sq. Ft.(2)	In-Place Vacancy(2)
1900 Market	Market Street West	456,922	31.7%	12.8%	$32.35	$36.00	$35.61	0.0%
The Bulletin Building	University City	282,709	19.6	5.7%	$26.05	$33.30(3)	$30.99	2.7%
Metroplex - PA	Plymouth Meeting/Blue Bell	120,877	8.4	15.0%	$26.65	$36.50	$34.48	9.9%
933 First Avenue	King of Prussia/Wayne	111,053	7.7	17.0%	$30.65	$35.00	$35.95	0.0%
500 North Gulph	King of Prussia/Wayne	100,820	7.0	17.0%	$30.65	$36.00	$38.68	0.0%
Total / Wtd. Avg.		1,072,381	74.3%	12.0%	$29.71	$35.24	$34.59	1.8%
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: Underwritten Rent Roll dated December 21, 2022. U/W In-Place Base Rent per square foot includes contractual rent steps through January 31, 2024.
(3)	Weighted average of appraisal concluded market rent for Office – Lab space ($40.00 per square foot) and Office – LL space ($15.00 per square foot).

According to the appraisal, the Austin office market was strong over the past ten years, with a significant increase in market inventory of 26.2% coupled with a moderate increase in vacancy rates (2.0% change) and a considerable increase in asking average rent (54.9% change).

The appraisal notes three distinctive trends in the Austin office market over the past ten years. In the four years from 2012 to 2015, there was a significant increase in supply along with significant absorption, a decrease in vacancy rates and a considerable increase in asking rents. The next three-year period from 2016 to 2018 again saw a significant increase in supply, significant positive absorption and a moderate decrease in vacancy rates along with considerable increase in asking rent levels. The most recent three-year period from 2019 to 2021 featured significantly increased supply, positive absorption, a 4.6% increase in vacancy rates and a 10.4% increase in asking rent levels. As of third quarter of 2022, vacancy rates and asking rents stand at 13.7% and $40.60 per square foot, respectively.

According to the appraisal, the two Brandywine Strategic Office Portfolio Properties in the Austin Market are located in two submarkets which are summarized in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Brandywine Strategic Office Portfolio

Austin Submarkets(1)
Property Name	Submarket	NRA (Sq. Ft.)(2)	% of Total Portfolio NRA(2)	Submarket Vacancy	Submarket Rent	Appraiser Concluded Market Rent	U/W In-Place Base Rent per Sq. Ft.(2)	In-Place Vacancy(2)
401-405 Colorado	CBD	205,803	14.3%	1.7%	$37.78	$46.00	$45.92	4.0%
Four Points Centre 3	Far Northwest	164,818	11.4	8.8%	$32.52	$28.00	$28.03	0.0%
Total / Wtd. Avg.		370,621	25.7%	4.9%	$35.44	$38.00	$37.96	2.2%
(1)	Source: Appraisal unless otherwise noted.
(2)	Source: U/W Rent Roll dated December 21, 2022. U/W In-Place Base Rent Per square foot includes contractual rent steps through January 31, 2024.

The Borrowers The borrowers of the Brandywine Strategic Office Portfolio Whole Loan are 405 Colorado Holdings LP, BDN Four Points Land LP, Brandywine 3025 Market, LP, Brandywine Metroplex, L.P., BDN 1900 Market Owner LLC, BDN 500 North Gulph Owner LLC and BDN 933 First Avenue Owner LLC, each a Delaware limited partnership, Pennsylvania limited partnership or Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Brandywine Strategic Office Portfolio Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Brandywine Operating Partnership, L.P., which is owned and controlled by Brandywine Realty Trust (“BRT”). BRT (NYSE: BDN / S&P: BBB-) is one of the largest publicly traded, full-service integrated real estate companies in the United States with a market capitalization of approximately $1.0 billion. Organized as a real estate investment trust, BRT owns, develops, leases and manages a portfolio of 164 urban, town center and transit-oriented properties totaling 23.0 million square feet as of September 30, 2022, with a core focus in the Philadelphia, Austin and Washington, DC markets (excluding assets held for sale). BRT has completed over 6.3 million square feet of ground-up new development in the Philadelphia market, with over 8 million additional square feet in the pipeline. Nearly 15 years ago, BRT entered the Austin market with the acquisition of Prentiss Properties and has since expanded its portfolio to nearly 4 million square feet. In addition, BRT is currently developing a 66-acre master-planned, mixed-use community known as Uptown ATX in North Central Austin, Texas.

Property Management. Each of the Brandywine Strategic Office Portfolio Properties is currently self-managed by the applicable borrower.

Escrows and Reserves. At loan origination, the borrowers deposited (a) $23,692,032.03 in outstanding tenant improvements and leasing commissions, $11,039,869.45 of which was delivered in the form of letters of credit, (b) $1,044,971 in free rent obligations, (c) $1,376,789.42 in gap rent obligations and (d) $165,112.50 into a required repairs reserve account.

Real Estate Tax Reserves - On each monthly payment date, the borrowers are required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account, provided that, such requirement will be waived if the borrowers have provided the lender with evidence of timely payment of taxes and no Trigger Period (as defined below) is continuing.

Insurance Reserves - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit 1/12th of estimated insurance premiums, into the insurance reserve account, provided that such requirement will be waived if the borrower maintains a blanket policy in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents. At loan origination, such requirement was waived as the borrowers obtained an acceptable blanket insurance policy.

Replacement Reserve - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit $30,062.54 into a replacement reserve account.

TI/LC Reserve - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit $240,500.33, into a rollover reserve account. Additionally, any lease termination payments will be deposited into the rollover reserve account and held as rollover funds unless (i) such termination payment was paid with respect to space that was concurrently relet to another tenant, (ii) such tenant has commenced payment of regularly scheduled rent in accordance with the new lease, (iii) all approved leasing expenses on account of the reletting have been repaid and (iv) the debt yield is greater than or equal to the origination date debt yield of 16.61%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 9 – Brandywine Strategic Office Portfolio

Ground Rent Reserve - On each monthly payment date during the continuance of a Trigger Period, the borrowers are required to deposit ground rent due and payable for the immediately following calendar month (subject to a cap of three months’ worth of such ground rent).

Lockbox / Cash Management.   The Brandywine Strategic Office Portfolio Whole Loan is structured with an in-place hard lockbox and springing cash management. At loan origination, the borrowers were required to direct all tenants to remit all rents directly to the applicable lockbox account. On each business day on which no Trigger Period is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. Upon the occurrence of a Trigger Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and, on each payment date, are required to be applied in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents as required in the following order of priority: (i) first, to the ground rent reserve account, (ii) second, to the tax reserve account, (iii) third, to the insurance reserve account, (iv) fourth, for payment of debt service on the Brandywine Strategic Office Portfolio Whole Loan, (v) fifth, to the capital expenditure reserve account, (vi) sixth, to the rollover reserve account, (vii) seventh, for payment of monthly operating expenses, (viii) eighth, for payment of approved extraordinary operating expenses, (ix) ninth, to the lender to pay to the lender any other amounts then due under the Brandywine Strategic Office Portfolio Whole Loan and (x) lastly, all amounts remaining will be deposited into a lender controlled account and held as collateral for the Brandywine Strategic Office Portfolio Whole Loan.

A “Trigger Period” means the period commencing upon the occurrence of (a) an event of default under the Brandywine Strategic Office Portfolio Whole Loan documents, or (b) the debt yield for the Brandywine Strategic Office Portfolio Whole Loan falling below 13.25% for two consecutive calendar quarters (a “Low Debt Yield Trigger Period”).

A Trigger Period may be cured upon the occurrence of (i) with respect to an event of default, the lender’s acceptance of a cure of such event of default in accordance with the Brandywine Strategic Office Portfolio Whole Loan documents, and (ii) with respect to a Low Debt Yield Trigger Period, the Brandywine Strategic Office Portfolio achieving a debt yield of at least 13.25% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Partial Release. The Brandywine Strategic Office Portfolio Whole Loan documents permit the borrower to obtain the release of one or more individual Brandywine Strategic Office Portfolio Properties (each, a “Release Property”) from the lien of the applicable mortgage, from and after the permitted prepayment date, upon the satisfaction of certain conditions set forth in the Brandywine Strategic Office Portfolio Whole Loan documents, including, without limitation, (a) no event of default has occurred and is continuing, (b) prepayment of the Brandywine Strategic office Portfolio Whole Loan in an amount equal to (i) 110% of the allocated loan amount for such Release Property for the first $49,000,000 of prepayments and (ii) 115% of the allocated loan amount for such Release Property thereafter, and (c) after giving effect to such release, the debt yield for the remaining Properties is equal to, or greater than, the greater of (i) 16.61% and (ii) the debt yield immediately prior to such release.

Ground Lease. Two borrowers, 405 Colorado Holdings LP and Brandywine 3025 Market, LP have a leasehold interest in the 401-405 Colorado Property and The Bulletin Building Property, respectively, which are each subject to a ground lease (the “401-405 Colorado Property Ground Lease” and “The Bulletin Building Ground Lease”, respectively).

The 401-405 Colorado Property Ground Lease between 405 Colorado Holdings LP, as ground lessee, and Austin Trust Company and related individuals, collectively, as ground lessor, commenced on January 1, 2009, will expire on December 31, 2083 and contains one, 25-year renewal option. The current annual rent under the 401-405 Colorado Property Ground Lease is $328,740 and is required to be adjusted in proportion to the increase in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index for all Urban Consumers U.S. City Average, on the first day following the end of each 60-month period following the first adjustment date, which was January 1, 2014.

The Bulletin Building Ground lease between the Brandywine 3025 Market, LP, as ground lessee, and Academic Properties Inc., as ground lessor, commenced on October 13, 2017 and will expire on October 12, 2116. All rent pursuant to the Bulletin Building Ground Lease has been prepaid.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
129

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 10 – 100 Jefferson Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 10 – 100 Jefferson Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
131

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 10 – 100 Jefferson Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
132

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 10 – 100 Jefferson Road

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	4.5%	Net Rentable Area (SF):	558,930
Loan Purpose:	Acquisition	Location:	Parsippany, NJ
Borrower:	100 Jefferson F&S LLC	Year Built / Renovated:	1957, 1998 / 2020-2023
Borrower Sponsors:	Simcha Friedman and Moris Schlager	Occupancy:	100.0%
Interest Rate:	7.26000%	Occupancy Date:	2/28/2023
Note Date:	3/10/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	4/6/2033	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$4,460,076 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(5):	$5,241,184 (12/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$14,333,301
Call Protection(2):	L(24),D(92),O(4)	UW Expenses:	$3,903,654
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$10,429,647
Additional Debt(1):	Yes	UW NCF:	$10,196,397
Additional Debt Balance(1):	$59,500,000	Appraised Value / Per SF(6):	$173,000,000 / $310
Additional Debt Type(1):	Pari Passu	Appraisal Date:	8/1/2023

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$174
Taxes:	$109,030	$109,030	N/A	Maturity Date Loan / SF:	$174
Insurance:	$86,237	$28,746	N/A	Cut-off Date LTV(6):	56.4%
Replacement Reserves:	$0	$4,658	N/A	Maturity Date LTV(6):	56.4%
Rollover Reserve:	$0	$14,780	$886,783	UW NCF DSCR:	1.42x
J&J Farms TI Reserve:	$11,598,000	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$97,500,000	67.7%	Purchase Price(7)	$130,500,000	90.6%
Equity Contribution	31,613,758	21.9	Upfront Reserves	11,793,267	8.2
Seller TI Credit(7)	15,000,000	10.4	Closing Costs	1,820,491	1.3
Total Sources	$144,113,758	100.0%	Total Uses	$144,113,758	100.0%
(1)	The 100 Jefferson Road Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $97,500,000 (the “100 Jefferson Road Whole Loan”). The Financial Information in the chart above reflects the 100 Jefferson Road Whole Loan.
(2)	The lockout period will be at least 24 months beginning with and including the first payment date on May 6, 2023. Defeasance of the 100 Jefferson Road Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 10, 2026. The assumed lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2023-C19 securitization trust in April 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Historical cash flow prior to 2021 is not available as the transaction represents acquisition financing and the seller did not provide historical financial information.
(5)	The increase from Most Recent NOI to UW NOI at the 100 Jefferson Road Property (as defined below) is primarily driven by increases in rents from the J&J Farms Creamery lease with a commencement date in March 2023.
(6)	The Appraised Value represents the prospective value upon completion/stabilization as of August 1, 2023 based on the extraordinary assumption that J&J Farms Creamery will complete the buildout of its space. The borrower sponsors have provided a completion guaranty and the estimated cost of the buildout was reserved for at origination. The Cut-off Date LTV and Maturity Date LTV are calculated based on the value upon completion/stabilization.
(7)	The 100 Jefferson Road Property was 63.5% occupied prior to acquisition. At origination, J&J Farms Creamery executed a 15-year lease, increasing occupancy to 100.0%. The seller provided the borrower with $15.0 million in credits to cover tenant improvements and closing costs. A reserve in the amount of $11.598 million was established at origination which represents the anticipated cost of renovations for the J&J Farms Creamery space.

The Loan. The 100 Jefferson Road mortgage loan (the “100 Jefferson Road Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Parsippany, New Jersey (the “100 Jefferson Road Property”). The 100 Jefferson Road Whole Loan was originated by Argentic Real Estate Finance 2 LLC (“AREF”) and JPMorgan Chase Bank, National Association (“JPM”), is evidenced by four pari passu notes, and accrues

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 10 – 100 Jefferson Road

interest at a rate of 7.26000% per annum. The 100 Jefferson Road Whole Loan has a 10-year term and is interest only for the entire loan term. The non-controlling Notes A-3 and A-4, with an aggregate original principal balance of $38,000,000, will be included in the BBCMS 2023-C19 securitization trust. The controlling note A-2 is currently held by AREF and is expected to be contributed to one or more future securitization trust(s). The 100 Jefferson Road Whole Loan will initially be serviced pursuant to the pooling and servicing agreement for the Benchmark 2023-B38 securitization trust. From and after the securitization of the controlling Note A-2, the 100 Jefferson Road Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2023-B38(1)	No
A-2(2)	$29,500,000	$29,500,000	AREF or an affiliate	Yes
A-3	$29,500,000	$29,500,000	BBCMS 2023-C19	No
A-4	$8,500,000	$8,500,000	BBCMS 2023-C19	No
Whole Loan	$97,500,000	$97,500,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.
(2)	Expected to be contributed to one or more future securitization(s).

The Property. The 100 Jefferson Road Property is a multi-tenanted industrial warehouse/distribution complex containing 558,930 square feet located in Parsippany, Morris County, New Jersey. The 100 Jefferson Road Property is divided among three suites (A, B and C). Suite A contains 198,489 square feet and was built in 1998 and renovated in 2020, Suite B contains 204,217 square feet and was built in 1957 and is currently being renovated with the buildout of 157,547 square feet of cold storage space, and Suite C contains 156,224 square feet, was built in 1957, and is under renovation. The 100 Jefferson Road Property features approximately 10% office space, clear ceiling heights that range from 19 to 38 feet, three drive-in doors, 35 dock-high doors and is situated on a 35.9-acre site. The 100 Jefferson Road Property also features a 10-acre solar panel on the building’s roof which was installed in 2011. Parking is provided by 514 surface parking spaces (0.92 spaces per 1,000 square feet). The 100 Jefferson Road Property is currently 100.0% occupied by three tenants. Suite A is occupied by Vitaquest International LLC, Suite B is occupied by J&J Farms Creamery (an affiliate of the borrower sponsors), and Suite C is occupied by PNY Technologies Inc.

Pfizer owned the 100 Jefferson Road Property up until 2010 when it was sold to PNY Technologies Inc, the third largest tenant. PNY Technologies Inc invested approximately $12 million into the 100 Jefferson Road Property between 2010 and 2011 on building out the manufacturing/distribution space, installing a new roof and solar panel equipment. In 2018, PNY Technologies Inc sold the 100 Jefferson Road Property via a sale leaseback transaction to a joint venture between the Harbor Group and Turnbridge Equities (“Harbor Group”) and downsized to its current square footage (currently 156,224 square feet; 28.0% of NRA). The Harbor Group completed a $4.5 million renovation and white boxed Suite B. In the second quarter of 2019, Vitaquest International LLC signed a lease for 198,489 square feet or 35.5% of NRA and completed a $15.0 million renovation between 2020 and 2021. The seller purchased the 100 Jefferson Road Property in October 2020 at 63.5% occupancy and signed temporary leases with Walmart in 2021 and 2022 while negotiating longer permanent leases. At the time, the seller also invested $1.0 million for installation of LED lights throughout Suite B. In conjunction with the current acquisition of the 100 Jefferson Road Property, J&J Farms Creamery, an affiliate of the borrower sponsors, executed a lease for Suite B bringing occupancy to 100.0%.

Major Tenants.

J&J Farms Creamery (204,217 square feet; 36.5% of NRA; 61.2% of underwritten base rent): J&J Farms Creamery is a wholesale distributor with various national brand refrigerated products and a complete line of Kosher refrigerated dairy products. J&J Farms Creamery was founded in 1951 and is now one of the larger independently owned Kosher refrigerated product provider in New York and New Jersey with approximately 100 employees. The company’s top three customer accounts by annual sales include independently owned grocery store chains – Key Foods ($37.2 million, 13.8% of 2022 revenue), Associated Supermarket Group ($37.0 million, 13.7% of 2022 revenue), and C-Town Supermarkets ($17.6 million, 6.5% of 2022 revenue) each of which has 200 to 275 stores in the tri-state area.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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J&J Farms Creamery reported gross profit of approximately $25.6 million which increased by approximately 42% over 2021. J&J Farms Creamery also reported an EBITDAR of approximately $10.5 million in 2022, which was over two times higher than in 2021. J&J Farms Creamery does not have any major financial debt obligation other than $200,000 of total notes payable to shareholders. According to the tenant, the increase in revenue was primarily due to increases in sales volume and price inflation. Based on 2022 financials adjusted for proforma rent expenses, EBITDAR to current gross rent ratio would be approximately 1.37x. J&J Farms Creamery is a sponsor affiliated tenant who will be relocating its operations from an approximately 70,000 square foot warehouse in Queens, New York. J&J Farms Creamery expects to further expand their business and increase sales volume with this relocation as the 100 Jefferson Road Property provides close to three times more square footage than its Queens, New York warehouse.

Furthermore, J&J Farms Creamery is currently renovating its space with an anticipated cost of completion of $11.6 million (“J&J Farms Creamery TIs”) which was escrowed at origination. Upon completion, the space will consist of 157,547 square feet of refrigerated storage, 13,595 square feet of dry storage, 12,870 square feet of office space, and the remaining 20,205 square feet is expected to be comprised of refrigerated loading/distribution areas, loading docks and drive-in bays. In the event the buildout is not completed within 12 months from origination, a Lease Sweep Period (as defined below) commences. However, such 12-month period can be extended by 60 days if lender determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and the J&J Farms Creamery TIs can reasonably be completed within such additional 60-day extension time period. Furthermore, the 100 Jefferson Road Whole Loan will be fully recourse to the guarantors until the buildout is completed in accordance with the terms of the 100 Jefferson Road Whole Loan documents.

At origination of the 100 Jefferson Road Whole Loan, J&J Farms Creamery executed a 15-year lease that expires in February 2038 at $30.00 per square foot with 2.0% escalations and no termination options. Cold storage space commands higher rent than traditional warehouse/distribution space, and, as such, J&J Farms Creamery’s rent is significantly higher than the rents from the two remaining tenants who utilize their space for warehouse purposes. The guarantors provided a 50% lease guaranty during the first five years of the lease term that reduces to 25% starting in year six of the lease term, provided, however if there is a Lease Guaranty Period (as defined below) then continuing, guarantors’ liability will not be reduced to 25% until such Lease Guaranty Period terminates.

“Lease Guaranty Period” means a period which will (x) commence upon the occurrence of a Cash Management Period (as defined below), except that for the purposes of the lease guaranty, a Cash Management Period will not be deemed to have occurred if such Cash Management Period results solely from the occurrence of a Lease Sweep Period attributable to any Lease Sweep Lease (as defined below) other than the J&J Farms Creamery lease and end upon the termination of such Cash Management Period.

Vitaquest International LLC (198,489 square feet; 35.5% of NRA; 19.4% of underwritten base rent): Vitaquest International LLC (“Vitaquest”) is a development and commercialization partner for consumer products such as nutraceuticals, functional foods, and probiotics. Vitaquest was founded in 1977 and currently has approximately 630 employees. Vitaquest reported 2022 revenue and net income of $270.8 million and $23.2 million, respectively. Vitaquest commenced a 130-month lease in May 2019, has three, five-year renewal options remaining and no termination options. In 2020-2021, Vitaquest completed a $15 million renovation of their space with the prior owner contributing approximately $500,000. Vitaquest’s current rent of $9.76 per square foot is 34.9% lower than the appraiser’s market rent for the space of $15.00 per square foot.

PNY Technologies Inc (156,224 square feet; 28.0% of NRA; 19.4% of underwritten base rent): PNY Technologies Inc is a manufacturer of OEM, consumer, and channel electronics markets. PNY Technologies Inc was founded in 1985 and has over 1,000 employees. PNY Technologies Inc reported 2021 revenue and net income of $937.0 million and $61.5 million, respectively. The 100 Jefferson Road Property serves as the company’s headquarters. PNY Technologies Inc owned 100 Jefferson Road Property from 2010 to 2018. In 2018, PNY Technologies Inc sold the 100 Jefferson Road Property via a sale leaseback transaction and signed a 10-year lease that expires in October 2028. PNY Technologies Inc’s current rent of $12.45 per square foot is 17.0% lower than the appraiser’s market rent for the space of $15.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
63.5%	68.0%	74.4%	100.0%
(1)	Historical Occupancies represent the average occupancy over the course of each respective year. Please see “The Property” for information on historical occupancy.
(2)	Current Occupancy is based on the underwritten rent roll dated February 28, 2023.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
J&J Farms Creamery(3)	NR/NR/NR	204,217	36.5%	$30.00	$6,126,510	61.2%	2/28/2038
Vitaquest International LLC	NR/NR/NR	198,489	35.5	$9.76	1,937,869	19.4	2/28/2030
PNY Technologies Inc	NR/NR/NR	156,224	28.0	$12.45	1,944,284	19.4	10/4/2028

Occupied Collateral Total / Wtd. Avg.		558,930	100.0%	$17.91	$10,008,663	100.0%

Vacant Space		0	0.0%
Collateral Total		558,930	100.0%

(1)	Based on the underwritten rent roll dated February 28, 2023 and includes contractual rent steps through October 2023.
(2)	The space for J&J Farms Creamery represents cold storage and therefore commands a higher rent than the traditional warehouse space for Vitaquest International LLC and PNY Technologies Inc. Furthermore, the rents for Vitaquest International LLC and PNY Technologies Inc are below market according to the appraisal.
(3)	J&J Farms Creamery is an affiliate of the sponsor.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	1	156,224	28.0	1,944,284	19.4	156,224	28.0%	$1,944,284	19.4%
2029	0	0	0.0	0	0.0	156,224	28.0%	$1,944,284	19.4%
2030	1	198,489	35.5	1,937,869	19.4	354,713	63.5%	$3,882,153	38.8%
2031	0	0	0.0	0	0.0	354,713	63.5%	$3,882,153	38.8%
2032	0	0	0.0	0	0.0	354,713	63.5%	$3,882,153	38.8%
2033	0	0	0.0	0	0.0	354,713	63.5%	$3,882,153	38.8%
2034 & Beyond	1	204,217	36.5	6,126,510	61.2	558,930	100.0%	$10,008,663	100.0%
Total	3	558,930	100.0%	$10,008,663	100.0%
(1)	Based on the underwritten rent roll dated February 28, 2023 and includes contractual rent steps through October 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 100 Jefferson Road
Operating History and Underwritten Net Cash Flow(1)
	2021	2022	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,254,197	$4,771,174	$9,909,377	$17.73	69.0%
Vacant Income	0	0	0	0.00	0.0
Rent Steps(3)	0	0	99,287	0.18	0.7
Gross Potential Rent	$4,254,197	$4,771,174	$10,008,663	$17.91	69.7%
Total Reimbursements	1,787,756	1,814,588	3,160,805	5.66	22.0
Electric Reimbursement(4)	811,626	1,151,036	1,185,587	2.12	8.3
Net Rental Income	$6,853,579	$7,736,798	$14,355,055	$25.68	100.0%
Other Income	588,082	695,998	695,998	1.25	4.8
(Vacancy/Credit Loss)	0	0	(717,753)	(1.28)	(5.0)
Effective Gross Income	$7,441,661	$8,432,796	$14,333,301	$25.64	99.8%
Total Expenses	2,981,585	3,191,612	3,903,654	6.98	27.2
Net Operating Income(5)	$4,460,076	$5,241,184	$10,429,647	$18.66	72.8%
Capital Expenditures	0	0	55,893	0.10	0.4
TI/LC	0	0	177,357	0.32	1.2
Net Cash Flow	$4,460,076	$5,241,184	$10,196,397	$18.24	71.1%

(1)	Historical cash flow prior to 2021 is not available as the transaction represents acquisition financing and the seller did not provide them.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rent Steps include contractual rent steps through October 2023.
(4)	Tenants are responsible for market rate electrical expenses while the 100 Jefferson Road Property benefits from lower electric expenses due to the rooftop solar array resulting in electrical reimbursements greater than 100%.
(5)	The increase from 2022 Net Operating Income to Underwritten Net Operating Income at the 100 Jefferson Road Property is primarily driven by the execution of the J&J Farms Creamery lease commencing in March 2023.

Environmental. According to the Phase I environmental assessment dated December 9, 2022, there is no evidence of any recognized environmental conditions at the 100 Jefferson Road Property.  However, the environmental consultant identified (i) a controlled recognized environmental condition in connection with (A) controls being in place in the form of a deed notice for residual pesticide impacts and total petroleum hydrocarbon impacts to the 100 Jefferson Road Property and (B) the issuance of regulatory closure through a restricted use response action outcome and (ii) historical recognized environmental conditions in connection with closed release incidents, removed underground storage tanks and other areas of concern that have been issued no further action status. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Preliminary Prospectus.

The Market. The 100 Jefferson Road Property is located in Parsippany, New Jersey, approximately 27 miles west of New York City and forms part of the Newark, NJ-PA Metropolitan Statistical Area (“MSA”). The top three industries within New Jersey are Services, Finance/Insurance/Real Estate, and Manufacturing. Primary access to the 100 Jefferson Road Property is provided by Interstate 287 and Interstate 80, which provide direct access to New York City and New York State. The 100 Jefferson Road Property is located in Parsippany-Troy Hills Township, which serves as one of the major employment centers in Northern New Jersey as it encompasses over 14 million square feet of office space and 4.8 million square feet of industrial space.

According to the appraisal, the 2022 population within a one-, three- and five-mile radius was 3,495, 66,206, and 152,460, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $134,049, $124,048, and $128,571, respectively.

According to the appraisal, the 100 Jefferson Road Property is located within the Eastern Morris Industrial Submarket. As of the first quarter of 2023, the Eastern Morris Industrial Submarket has an inventory of approximately 23.0 million square feet, with 8,000 square feet under construction. The submarket has a vacancy rate of 4.8%. The overall rental rate in the submarket for industrial space (non-cold storage) is $15.56 per square foot, an increase of 14.8% over the fourth quarter of 2021. According to a third-party report, Northern New Jersey refrigerated warehouse occupancy is 99%. The appraiser

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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concluded to a market rent of $15.00 for the warehouse space (Suites A and C) and $28.50 for the cold storage space (Suite B) per square foot for the 100 Jefferson Road Property.

The following table presents certain information relating to comparable industrial sales for the 100 Jefferson Road Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
100 Jefferson Road	558,930	1957, 1998 / 2020-2023	100%(2)	Mar-23	$130,500,000(3)	$233.48	N/A
Parsippany, NJ
20-30 Continental Drive	567,066	1980 / NAP	100%	Jun-22	$138,530,000	$244.29	4.14%
Wayne, NJ
241 Oraton Street	131,205	1995 / NAP	100%	Dec-21	$32,000,000	$243.89	3.76%
Newark, NJ
65 Baekeland Avenue	400,000	2021 / NAP	100%	Oct-21	$131,100,000	$327.75	2.90%
Middlesex, NJ
FedEx Ground	269,204	2010 / NAP	100%	Jul-21	$91,000,000	$338.03	4.50%
South Brunswick, NJ
66-96 East Union Avenue	102,224	1960 / NAP	100%	Jan-21	$24,500,000	$239.67	5.15%
East Rutherford, NJ
(1)	Information obtained from the appraisal.
(2)	Based on the underwritten rent roll dated February 28, 2023.
(3)	The 100 Jefferson Road Property was 63.5% occupied prior to acquisition. At origination, J&J Farms Creamery executed a 15-year lease, increasing occupancy to 100.0%. The seller provided the borrower with $15.0 million in credits to cover tenant improvements and closing costs. A reserve in the amount of $11.598 million was established at origination which represents the anticipated cost of renovations for the J&J Farms Creamery space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 100 Jefferson Road

The following table presents certain information relating to comparable industrial leases for the 100 Jefferson Road Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
100 Jefferson Road	1957, 1998	558,930(2)	198,489(2)	Vitaquest International LLC	38'	$9.76(2)	May-19(2)	130(2)
Parsippany, NJ
340 Kaplan Drive	1901	30,494	30,494	Dish Network	18'	$15.00	Sep-22	61
Fairfield, NJ
1100 Randolph Road	1968	207,192	103,246	ELM	27'	$14.50	Jul-22	121
Somerset, NJ
1 Truman Drive South	1978	369,313	142,365	Menasha Packaging	24'	$15.00	May-22	60
Edison, NJ
140-142 Clinton Road	1968	77,983	41,458	All-State Floor	21'	$13.90	Apr-22	60
Fairfield Township, NJ
220 Mill Road	1991	467,000	112,000	Impex	36'	$15.00	Mar-22	60
Edison, NJ
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2023.

The following table presents certain information relating to comparable cold storage leases for the 100 Jefferson Road Property:

Comparable Cold Storage Rental Summary(1)
Property / Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Months)
100 Jefferson Road	1957, 1998	558,930(2)	204,217(2)	J&J Farms Creamery	19'	$30.00(2)	Mar-23(2)	180(2)
Parsippany, NJ
Confidential	2003	75,000	75,000	Confidential	36'	$28.00	Jan-23	60
Carlstadt, NJ
408 Fairfield Road	2023	368,050	33,000	Quality Frozen Foods	38'	$25.00	Jan-23	120
Freehold, NJ
205 Jackson Street	1977	32,000	32,000	Rivera Produce Corporation	21'	$25.00	Jun-22	60
Englewood, NJ
120 Frontage Road	2021	75,900	75,900	Alliance Ground International	36'	$28.00	Dec-21	123
Newark, NJ
200 Polar Way	2003	49,500	46,900	Lineage Logistics	24' - 33'	$24.00	Nov-21	60
Jersey City, NJ
FreezPak Logistics	2023	268,000	268,000	FreezPak Logistics	36'	$25.00	Nov-21	300
Avenel, NJ
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 28, 2023.

The Borrower. The borrowing entity for the 100 Jefferson Road Whole Loan is 100 Jefferson F&S LLC, a single purpose entity with two independent directors. Legal counsel to the 100 Jefferson Road Whole Loan borrower delivered a non-consolidation opinion in connection with the origination of the 100 Jefferson Road Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Simcha Friedman and Moris Schlager. Simcha Friedman and Moris Schlager are the principals of J&J Farms Creamery, a wholesale distributor of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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refrigerated goods established in 1951 that services the New York and New Jersey region. Additionally, the borrower sponsors’ commercial real estate experience includes investments in two multifamily properties totaling 55 units, over a dozen single family home / condominium rental properties, and two multi-tenant/single tenant retail properties all of which are located in New York and New Jersey.

Property Management. The 100 Jefferson Road Property is managed by Madison Properties USA LLC.

Escrows and Reserves. At origination, the borrower deposited into escrow $11,598,000 for a J&J Farms TI Reserve, approximately $109,030 for real estate taxes, and approximately $86,237 for insurance reserves.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $109,030.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $28,746.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $4,658 for replacement reserves ($0.10 per square foot annually).

Rollover Reserve – On a monthly basis, the borrower is required to escrow approximately $14,780 for rollover reserves ($0.32 per square foot annually) subject to a cap of $886,783.

Lockbox / Cash Management. The 100 Jefferson Road Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be transmitted directly by non-residential tenants at the 100 Jefferson Road Property into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the 100 Jefferson Road Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on a daily basis to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on a daily basis to be applied and disbursed in accordance with the 100 Jefferson Road Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 100 Jefferson Road Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the 100 Jefferson Road Whole Loan.

“Cash Management Period” means a period which will commence upon the occurrence of any of the following: (i) the stated maturity date, (ii) an event of default, (iii) if, as of the last day of any calendar quarter during the term, the debt service coverage ratio is less than 1.20x, (iv) if, as of the last day of any calendar quarter during the term, the debt yield is less than 8.00% or (v) the commencement of a Lease Sweep Period; and will end upon if (1) the loan and all other obligations under the loan documents have been repaid in full or (2) the stated maturity date has not occurred and (A) with respect to the matters described in clause (ii) above, such event of default has been cured and no other default or event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the 100 Jefferson Road Property has achieved a debt service coverage ratio of at least 1.30x as of the last day of a calendar quarter for two consecutive calendar quarters, (C) with respect to the matter described in clause (iv) above, the lender has determined that the 100 Jefferson Road Property has achieved a debt yield of at least 8.50% as of the last day of a calendar quarter for two consecutive calendar quarters, or (D) with respect to the matter described in clause (v) above, upon the termination of such Lease Sweep Period.

A “Lease Sweep Period” will commence upon the occurrence of any of the following: (i) the date that is 12 months prior to the end of the term of any Lease Sweep Lease (including any renewal terms); (ii) the earlier of (a) the date required under a Lease Sweep Lease by which the applicable Lease Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), or (b) the date the applicable Lease Sweep Tenant actually gives such notice of its intention not to renew or extend; (iii) any Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 10 – 100 Jefferson Road

gives notice (whether actual or constructive) of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); (iv) any Lease Sweep Tenant vacates or discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same (provided, however, the foregoing clause (iv) will not be deemed to apply to J&J Farms Creamery until after the date that is 12 months after the origination date, however, such 12 month period will be extended by 60 days if (x) the lender, in the lender’s reasonable discretion, determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and (y) the J&J Farms Creamery TIs can reasonably be completed within such additional 60 day extension time period); (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder; (vi) the occurrence of a Lease Sweep Tenant insolvency proceeding; (vii) the occurrence of a J&J Farms Revenue Sweep Period (as defined below), to be tested annually starting on January 30, 2024 through the term of the 100 Jefferson Road Whole Loan; (viii) the occurrence of a J&J Farms EBITDAR Sweep Period (as defined below), to be tested annually starting on January 30, 2024 through the term of the 100 Jefferson Road Whole Loan; or (ix) J&J Farms Creamery failing to complete the J&J Farms Creamery TIs within 12 months from the origination date (provided, however, such 12 month period will be extended by 60 days if (x) the lender, in the lender’s reasonable discretion, determines J&J Farms Creamery is using commercially reasonable and diligent efforts to complete the J&J Farms Creamery TIs and (y) the J&J Farms Creamery TIs can reasonably be completed within such additional 60 day extension time period).

A Lease Sweep Period will end upon the occurrence of any of the following: (1) with respect to a Lease Sweep Period caused by a matter described in clauses (i), (ii), (iii) or (iv) above, upon the earliest to occur of (x) the determination by the lender, in its reasonable and good faith discretion, that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated leasing commissions, any down-time or free rent periods and tenant improvement expenses in connection with the re-leasing of the space under the applicable lease(s) that gave rise to the subject Lease Sweep Period; (y) the date on which the subject Lease Sweep Tenant irrevocably exercises its renewal or extension option (or otherwise enters into an extension agreement with the borrower and acceptable to the lender) with respect to all of the space demised under its Lease Sweep Lease, and in the lender’s reasonable judgment, sufficient funds have been accumulated in the special rollover reserve subaccount (during the continuance of the subject Lease Sweep Period) to pay for all anticipated approved leasing expenses for such Lease Sweep Lease and any other anticipated expenses in connection with such renewal or extension; or (z) the date on which all of the space demised under the subject Lease Sweep Lease (or portion thereof) that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease(s) and all approved Lease Sweep Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (2) with respect to a Lease Sweep Period caused by a matter described in clause (v) above, if the subject Lease Sweep Tenant default has been cured, and no other Lease Sweep Tenant default has occurred for a period of six consecutive months following such cure; (3) with respect to a Lease Sweep Period caused by a matter described in clause (vi) above, if the applicable Lease Sweep Tenant insolvency proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned pursuant to the terms of the 100 Jefferson Road Whole Loan documents; (4) with respect to a Lease Sweep Period which exists solely due to the occurrence and continuance of a J&J Farms Revenue Sweep Period, upon the expiration of such J&J Farms Revenue Sweep Period in accordance with the terms of the definition of the applicable J&J Farms Revenue Sweep Period; (5) with respect to a Lease Sweep Period which exists solely due to the occurrence and continuance of a J&J Farms EBITDAR Sweep Period, upon the expiration of such J&J Farms EBITDAR Sweep Period in accordance with the terms of the definition of the applicable J&J Farms EBITDAR Sweep Period; or (6) with respect to a Lease Sweep Period caused by a matter described in clause (ix) above, the date on which the J&J Farm Creamery TIs are completed.

“J&J Farms Revenue Sweep Period” means a period (i) commencing as of the lender’s determination that the J&J Farms Creamery annualized gross revenue decreased by 25% or more compared to $270,390,464; and (ii) expiring upon the lender’s determination that the J&J Farms Creamery annualized gross revenue is at least 90% of $270,390,464.

“J&J Farms EBITDAR Sweep Period” means a period (i) commencing as of the lender’s determination that the annualized J&J Farms EBITDAR ratio is less than 1.25x; and (ii) expiring upon the lender’s determination that the annualized J&J Farms EBITDAR ratio is equal to or greater than 1.30x.

“Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
141

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 10 – 100 Jefferson Road

“Lease Sweep Lease” means any lease which (a) covers 20% or more rentable square feet of the 100 Jefferson Road Property and (b) the J&J Farms Creamery lease.

Subordinate and Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
142

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 11 – Walgreens Distribution Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,200,000	Title:	Fee
Cut-off Date Principal Balance:	$31,200,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	3.7%	Net Rentable Area (SF):	724,424
Loan Purpose:	Acquisition	Location:	Mount Vernon, IL
Borrower:	ABCFGS Owner LLC	Year Built / Renovated:	1990 / 2000
Borrower Sponsors:	George Hicker and Kathryn Hicker	Occupancy:	100.0%
Interest Rate:	6.14000%	Occupancy Date:	3/14/2023
Note Date:	3/14/2023	4th Most Recent NOI (As of)(6):	NAV
Anticipated Repayment Date(1):	4/6/2033	3rd Most Recent NOI (As of) (6):	NAV
Interest-only Period(1):	120 months	2nd Most Recent NOI (As of) (6):	NAV
Original Term(1):	120 months	Most Recent NOI (As of) (6):	NAV
Original Amortization Term(1):	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only – ARD	UW Revenues:	$3,344,190
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$5,010
Lockbox / Cash Management:	Springing	UW NOI:	$3,339,180
Additional Debt:	No	UW NCF:	$3,339,180
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$52,500,000 / $72
Additional Debt Type:	N/A	Appraisal Date:	2/8/2023

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$43
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF(1):	$43
Insurance(3):	$5,010	$418	N/A	Cut-off Date LTV:	59.4%
Replacement Reserve(4):	$0	Springing	N/A	Maturity Date LTV(1):	59.4%
Debt Service Reserve(5):	$164,961	$0	N/A	UW NCF DSCR:	1.72x
				UW NOI Debt Yield:	10.7%
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$31,200,000	58.8%	Purchase Price	$52,000,000	98.0%
Borrower Sponsor Equity	21,876,810	41.2	Closing Costs	906,838	1.7
			Upfront Reserves	169,971	0.3
Total Sources	$53,076,810	100.0%	Total Uses	$53,076,810	100.0%
(1)	The Walgreens Distribution Center Mortgage Loan (as defined below) is structured with an anticipated repayment date of April 6, 2033 (the “ARD”). If the Walgreens Distribution Center Mortgage Loan is not paid off before the ARD, then the Walgreens Distribution Center Mortgage Loan will accrue interest at the Adjusted Interest Rate (as defined below). The final maturity date of the Walgreens Distribution Mortgage Loan is April 6, 2038. The information presented in the charts above for Interest-only Period, Original Term, Original Amortization Term, Maturity Date Loan / SF and Maturity Date LTV are based on the ARD.
(2)	Monthly tax reserves are not required as long as each of the Impound Account Conditions (as such term is defined in the Walgreens Distribution Center Mortgage Loan documents) is satisfied.
(3)	Walgreens is required to maintain all insurance required under the lease (which does not require terrorism insurance) and pay all related premiums, provided that the lease permits the tenant to self-insure and the Walgreens Distribution Center Mortgage Loan documents permit the borrower to rely on such self-insurance, subject to the satisfaction of certain conditions in the Walgreens Distribution Center Mortgage Loan documents; provided further, that the borrower is required to maintain terrorism insurance and pay the related premiums. The upfront and monthly insurance reserves reflect the premium amount for such terrorism insurance. Notwithstanding the foregoing, the borrower will be required to pay (i) monthly insurance reserves (related to all insurance other than terrorism insurance) in the event the Insuran+ce Conditions Precedent (as such term is defined in the Walgreens Distribution Center Mortgage Loan documents) are not satisfied and (ii) monthly insurance reserves related to terrorism insurance in the event the borrower (a) fails to maintain the required terrorism insurance coverage or (b) fails to maintain with the lender $5,010 in the insurance reserve.
(4)	Monthly Replacement Reserve is not required as long as each of the Capital Expenditure Funds Waiver Conditions (as such term is defined in the Walgreens Distribution Center Mortgage Loan documents) are satisfied.
(5)	The amount in the Debt Service Reserve will be automatically applied to the first month of debt service on the monthly payment date in May 2023. The May 2023 debt service amount was reserved by the borrower at closing (and deposited into the Debt Service Reserve).
(6)	Most Recent NOI, and 2nd, 3rd and 4th Most Recent NOI information is not available due to the fact that the borrower acquired the Walgreens Distribution Center Property pursuant to a sale leaseback.

The Loan. The Walgreens Distribution Center mortgage loan (the “Walgreens Distribution Center Mortgage Loan”) was originated by LMF, has an outstanding principal balance as of the Cut-off Date of $31,200,000 and is secured by a first lien

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
143

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 11 – Walgreens Distribution Center

mortgage on the borrower’s fee interest in a 724,424 square foot industrial warehouse and distribution property located in Mount Vernon, Illinois (the “Walgreens Distribution Center Property”). The Walgreens Distribution Center Mortgage Loan requires interest only payments through the ARD and accrues interest at 6.14000% per annum (the “Initial Interest Rate”) through and including the last day of the accrual period in which the ARD occurs. From and after the ARD, to the extent that the Walgreens Distribution Center Mortgage Loan is outstanding, the Walgreens Distribution Center Mortgage Loan will accrue interest at a rate equal to the greater of (a) the five-year treasury rate plus 5.00000% and (b) the Initial Interest Rate plus 5.0000% per annum (the “Adjusted Interest Rate”).

The Property. The Walgreens Distribution Center Property is a 724,424 square foot industrial warehouse and distribution building located in Mount Vernon, Illinois. The Walgreens Distribution Center Property is solely occupied by Walgreens. The Walgreens Distribution Center Property is improved with three buildings, including a main distribution center building, a fire pump building, and a truck repair shed. The Walgreens Distribution Center Property is situated on an approximately 75.4-acre parcel, which includes 20.7 acres of expansion land. Onsite parking includes 1,158 vehicle spaces, 230 truck spaces, and 33 motorcycle spaces, for a total of 1,421 parking spaces and a parking ratio of 1.96 spaces per 1,000 square feet. Walgreens has been the sole occupant at the Walgreens Distribution Center Property since construction of the Walgreens Distribution Center Property in 1990. In 2000, additional square footage was added to the west side of the building, nearly doubling the size of the Walgreens Distribution Center Property. The original building had a ceiling height of approximately 45 feet, and the addition to the building has a height of approximately 50 feet. Amenities at the Walgreens Distribution Center Property include security fencing, secure access, a truck maintenance building, a fire pump building, concrete truck docks and drive and asphalt passenger parking lots.

Sole Tenant. Walgreens (724,424 square feet; 100.0% of NRA; 100.0% of underwritten base rent). Walgreens (Baa3/BBB/NR by Moody’s/S&P/Fitch) has been the sole occupant at the Walgreens Distribution Center Property since 1990. The borrower acquired the Walgreens Distribution Center Property pursuant to a sale leaseback. The Walgreens Distribution Center Property serves as a distribution hub for 800 stores throughout the Midwest and serves as a national replenishment facility for Walgreens. The majority of the main building is warehouse with office areas supporting the warehouse operations. Founded in 1901 in Chicago, Illinois, Walgreens is an integrated healthcare, pharmacy and retail leader serving customers in the United States, Europe and Latin America. Walgreens is a global retail pharmacy with approximately 13,000 locations and more than 315,000 employees. Walgreens’ portfolio of consumer brands includes Walgreens, Boots, Duane Reade, No7 Beauty Company, Benavides and Ahumada. Walgreens reported net earnings of approximately $4.34 billion for the year ended 2022.

In connection with the origination of the Walgreen’s Distribution Center Mortgage Loan, the borrower purchased the Walgreens Distribution Property from Walgreens using, among other things, proceeds from the Walgreen’s Distribution Center Mortgage Loan, and Walgreens entered into a lease with the borrower. The lease has a lease expiration of March 31, 2038 and six, five-year renewal options thereafter. Walgreens through its lease, and the City of Mount Vernon, through a recorded declaration, each have rights of first refusal (“ROFR”) to purchase the Walgreens Distribution Center Property, provided that Walgreen’s ROFR is applicable only if the City of Mount Vernon waives or fails to exercise its ROFR. Neither ROFR is applicable in a foreclosure or deed in lieu, but each would apply to any sale of the Walgreens Distribution Center Property thereafter. The City of Mount Vernon provided a waiver of its ROFR in connection with the borrower’s acquisition of the Walgreens Distribution Center Property. The lease has an annual base rent of $3,259,908 ($4.50 per sq. ft.) NNN with 5.0% rent increases every five years, including at the onset of each renewal option.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the sole tenant being in occupancy at the Walgreens Distribution Center Property since 1990 and are as of December 31 of each respective year .
(2)	Current Occupancy is as of March 14, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 11 – Walgreens Distribution Center
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Walgreens(3)	Baa3/BBB/NR	724,424	100.0%	$4.50	$3,259,908	100.0%	3/31/2038
Occupied Collateral Total / Wtd. Avg.		724,424	100.0%	$4.50	$3,259,908	100.0%

Vacant Space		0	0.0%

Collateral Total		724,424	100.0%

(1)	Based on the underwritten rent roll dated March 14, 2023.
(2)	Ratings provided are for the parent company of the entity shown in “Tenant” field whether or not the parent company guarantees the lease.
(3)	Walgreens has six, five-year renewal options remaining.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034 & Beyond	1	724,424	100.0	3,259,908	100.0	724,424	100.0%	$3,259,908	100.0%
Total	1	724,424	100.0%	$3,259,908	100.0%
(1)	Based on the underwritten rent roll dated March 14, 2023.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 11 – Walgreens Distribution Center
Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,259,908	$4.50	97.5%
Straight Line Rent	84,282	0.12	2.5
Gross Potential Rent	$3,344,190	$4.62	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$3,344,190	$4.62	100.0%
(Vacancy/Credit Loss)	0	0.00	0.0
Other Income	0	0.00	0.0
Effective Gross Income	$3,344,190	$4.62	100.0%
Total Expenses	5,010	0.01	0.1
Net Operating Income	$3,339,180	$4.61	99.9%
Capital Expenditures	0	0.00	0.0
TI/LC	0	0.00	0.0
Net Cash Flow	$3,339,180	$4.61	99.9%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Walgreens Distribution Center Property is in Mount Vernon, Illinois, approximately 78 miles east of St. Louis, Missouri. The Walgreens Distribution Center Property is located along the Northwestern fringe of Mount Vernon, Illinois. Primary regional access to the area is provided via Interstate 57 and Interstate 64. Interstate 57 is the primary north-south interstate in the region and extends from Chicago, Illinois to the north and Marion, Illinois to the south. Interstate 64 is a major east-west arterial through Southern Illinois, carrying traffic from St. Louis, Missouri to the west, through Virginia to the east. The Walgreens Distribution Center Property is in Jefferson County, Illinois, which, due to its location, history of manufacturing and solid regional workforce has attracted several companies, has become the jobs capital of Southern Illinois. In 2016, the State of Illinois announced the approval of an enterprise zone to serve portions of Jefferson County, including almost all of the non-residential property in Mount Vernon, Illinois. State benefits include a utility tax credit and investment tax credit that benefit large corporations. The incentives are provided locally, with property tax abatement available for up to 10 years for qualified projects. Major employers in Jefferson County include Continental Tire, SSM Health Good Samaritan Hospital, Walmart and National Railway Equipment Company. According to the appraisal, the 2022 population within a one-, three- and five-mile radius of the Walgreens Distribution Center Property was 867, 9,732 and 18,586, respectively. The 2022 average household income within the same radii was $50,547, $71,201 and $68,585, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
146

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 12 – Sentinel Square II
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	3.5%	Net Rentable Area (SF):	283,915
Loan Purpose:	Refinance	Location:	Washington, DC
Borrower:	Sentinel Square Hana OW, LLC	Year Built / Renovated:	2013 / NAP
Borrower Sponsor:	Hana Alternative Asset Management Co., Ltd.	Occupancy:	93.7%
Interest Rate:	6.05000%	Occupancy Date:	12/31/2022
Note Date:	11/18/2022	4th Most Recent NOI (As of):	$7,988,822 (12/31/2019)
Maturity Date:	12/6/2027	3rd Most Recent NOI (As of):	$7,972,997 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$9,296,962 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$9,640,088 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$15,239,748
Call Protection:	L(28),D(19),O(13)	UW Expenses:	$5,781,977
Lockbox / Cash Management:	Hard / In Place	UW NOI:	$9,457,771
Additional Debt(1):	Yes	UW NCF:	$9,400,988
Additional Debt Balance(1):	$74,000,000	Appraised Value / Per SF:	$167,000,000 / $588
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/22/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$366
Taxes(2):	$0	Springing	N/A	Maturity Date Loan / SF:	$366
Insurance(3):	$0	Springing	N/A	Cut-off Date LTV:	62.3%
Replacement Reserves(4):	$0	$4,732	$113,566	Maturity Date LTV:	62.3%
TI/LC Reserve(5):	$0	Springing	N/A	UW NCF DSCR:	1.47x
Free Rent Reserve(6):	$576,965	$0	N/A	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$104,000,000	94.5%	Loan Payoff	$102,939,853	93.5%
Borrower Sponsor Equity	6,040,126	5.5	Closing Costs	6,523,308	5.9
			Upfront Reserves	576,965	0.5
Total Sources	$110,040,126	100.0%	Total Uses	$110,040,126	100.0%
(1)	The Sentinel Square II Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000 (the “Sentinel Square II Whole Loan”). The Financial Information in the above chart reflects the Sentinel Square II Whole Loan.
(2)	On each monthly payment date during a Trigger Period (as defined below), the borrower will be required to pay monthly real estate tax reserves of 1/12th of the real estate taxes the lender estimates will be payable during the next 12 months. A “Trigger Period” means the occurrence of (a) an event of default under the Sentinel Square II Whole Loan documents, (b) if the debt service coverage ratio for the Sentinel Square II Whole Loan falls below 1.20x at the end of any calendar quarter or (c) the commencement of a Lease Sweep Period (as defined below). A Trigger Period may be cured, (i) in the case of clause (a) above, if a cure of the event of default has been accepted by the lender, (ii) in the case of clause (b) above, the debt service coverage ratio is greater than 1.25x for two consecutive calendar quarters, (iii) in the case of clause (c) above, such Lease Sweep Period has ended. A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(i), the monthly payment date preceding) (a) upon the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below), (ii) upon the date required under the Lease Sweep Lease by which the tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (iii) 15 months prior to loan maturity (unless each Lease Sweep Lease has been irrevocably renewed prior to such date and thereafter would be a qualified lease); (b) upon the early termination, early cancellation or early surrender of a Lease Sweep Lease or upon the borrower’s receipt of notice by a tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease; (c) if a non investment grade tenant has ceased operating its business at the Sentinel Square II Property (as defined below) (i.e., “goes dark”) in a majority of its space at the Sentinel Square II Property; (d) upon a default under a Lease Sweep Lease by a tenant beyond any applicable notice and cure period: and (e) upon a bankruptcy or insolvency proceeding of a tenant under a Lease Sweep Lease or its guarantor. A “Lease Sweep Lease” means the GSA-Federal Election Commission lease or the Government of the DC lease, and any replacement lease covering a majority of the space currently demised under such lease.
(3)	On each monthly payment date during a Trigger Period, the borrower will be required to pay monthly insurance premiums of 1/12th of the insurance premiums the lender estimates will be payable for the renewal of the coverage afforded by the policies upon the expiration thereof. This is waived as long as an acceptable blanket policy is in place.
THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 12 – Sentinel Square II
(4)	The borrower is required to pay monthly Replacement Reserves equal to approximately $4,732 until the balance of the replacement reserves reaches the cap of $113,566.08.
(5)	On each monthly payment date during a Trigger Period, the borrower will be required to pay monthly TI/LC reserves equal to approximately $35,489.
(6)	The conditions necessary for the release of the Free Rent Reserve were satisfied as of February 13, 2023 and the full amount of the Free Rent Reserve has been disbursed to the borrower.

The Loan. The Sentinel Square II mortgage loan (the “Sentinel Square II Mortgage Loan”) is part of a five-year interest-only fixed rate whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000. The Sentinel Square II Whole Loan is secured by a first deed of trust encumbering the borrower’s fee interest in a 283,915 square foot office building located in downtown Washington, DC (the “Sentinel Square II Property”). The Sentinel Square II Mortgage Loan, which is evidenced by the non-controlling Note A-1-1, has an outstanding principal balance as of the Cut-off Date of $30,000,000. The Sentinel Square II Whole Loan, which accrues interest at an initial rate of 6.05000% per annum, was originated by German American Capital Corporation on November 18, 2022, had an aggregate original principal balance of $104,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $104,000,000.

The table below summarizes the promissory notes that comprise the Sentinel Square II Whole Loan. The relationship between the holders of the Sentinel Square II Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BBCMS 2023-C19	No
A-1-2	$10,000,000	$10,000,000	Benchmark 2023-B38(1)	No
A-2	$25,000,000	$25,000,000	FIVE 2023-V1	Yes
A-3	$25,000,000	$25,000,000	FIVE 2023-V1	No
A-4	$14,000,000	$14,000,000	FIVE 2023-V1	No
Whole Loan	$104,000,000	$104,000,000
(1)	The Benchmark 2023-B38 securitization is expected to close on or about April 21, 2023.

The Property. The Sentinel Square II Property is a 12-story building totaling 283,915 square feet of Class A office space in Washington, DC. Built in 2013, the Sentinel Square II Property is part of the larger Sentinel Square development, which consists of a three-building, approximately 1.2 million square foot, Class A office development located within the North of Massachusetts (“NoMa”) submarket. As of December 31, 2022, the Sentinel Square II Property was 93.7% leased to two government tenants and a dentist office with a 12.6-year weighted average lease term.

The Sentinel Square II Property shares a courtyard and landscaping, including granite tree planters, flower beds, decorative metal railings and an irrigation system with the larger Sentinel Square development. The Sentinel Square II Property has a LEED Silver certification and features the General Services Administration (“GSA”) advanced security measures for force-protection with blast-resistant glass, progressive-collapse avoidance, and space for various secure access control measures. The two-story lobby includes Jerusalem Gold marble and louvered millwork and the building features 30’ by 30’ column spacing.

Major Tenants.

Government of the DC (164,642 square feet; 58.0% of NRA; 63.8% of underwritten base rent; Aaa/AAA/AA+ by Moody’s/ Fitch/S&P): Government of the DC is comprised of the DC Government for Office of the State Superintendent of Education (“OSSE”) and Department of Insurance, Securities and Banking (“DISB”). Government of the DC has been at the property since 2017 and has a lease that expires in February 2029, with a five-year extension option at fair market rent with no termination options.

OSSE is the State Education Agency for Washington, DC charged with the responsibility of raising the quality of education for all DC residents. The OSSE also serves as Washington, DC’s liaison to the US Department of Education and works closely with Washington DC’s traditional and public charter schools to achieve its key functions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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DISB is responsible for ensuring that all relevant consumer protection laws are strictly enforced. This is accomplished through its regulation of the financial-service businesses in Washington, DC and by administering Washington DC’s insurance, securities and banking laws, rules and regulations. The primary goal of the agency is to ensure residents of the District of Columbia have access to a wide choice of insurance, securities and banking products and services, and that they are treated fairly by the companies and individuals that provide these services.

GSA-Federal Election Commission (99,677 square feet; 35.1% of NRA; 35.7% of underwritten base rent; Aaa/AAA/AA+ by Moody’s/Fitch/S&P): GSA-Federal Election Commission is an independent regulatory agency that was created by Congress in 1975 to administer and enforce the Federal Election Campaign Act, the statute that governs the financing of federal elections. The agency had a fiscal year 2017 budget of $80.5 million to fulfill its primary responsibilities, including but not limited to, disclosing campaign finance information, enforcing the provisions of the law such as the limits and prohibitions on contributions, and overseeing the public funding of Presidential elections.

GSA-Federal Election Commission relocated its headquarters to the Sentinel Square II Property in 2016 from its East End location they previously occupied since 1985. Their lease expires in November 2032 and contains no renewal or termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
95.1%	95.8%	95.8%	93.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is as of December 31, 2022.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Government of the DC	Aaa/AA+/AAA	164,642	58.0%	$50.89	$8,378,454	63.8%	2/28/2029
GSA-Federal Election Commission	Aaa/AA+/AAA	99,677	35.1%	$47.06	4,690,693	35.7%	11/30/2032
LA LUXE DENTAL, PLLC	NR/NR/NR	1,575	0.6%	$46.35	73,001	0.6%	5/31/2031
Occupied Collateral Total		265,894	93.7%	$49.43	$13,142,148	100.0%

Vacant Space		18,021	6.3%

Collateral Total		283,915	100.0%

(1)	Based on the underwritten rent roll dated December 31, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity or government shown, whether or not the parent company or government guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Sentinel Square II
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	18,021	6.3%	NAP	NAP	18,021	6.3%	NAP	NAP
2023 & MTM	0	0	0.0%	$0	0.0%	18,021	6.3%	$0	0.0%
2024	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2025	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2026	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2027	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2028	0	0	0.0%	0	0.0%	18,021	6.3%	$0	0.0%
2029	1	164,642	58.0%	8,378,454	63.8%	182,663	64.3%	$8,378,454	63.8%
2030	0	0	0.0%	0	0.0%	182,663	64.3%	$8,378,454	63.8%
2031	1	1,575	0.6%	73,001	0.6%	184,238	64.9%	$8,451,455	64.3%
2032	1	99,677	35.1%	4,690,693	35.7%	283,915	100.0%	$13,142,148	100.0%
2033 & Beyond	0	0	0.0%	0	0.0%	283,915	100.0%	$13,142,148	100.0%
Total	3	283,915	100.0%	$13,142,148	100.0%
(1)	Based on the underwritten rent roll dated December 31, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$12,796,758	$12,881,650	$13,042,417	$13,117,265	$13,441,839	$47.34	83.8%
Vacant Income	0	0	0	0	798,499	2.81	5.0
Gross Potential Rent	$12,796,758	$12,881,650	$13,042,417	$13,117,265	$14,240,338	$50.16	88.8%
Total Reimbursements	39,652	50,129	1,396,665	1,391,464	1,295,970	4.56	8.1
Other Income	483,372	286,808	273,175	429,762	501,939	1.77	3.1
Net Rental Income	$13,319,782	$13,218,587	$14,712,258	$14,938,491	$16,038,247	$56.49	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(798,499)	(2.81)	(5.0)
Effective Gross Income	$13,319,782	$13,218,587	$14,712,258	$14,938,491	$15,239,748	$53.68	95.0%

Total Expenses	$5,330,960	$5,245,590	$5,415,296	$5,298,404	$5,781,977	$20.37	37.9%

Net Operating Income	$7,988,822	$7,972,997	$9,296,962	$9,640,088	$9,457,771	$33.31	62.1%

Capital Expenditures	0	0	0	0	56,783	0.20	0.4
TI/LC	0	0	0	0	0	0.00	0.0

Net Cash Flow	$7,988,822	$7,972,997	$9,296,962	$9,640,088	$9,400,988	$33.11	61.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place is based on the underwritten rent roll dated December 31, 2022.
(4)	Underwritten Rents in Place is inclusive of rent steps through December 15, 2023.

The Market. The Sentinel Square II Property is located in Washington, DC in the Washington-Arlington-Alexandria, DC-VA-MD-WV metropolitan statistical area (“MSA”). The largest city in the MSA is Washington and it also includes other large cities such as Bethesda and Frederick in Maryland and Arlington and Alexandria in Virginia. According to the Environmental Systems Research Institute, the population of the MSA was estimated to be 6,522,851 people in 2022. The Sentinel Square II Property is located specifically in Near Northeast, a neighborhood situated in northeast Washington, D.C. The neighborhood is home to Union Station, a Washington Metro station, where connections can be made to Amtrak intercity trains, as well as Virginia Railway Express and MARC commuter rail trains to suburbs in Virginia, Maryland, and West Virginia.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 12 – Sentinel Square II

The Sentinel Square II Property is located in Washington, DC, just west of the Amtrak train tracks and within the NoMa submarket. The Sentinel Square II Property is within walking distance to a number of amenities including Union Station, a mixed-use, intermodal transportation and shopping center that caters to over 32 million commuters annually and provides access to the Metrorail (Red Line), MARC, VRE, Amtrak, Acela, Metrobus and Circulator bus service. The Sentinel Square II Property is also within a one-mile radius of the H Street Corridor, which is known for its nightlife, restaurants, pop-ups, festivals and communal atmosphere as well as more than 65,000 square feet of planned retail space at Storey Park located across the street from the Sentinel Square II Property. Additionally, the Sentinel Square II Property benefits from its location near the United States Capitol, Securities and Exchange Commission headquarters, Department of Justice, Department of Education and numerous other federal agencies.

The District of Columbia office submarket reported an overall vacancy level of 15.1% and average office asking rent of $54.10 per square foot as of the second quarter of 2022. The Sentinel Square II Property is located in the NoMa submarket which has an overall vacancy rate of 7.4%. NoMa outperforms the broader DC market with the lowest vacancy rate in the city. There is a limited amount of available square feet to lease and next to no sublet space, though that number did increase in 2021 and into 2022. The overall vacancy rate was 7.1%, improved from the 9.8% long-term average. In the Class A inventory, the vacancy rate was 7.8%. In the Class B/C stock, which totals only 1.1 million square feet, the vacancy rate was 0.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 13 – 575 Broadway
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,700,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$28,573,776	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	3.4%	Net Rentable Area (SF):	176,648
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	575 Broadway Associates L.P.	Year Built / Renovated:	1882 / 2015
Borrower Sponsor:	Peter M. Brant	Occupancy:	88.1%
Interest Rate:	7.49000%	Occupancy Date:	7/1/2022
Note Date:	11/29/2022	4th Most Recent NOI (As of):	$22,728,286 (12/31/2019)
Maturity Date:	12/6/2027	3rd Most Recent NOI (As of):	$19,367,711 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$21,718,364 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(4):	$23,741,393 (TTM 6/30/2022)
Original Amortization Term:	300 months	UW Economic Occupancy:	93.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$27,803,795
Call Protection:	L(28),D(26),O(6)	UW Expenses:	$11,776,167
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$16,027,627
Additional Debt(1):	Yes	UW NCF:	$15,550,678
Additional Debt Balance(1):	$98,265,913	Appraised Value / Per SF:	$215,000,000 / $1,217
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/7/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$718
Taxes:	$276,774	$276,774	N/A	Maturity Date Loan / SF:	$666
Insurance:	$62,040	$20,680	N/A	Cut-off Date LTV:	59.0%
Replacement Reserves:	$0	$2,944	N/A	Maturity Date LTV:	54.7%
TI/LC:	$0	$36,802	N/A	UW NCF DSCR:	1.38x
Ground Rent(2):	$424,093	Springing	N/A	UW NOI Debt Yield:	12.6%
Outstanding Obligations:	$4,231,492	$0	N/A
Façade Work(3):	$0	Springing	N/A
Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$127,400,000	95.8%	Loan Payoff	$123,945,221	93.2%
Borrower Sponsor Equity	5,592,260	4.2	Upfront Reserves	4,994,399	3.8
			Closing Costs	4,052,640	3.0
Total Sources	$132,992,260	100.0%	Total Uses	$132,992,260	100.0%
(1)	The 575 Broadway Mortgage Loan (as defined below) is part of the 575 Broadway Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $126.8 million. The Financial Information in the chart above reflects the 575 Broadway Whole Loan. The 575 Broadway Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”).
(2)	During the continuance of a Trigger Period (as defined below), the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the Ground Lease (as defined below) during the one-month period following the applicable date of deposit. A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.15x and (iii) a specified tenant trigger period as described within the 575 Broadway Whole Loan documents.
(3)	In the event that a preservation architect conducts an inspection of the 575 Broadway Property (as defined below) and determines that any work is required to preserve the exterior of the 575 Broadway Property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans— Zoning and Use Restrictions” in the Preliminary Prospectus.
(4)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.

The Loan. The 575 Broadway mortgage loan (the “575 Broadway Mortgage Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $126.8 million (the “575 Broadway Whole Loan”) secured by a first mortgage encumbering the borrower’s leasehold interest in a 176,648 square foot retail and office property located in New York, New York (the “575 Broadway Property”). The 575

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – 575 Broadway

Broadway Whole Loan was originated on November 29, 2022 by CREFI and SGFC and has a five-year term that amortizes on a 25-year amortization schedule and accrues interest at a fixed rate of 7.49000% per annum. The scheduled maturity date of the 575 Broadway Whole Loan is the due date that occurs on December 6, 2027. The 575 Broadway Mortgage Loan is evidenced by the non-controlling Note A-3 with an outstanding principal balance as of the Cut-off Date of $28,573,776. The 575 Broadway Mortgage Loan is being contributed to the BBCMS 2023-C19 securitization trust. The 575 Broadway Mortgage Loan is being serviced pursuant to the pooling and servicing agreement for the FIVE 2023-V1 trust. The table below summarizes the promissory notes that comprise the 575 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “Ground Lease”) between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual base ground rent as of the Cut-off Date is $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index (as described in the Ground Lease documents), multiplied by $4,140,000 and (b) $4,140,000. The annual Ground Lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus. On the date of origination of the 575 Broadway Whole Loan, the borrower was required to deliver a letter of credit to the lender in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the Ground Lease and which serves as additional collateral for the 575 Broadway Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$26,000,000	$25,885,651	BMO 2023-C4	No
A-1-2	$14,000,000	$13,938,427	FIVE 2023-V1	No
A-2	$23,700,000	$23,595,766	FIVE 2023-V1	Yes
A-3	$28,700,000	$28,573,776	BBCMS 2023-C19	No+
A-4	$20,000,000	$19,912,039	BANK5 2023-5YR1(1)	No
A-5	$15,000,000	$14,934,029	BANK5 2023-5YR1(1)	No
Total	$127,400,000	$126,839,689
(1)	The BANK5 2023-5YR1 securitization is expected to close on or about April 19, 2023.

The Property. The 575 Broadway Property consists of a six-story, 176,648 square foot retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York. The retail component, split between the ground level, a mezzanine level and sub-basement storage space, totals 50,959 square feet (28.8% of NRA) and generates 68.6% of total underwritten base rent. The office component, located on floors two through six with sub-basement storage space, totals 125,689 square feet (71.2% of NRA), and generates 31.4% of total underwritten base rent. As of July 1, 2022, the 575 Broadway Property was 88.1% occupied by three retail tenants and five office tenants. The 575 Broadway Property was built in 1882 and renovated in 2015. Since 2016, the borrower has invested approximately $1.8 million to upgrade the elevator, gas service and fire alarm and to install a new roof.

Major Tenants.

Prada USA Corp. (30,079 square feet; 17.0% of NRA; 46.4% of underwritten base rent): Prada USA Corp. (“Prada”) is an Italian luxury fashion house that was founded in 1913 by Mario Prada. Prada specializes in designing leather handbags, travel accessories, shoes, ready-to-wear, perfumes and other fashion accessories. As of December 31, 2021, Prada operates 635 stores across Europe, the Americas, Asia, Japan and the Middle East with approximately 12,572 employees. Prada has been a tenant at the 575 Broadway Property since 1999 under a lease with an expiration date of January 31, 2035, and one, five-year renewal option remaining with no termination options.

Estee Lauder (64,122 square feet; 36.3% of NRA; 18.0% of underwritten base rent): Estee Lauder is a multinational cosmetics company, manufacturer and marketer of makeup, skincare, fragrance and hair care products founded in 1946.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 13 – 575 Broadway

Estee Lauder products are sold in approximately 150 countries and territories under a number of brand names including: Estée Lauder, Clinique, Origins, M·A·C, Bobbi Brown, La Mer, Aveda, Jo Malone London, Too Faced, Dr. Jart+, and The Ordinary. Estee Lauder is also the global licensee of brand names for fragrances and/or cosmetics, including Tom Ford and AERIN. Estee Lauder has been a tenant at the 575 Broadway Property since 2000 under a lease with an expiration date of March 31, 2025, and two, five-year renewal options remaining with no termination options.

H&M Hennes & Mauritz (11,049 square feet; 6.3% of NRA; 16.2% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of November 30, 2021, H&M operated approximately 4,801 stores across 75 markets with approximately 155,000 employees. H&M has been a tenant at the 575 Broadway Property since 2014 under a lease with an expiration date of January 31, 2030 and two, five-year renewal options remaining with no termination options.

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	88.1%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Current Occupancy is as of July 1, 2022.

The Market. The 575 Broadway Property is located in the SoHo neighborhood within the New York core based statistical area in the borough of Manhattan. The city’s other boroughs are Brooklyn, Queens, Staten Island and the Bronx, otherwise known as Kings, Queens, Richmond and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. The Greater New York Region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

The SoHo neighborhood is a 26-block area bounded by Houston Street, Crosby Street, Canal Street and West Broadway. According to the appraisal, in 1973 SoHo was designated as a historic district known as the SoHo Cast Iron Preservation District. The SoHo Cast Iron Preservation District has the largest concentration of full and partial cast-iron façade buildings anywhere in the world. The district comprises about 500 buildings, many of which are characterized by their cast-iron façades. Over the last decade, the SoHo neighborhood has exhibited an increase in residential development. The neighborhood surrounding the 575 Broadway Property contains retailers, galleries, offices and shops, as well as numerous restaurants. The 575 Broadway Property is accessible via several Manhattan commuter transportation hubs including the entrance to the Broadway/Lafayette subway stop located on the ground floor of the 575 Broadway Property.

According to the appraisal, the 575 Broadway Property is located in the SoHo office submarket of Midtown South Manhattan. As of the second quarter of 2022, the SoHo office submarket contained approximately 4.5 million square feet of inventory with an overall vacancy rate of 17.3% (which is lower than the weighted average Midtown South overall office market vacancy rate of 21.3%). The weighted average Class B asking rental rate of the SoHo office submarket, as of the second quarter of 2022, is $72.20 per square foot. The SoHo office submarket reported 174,591 square feet under construction, no completions and positive absorption of 6,564 square feet.

According to the appraisal, the 575 Broadway Property is located in the SoHo retail submarket. Within the submarket, the 575 Broadway Property comprises the entire northern block-front of Prince Street between Broadway and Mercer Street with corner retail storefront property facing Broadway Street. As of the second quarter of 2022, the SoHo retail submarket contained approximately 635 retail units with a total availability rate of 17.8% compared to a total availability rate of 26.6% within the SoHo retail submarket as of the second quarter of 2021. The average ground floor asking rental rate within the SoHo retail submarket is $310.00 per square foot which represents a 13.1% increase over the average ground floor asking rental rate as of the second quarter of 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
154

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 13 – 575 Broadway
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Retail
Prada(4)(5)	NR/NR/NR	30,079	17.0%	$398.95	$12,000,000	46.4%	1/31/2035
H&M(6)(7)	NR/BBB/NR	11,049	6.3	$378.49	4,181,909	16.2	1/31/2030
Lure Fishbar(8)(9)	NR/NR/NR	9,831	5.6	$157.66	1,550,000	6.0	9/30/2024
Total Retail		50,959	28.8%	$347.96	$17,731,909	68.6%
Office
Estee Lauder(10)(11)	A1/A+/NR	64,122	36.3%	$72.58	$4,653,663	18.0%	3/31/2025
Valor Management LLC(12)(13)	NR/NR/NR	12,990	7.4	$86.00	1,117,140	4.3	8/31/2033
Union Editorial NY, LLC(14)	NR/NR/NR	11,500	6.5	$94.76	1,089,776	4.2	5/31/2023
20th Century Acquisitions	NR/NR/NR	9,077	5.1	$77.33	701,960	2.7	5/31/2025
Manifold Capital Partners	NR/NR/NR	7,000	4.0	$80.00	560,000	2.2	8/31/2027
Total Office		104,689	59.3%	$77.59	$8,122,540	31.4%
Occupied Collateral Total		155,648	88.1%	$166.11	$25,854,449	100.0%
Vacant Space		21,000	11.9%
Collateral Total		176,648	100.0%
(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(4)	Prada has one, five-year renewal option remaining.
(5)	Prada occupies 25,000 square feet of retail space and 5,079 square feet of basement storage space. The UW Base Rent PSF for Prada’s retail space is $470.00.
(6)	H&M has two, five-year renewal options remaining.
(7)	H&M occupies 7,215 square feet of retail space and 3,834 square feet of basement storage space. The UW Base Rent PSF for H&M’s retail space is $552.45.
(8)	Lure Fishbar has one, five-year renewal option remaining.
(9)	Lure Fishbar occupies 5,831 square feet of retail space and 4,000 square feet of basement storage space. The UW Base Rent PSF for Lure Fishbar’s retail space is $224.54.
(10)	Estee Lauder has two, five-year renewal options remaining.
(11)	Estee Lauder occupies 62,122 square feet of office space and 2,000 square feet of basement storage space. The UW Base Rent PSF for Estee Lauder’s office space is $73.56.
(12)	Valor Management LLC is expected to take occupancy on May 1, 2023. At origination, approximately $744,760 was escrowed for free rent. Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year’s written notice, payment of three months base rent and tax due, plus unamortized Leasing Commissions, landlord’s work, and free rent.
(13)	Valor Management LLC has one, five-year renewal option remaining.
(14)	Union Editorial NY, LLC renewed their lease after origination of the 575 Broadway Whole Loan. On December 9, 2022, the lease was extended through June 30, 2028 at an initial rent of $748,000 ($88 per square feet). As part of the renewal, the tenant will surrender approximately 3,000 square feet. Furthermore, the real estate tax base year will be reset to 2023/2024 and the CPI date will be set as of May 2023 for future adjustments to CPI escalations of fixed rent and to all additional rents. No other leasing concessions were given by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
155

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 13 – 575 Broadway
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	21,000	11.9%	NAP	NAP	21,000	11.9%	NAP	NAP
2023 & MTM	1	11,500	6.5	$1,089,776	4.2%	32,500	18.4%	$1,089,776	4.2%
2024	1	9,831	5.6	1,550,000	6.0	42,331	24.0%	$2,639,776	10.2%
2025	2	73,199	41.4	5,355,623	20.7	115,530	65.4%	$7,995,400	30.9%
2026	0	0	0.0	0	0.0	115,530	65.4%	$7,995,400	30.9%
2027	1	7,000	4.0	560,000	2.2	122,530	69.4%	$8,555,400	33.1%
2028	0	0	0.0	0	0.0	122,530	69.4%	$8,555,400	33.1%
2029	0	0	0.0	0	0.0	122,530	69.4%	$8,555,400	33.1%
2030	1	11,049	6.3	4,181,909	16.2	133,579	75.6%	$12,737,309	49.3%
2031	0	0	0.0	0	0.0	133,579	75.6%	$12,737,309	49.3%
2032	0	0	0.0	0	0.0	133,579	75.6%	$12,737,309	49.3%
2033	1	12,990	7.4	1,117,140	4.3	146,569	83.0%	$13,854,449	53.6%
2034 & Beyond	1	30,079	17.0	12,000,000	46.4	176,648	100.0%	$25,854,449	100.0%
Total	8	176,648	100.0%	$25,854,449	100.0%
(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps totaling $306,432 through November 2023 and the average rent over the lease term for Estee Lauder.

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)(4)	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$25,548,016	$144.63	89.7%
Contractual Rent Steps	0	0	0	0	306,432	1.73	1.1
Vacant Income	0	0	0	0	1,890,000	10.70	6.6
Gross Potential Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$27,744,449	$157.06	97.4%
Total Reimbursements	1,982,596	2,392,210	2,352,445	1,682,876	740,598	4.19	2.6
Net Rental Income	$31,650,485	$28,792,366	$31,358,294	$33,597,643	$28,485,047	$161.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,890,000)	(10.70)	(6.6)
Other Income(5)	1,184,517	883,666	1,168,922	1,194,408	1,208,748	6.84	4.2
Effective Gross Income	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$27,803,795	$157.40	97.6%
Total Expenses	10,106,716	10,308,321	10,808,852	11,050,658	11,776,167	66.66	42.4
Net Operating Income(6)	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$16,027,627	$90.73	57.6%
Capital Expenditures	0	0	0	0	35,330	0.20	0.1
TI/LC	0	0	0	0	441,620	2.50	1.6
Net Cash Flow	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$15,550,678	$88.03	55.9%
(1)	TTM reflects the trailing 12-month period ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place for the reported periods include CPI escalations.
(4)	Underwritten Rents in Place is based on the underwritten rent roll as of July 1, 2022.
(5)	Other Income is comprised of electric income, water/HVAC income and miscellaneous income for tenants.
(6)	The decrease from TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to (i) Prada’s January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
156

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 14 – Latitude at South Portland
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$28,192,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,192,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.3%	Net Rentable Area (Units):	256
Loan Purpose:	Refinance	Location:	Portland, ME
Borrower:	350 Clarks Pond, LLC	Year Built / Renovated:	2020-2021 / NAP
Borrower Sponsors:	Christopher Urso and Lisa Urso	Occupancy:	99.2%
Interest Rate:	4.92000%	Occupancy Date:	12/13/2022
Note Date:	5/5/2022	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,563,996 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,761,448 (TTM 10/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$6,458,417
Call Protection:	L(34),D(83),O(3)	UW Expenses:	$2,069,832
Lockbox / Cash Management:	Springing	UW NOI:	$4,388,585
Additional Debt(1):	Yes	UW NCF:	$4,337,385
Additional Debt Balance(1):	$27,000,000	Appraised Value / Per Unit:	$86,400,000 / $337,500
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/31/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$215,594
Taxes:	$152,880	$50,960	N/A	Maturity Date Loan / Unit:	$215,594
Insurance:	$23,683	$7,894	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$16,000	$5,333	N/A	Maturity Date LTV:	63.9%
				UW NCF DSCR:	1.58x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$55,192,000	100.0%	Loan Payoff	$37,190,041	67.4%
			Principal Equity Distribution	16,374,269	29.7
			Closing Costs	1,435,126	2.6
			Upfront Reserves	192,563	0.3
Total Sources	$55,192,000	100.0%	Total Uses	$55,192,000	100.0%
(1)	The Latitude at South Portland Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,192,000. Financial Information in the table above is based on the Latitude at South Portland Whole Loan (as defined below).
(2)	4th Most Recent NOI (As of) and 3rd Most Recent NOI (As of) are not available because the construction of the Latitude at South Portland Property (as defined below) was completed in 2021.

The Loan. The Latitude at South Portland mortgage loan (the “Latitude at South Portland Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,192,000 (the “Latitude at South Portland Whole Loan”) and is secured by the borrower’s fee interest in a 256-unit, mid rise multifamily property consisting of four buildings located in Portland, Maine (the “Latitude at South Portland Property”). The Latitude at South Portland Whole Loan was originated on May 5, 2022 by Arbor Private Label, LLC and subsequently acquired by Bank of Montreal on January 6, 2023. The Latitude at South Portland Whole Loan accrues interest at an interest rate of 4.92000% per annum. The Latitude at South Portland Whole Loan has an original term of 120 months and is interest only for the entire term. The scheduled maturity date of the Latitude at South Portland Whole Loan is the due date that occurs on June 1, 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
157

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 14 – Latitude at South Portland

The controlling Note A-2, with an original principal balance of $28,192,000, will be included in the BBCMS 2023-C19 securitization trust. The remaining note was contributed to the BMO 2023-C4 securitization trust. The Latitude at South Portland Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2023-C19 securitization trust. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Latitude at South Portland Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BMO 2023-C4	No
A-2	$28,192,000	$28,192,000	BBCMS 2023-C19	Yes
Whole Loan	$55,192,000	$55,192,000

The Property. The Latitude at South Portland Property consists of four, six-story multifamily buildings, totaling 256 residential units on approximately 7.51 acres. The Latitude at South Portland Property was built between 2020 and 2021, and the construction of the Latitude at South Portland Property was completed in 2021. The Latitude at South Portland Property is located in Portland, Maine and is situated right off of Route 295, a major thoroughfare connecting to Interstate 95. The Latitude at South Portland Property features a range of studio, one-bedroom, and two-bedroom residential units. The Latitude at South Portland Property units all feature ceramic tile and hardwood flooring, central air, full stainless steel sinks, quartz countertops, and a full kitchen appliance package. Community spaces include an outdoor grill area, an office, clubhouse, package lockers, coffee lounge and fitness center. The Latitude at South Portland Property has 391 parking spaces resulting in a ratio of approximately 1.53 parking spaces per unit.

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio 1	1	0.4%	387	$0	$0.00	$1,600	$4.13
Studio 2	1	0.4	433	$1,570	$3.63	$1,650	$3.81
1 Bed / 1 Bath - Small	36	14.1	663	$1,794	$2.71	$1,800	$2.71
1 Bed / 1 Bath - Medium	48	18.8	728	$1,872	$2.57	$1,900	$2.61
2 Bed / 1 Bath - Small	46	18.0	785	$2,228	$2.84	$2,200	$2.80
2 Bed / 1 Bath – Medium	94	36.7	862	$2,237	$2.60	$2,200	$2.55
2 Bed / 1 Bath – Large	20	7.8	927	$2,317	$2.50	$2,300	$2.48
2 Bed / 1 Bath – X Large	10	3.9	1,036	$2,206	$2.13	$2,400	$2.32
Total/Wtd. Avg.	256	100.0%	803	$2,097	$2.61	$2,099	$2.63
(1)	Based on the underwritten rent roll as of December 13, 2022. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units. Model units and employee units are considered to be occupied units.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF is inclusive of employee discounts on two separate units.
(3)	Source: Appraisal.

Historical and Current Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAP	NAP	73.2%	99.2%
(1)	Historical occupancies for 2019 and 2020 were not provided because the construction of the Latitude at South Portland Property was completed in 2021.
(2)	2021 occupancy is as of December 31, 2021.
(3)	Current occupancy is based on the underwritten rent roll dated as of December 13, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
158

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 14 – Latitude at South Portland

Operating History and Underwritten Net Cash Flow(1)
	2021	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$5,600,050	$6,034,945	$6,445,272	$25,177	106.2%
(Vacancy)	(3,085,928)	(603,399)	(322,264)	(1,259)	(5.3)
(Bad Debt)	(448)	(19,951)	(19,951)	(78)	(0.3)
(Concessions)	(42,795)	(32,496)	(32,226)	(126)	(0.5)
Net Rental Income	$2,470,879	$5,379,099	$6,070,831	$23,714	100.0%
Other Income(4)	205,116	387,586	387,586	1,514	6.4
Effective Gross Income	$2,675,996	$5,766,685	$6,458,417	$25,228	106.4%

Total Expenses	1,112,000	2,005,237	2,069,832	8,085	32.0

Net Operating Income	$1,563,996	$3,761,448	$4,388,585	$17,143	68.0%

Replacement Reserve	0	0	51,200	200	0.8

Net Cash Flow	$1,563,996	$3,761,448	$4,337,385	$16,943	67.2%
(1)	Historical cash flows were not provided for any year prior to 2021 because the construction of the Latitude at South Portland Property was completed in 2021.
(2)	TTM reflects the trailing 12 months ending October 31, 2022.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(4)	Other Income includes utility reimbursements.

The Market. The Latitude at South Portland Property is located in Portland, Maine, within the Portland Multi-Family market. Portland is known for its brick and cobblestone sidewalks lined with shops and restaurants, and having Mercy Hospital, Maine Medical Center, Maine College of Arts and the University of Maine School of Law all located in proximity to downtown Portland. According to the appraisal, the employment rate in Portland is expected to increase 2.9% by 2025. The leading industries in Portland are finance, real estate, and wholesale and retail industries, with approximately half of Portland’s working population employed within the city. The greatest contribution to employment growth coming from the professional services, education and health sectors. The Latitude at South Portland Property is located in Portland off of Route 295, a major thoroughfare connecting to Interstate 95. The local area is primarily occupied by residential, commercial and retail developments.

The Latitude at South Portland Property is situated in the South Portland submarket. According to the appraisal, as of the fourth quarter of 2021, the South Portland submarket had an overall vacancy rate of approximately 7.3%, with net absorption totaling 92 units. The vacancy rate decreased approximately 1.9% from the third quarter of 2021. Rental rates decreased by $118 from the third quarter of 2021 to the fourth quarter of 2021 and ended at $1,733 per unit per month.

According to the appraisal, the 2022 estimated population within a one-, three-, and five-mile radius of the Latitude at South Portland Property is 5,252, 32,271, and 117,537, respectively. According to the appraisal, the 2022 expected median household income within a one-, three-, and five-mile radius of the Latitude at South Portland Property is $64,048, $78,506, and $74,659, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
159

Structural and Collateral Term Sheet	BBCMS 2023-C19
No. 14 – Latitude at South Portland

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF(2)(3)	Average Rent per Unit(2)(3)
	2020-2021 / NAP	99.2%(2)	1	Studio 1	387	$0.00	$0
			1	Studio 2	433	$3.63	$1,570
			36	1 Bed / 1 Bath – Small	663	$2.71	$1,794
Latitude at South Portland(2)			48	1 Bed / 1 Bath – Medium	728	$2.57	$1,872
350 Clarks Pond Parkway			46	2 Bed / 1 Bath – Small	785	$2.84	$2,228
Portland, ME			94	2 Bed / 1 Bath – Medium	862	$2.60	$2,237
			20	2 Bed / 1 Bath – Large	927	$2.50	$2,317
			10	2 Bed / 1 Bath – X Large	1,036	$2.13	$2,206
667 Congress Street	2017 / NAP	95.0%	34	Studio	425	$3.06	$1,300
Portland, ME			97	1 Bed 1 Bath	602	$2.66	$1,600
			8	2 Bed 1 Bath	1,049	$2.19	$2,300
100 Gateway Circle	2018 / NAP	100.0%	30	Studio	645	$2.68	$1,730
Scarborough, ME			12	1 Bed 1 Bath	735	$2.41	$1,770
			10	1 Bed 1 Bath	755	$2.42	$1,825
			44	1 Bed 1 Bath	909	$2.21	$2,005
			36	2 Bed 1 Bath	1,103	$2.04	$2,250
			12	2 Bed 1 Bath	1,105	$2.08	$2,300
			102	2 Bed 1 Bath	1,167	$2.19	$2,550
			42	3 Bed 1 Bath	1,408	$1.95	$2,750
89 Anderson Street	2016 / NAP	100.0%	9	Studio	415	$3.98	$1,650
Portland, ME			35	1 Bed 1 Bath	600	$3.00	$1,800
			9	2 Bed 1 Bath	700	$3.14	$2,200
1 Ari Drive	2020 / NAP	100.0%	36	1 Bed 1 Bath	740	$2.36	$1,750
Westbrook, ME			36	2 Bed 1 Bath	950	$2.11	$2,000
409 Cumberland Avenue	2015 / NAP	92.0%	21	Studio	375	$4.00	$1,500
Portland, ME			32	1 Bed 1 Bath	560	NAV	NAV
			4	2 Bed 1 Bath	881	NAV	NAV
586 Westbrook Street	2021 / NAP	95.0%	15	Studio	600	$2.17	$1,300
South Portland, ME			15	1 Bed 1 Bath	800	$2.31	$1,845
			4	2 Bed 1 Bath	1,000	$2.16	$2,155
			30	3 Bed 1 Bath	1,200	$2.50	$3,000
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Unit metrics for the Latitude at South Portland Property are based on underwritten rent roll dated as of December 13, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.
(3)	Average Rent per SF and Average Rent per Unit are inclusive of employee discounts on two separate units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
160

Structural and Collateral Term Sheet	BBCMS 2023-C19

No. 15 – Fibertown Data Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$26,400,000	Title:	Fee
Cut-off Date Principal Balance:	$26,400,000	Property Type - Subtype:	Other – Data Center
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	69,788
Loan Purpose:	Acquisition	Location:	Bryan, TX
Borrower:	AC Main Street Bryan, LLC	Year Built / Renovated:	1919, 1938, 1967 / 2005, 2007, 2016
Borrower Sponsor:	AC DataCom JV, LLC	Occupancy:	100.0%
Interest Rate:	7.06200%	Occupancy Date:	2/10/2023
Note Date:	2/10/2023	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	3/1/2028	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	60 months	Most Recent NOI (As of)(4):	NAV
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,529,488
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$52,942
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,476,545
Additional Debt:	No	UW NCF:	$3,424,204
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$55,000,000 / $788
Additional Debt Type:	N/A	Appraisal Date:	10/31/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$378
Taxes(1):	$0	Springing	N/A	Maturity Date Loan / SF:	$378
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	48.0%
Replacement Reserves(3):	$0	Springing	N/A	Maturity Date LTV:	48.0%
TI/LC Reserves:	$0	$4,362	N/A	UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$26,400,000	47.3%	Purchase Price	$55,000,000	98.6%
Borrower Sponsor Equity	29,390,710	52.7	Closing Costs	790,710	1.4
Total Sources	$55,790,710	100.0%	Total Uses	$55,790,710	100.0%
(1)	The borrower is not required to make monthly deposits into the real estate tax reserve subaccount so long as (i) no Cash Management Period (as defined below) has occurred and is continuing, (ii) the borrower provides evidence reasonably satisfactory to the lender that the tenant has paid all taxes then due and payable directly to the taxing authority on or before 15 days prior to the delinquency date of such taxes, (iii) the Fibertown lease remains in full force and effect and (iv) there has been no material adverse change in the ability of the tenant to make timely payments of the real estate taxes. A “Cash Management Period” will commence upon (i) the stated maturity date of March 1, 2028, (ii) an event of default, (iii) a debt service coverage ratio of less than 1.25x as of any calculation date or (iv) the commencement of a Lease Sweep Period (as defined below). A “Major Lease” means the Fibertown lease, or any other lease which demises premises of 10,296 square feet or more of rentable square feet. A “Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following (i) the date that is 12 months prior to the end of any Major Lease (including any renewal terms), (ii) the latest date required under any Major Lease by which notice of renewal options is required (and such renewal has not been exercised), (iii) any Major Lease (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date, (iv) the Major Tenant (as defined below) has discontinued it business at the premises or gives notice that it intends to discontinue its business, (v) the occurrence and continuance (beyond any applicable notice and cure periods) of a default under the Major Lease or under any Major Lease by the applicable Major Tenant thereunder and (vi) the occurrence of a Major Tenant insolvency proceeding. A “Major Tenant” means any tenant under either a Major Lease, or one or more leases leased by such tenant and/or its affiliates, which in aggregate constitute 10,296 or more rentable square feet.
(2)	The borrower is not required to make monthly deposits into the insurance reserve subaccount so long as (i) no Cash Management Period has occurred and is continuing, (ii) the borrower provides evidence reasonably satisfactory to the lender that the tenant has paid all insurance premiums then due and payable directly to the applicable insurance carrier(s) prior to the due date for such insurance premiums, (iii) the Fibertown lease remains in full force and effect and (iv) there has been no material adverse change in the ability of the tenant to make timely payments of the insurance premiums.
(3)	The borrower will not be required to make monthly deposits in the replacement reserves subaccount so long as no Cash Management Period has occurred and is continuing. Upon the occurrence of a Cash Management Period, the borrower will be required to make monthly payments equal to 1/12th of the product of $0.25 and the aggregate number of net rentable square feet of space at the Fibertown Data Center Property (as defined below).
(4)	Historical NOI is unavailable as the Fibertown Data Center Property was acquired by the borrower at the origination of the Fibertown Data Center Mortgage Loan (as defined below), and the prior owner did not provide such information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Fibertown Data Center

The Loan. The Fibertown Data Center mortgage loan (the “Fibertown Data Center Mortgage Loan”) has an original principal balance of $26,400,000 and is secured by a first lien mortgage on the borrower’s fee interest in a 69,788 square foot data center property located in Bryan, Texas (the “Fibertown Data Center Property”). The Fibertown Data Center Mortgage Loan has a five-year term and is interest-only for the entire term.

The Property. The Fibertown Data Center Property is a 69,788 square foot data center in Bryan, Texas. The Fibertown Data Center Property is 100.0% leased to Fibertown as part of a sale-leaseback transaction between the borrower sponsor and Fibertown under a 20-year triple net lease executed at the origination of the Fibertown Data Center Mortgage Loan. The Fibertown Data Center Property encompasses a land area of 0.5757-acres across three contiguous parcels, featuring two data centers and an office building with ground floor retail. The Fibertown Data Center Property features approximately 28,037 square feet of office space, approximately 27,448 square feet of shell space and approximately 14,303 square feet of data space. The Fibertown Data Center Property is operated to Tier II Uptime Institute data center standards with a N+1 redundancy configuration. The data center offers a fully concurrent design that delivers fault-tolerant protection of the infrastructure by its location outside the FEMA 500-year flood zone, out of reach of hurricanes and flooding. The Fibertown Data Center Property is carrier-neutral and features two independent utility substations, one of which feeds the utility company’s headquarters, uninterruptible power supplies and three 2MW generators, fault-tolerant, dedicated security, and continuous support services. The Fibertown Data Center Property has 14 telecommunication providers that feed into the buildings, and there is a dedicated private gateway connecting the Bryan and Houston County data centers, Texas A&M University, and Texas LEARN Network. In addition, the Fibertown Data Center Property houses Brazos County Combined Emergency Operations Center, which is a multijurisdictional emergency management organization.

Sole Tenant.

Fibertown (69,788 square feet, 100.0% of NRA, 100.0% of underwritten base rent): Since 1997, Fibertown has delivered high availability colocation, disaster recovery and dedicated disaster recovery office space from their data centers and business continuity campus in Bryan, Texas. Fibertown services customers from Fortune 500 companies to small and mid-size companies along the Gulf Coast. In 2011, Fibertown joined Digital Realty Trust to expand operations into Houston, opening a state-of-the-art 10,000 square foot data center featuring high performance 2N redundancy and carrier-neutral connectivity. Fibertown leases the Fibertown Data Center Property through February 9, 2043, with a current base rent of $53.24 per square feet under a triple net lease. Fibertown has two, 10-year renewal options and no termination options. Fibertown currently subleases a portion of its space to 16 tenants (representing approximately 18% of the underwritten base rent) under subleases expiring between 2023 and 2029.

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	5Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are based on the Fibertown Data Center Property being owner-occupied since 2019 and are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 10, 2023.

The Market. The Fibertown Data Center Property is located in Bryan, Brazos County, Texas, within the College Station - Bryan Metropolitan Statistical Area (the “College Station - Bryan MSA”). The College Station - Bryan MSA’s major industries include construction, manufacturing, retail trade, transportation/utilities, and wholesale trade sectors. Major employers in the area include Texas A&M University, Texas A&M Health Science Center, Reynolds & Reynolds, Blinn College and Sanderson Farms. State government jobs, including those at Texas A&M University, account for a large share of local employment. Enrollment at the College Station branch of Texas A&M University has been growing year over year with a campus enrollment of 68,461 students for fall 2022 (approximately 91.5% of total enrollment). Primary access to the Fibertown Data Center Property and downtown Bryan is provided by U.S. Interstate 45 and TX Route 190 from Dallas, and through TX Route 190 from Waco. Houston is located approximately 100 miles southeast of the Fibertown Data Center Property. Houston, along with neighboring cities Austin and San Antonio, are considered by market participants to act as a single data center market due to being approximately 60 miles apart.

Dallas is the largest data center market in Texas and the third largest in the U.S., with Austin, Houston and San Antonio being the three primary clusters in the South Texas region. According to a third-party market research report, as of 2021, there are 18 operators supplying the Houston market with 32 multi-tenant data centers, approximately 1,032,000 square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Fibertown Data Center

feet of operational space and 170 megawatts of critical IT load. Houston’s largest wholesale provider is CyrusOne with a 28% market share, followed by Digital Realty with a 19% market share and Data Foundry with a 10% market share. Austin has about 20 multi-tenant data centers with nearly 600,000 square feet of operational space and 100 megawatts of critical IT load. Digital Realty is the Austin markets largest wholesale provider with a 29% market share, followed by Data Foundry at 21% and CyrusOne at 18%. The San Antonio data center market consists of approximately 380,000 square feet and 60 megawatts of multitenant space. As of 2018, CyrusOne was the largest wholesale provider in San Antonio with an estimated 70% of operational space.

According to the appraisal, as of year-end 2022, the population within a one-, three- and five-mile radius was 11,659, 59,861 and 115,197, respectively. Additionally, for the same period, the average household income within the same radii was $67,884, $73,257 and $76,088, respectively.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Fibertown(2)(3)	NR / NR / NR	69,788	100.0%	$53.24	$3,715,250	100.0%	2/9/2043
Occupied Collateral Total		69,788	100.0%	$53.24	$3,715,250	100.0%

Vacant Space		0	0.0%

Collateral Total		69,788	100.0%

(1)	Based on the underwritten rent roll and the Fibertown lease dated February 10, 2023.
(2)	Fibertown has two, 10-year renewal options remaining.
(3)	Fibertown currently subleases a portion of its space to 16 tenants (representing approximately 18% of underwritten base rent) under subleases expiring between 2023 and 2029.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2023 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2034 & Beyond	1	69,788	100.0	3,715,250	100.0	69,788	100.0%	$3,715,250	100.0%
Total	1	69,788	100.0%	$3,715,250	100.0%
(1)	Based on the underwritten rent roll and the Fibertown lease dated February 10, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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No. 15 – Fibertown Data Center

Underwritten Net Cash Flow
	Underwritten	Per SF	%(1)
Rents in Place(2)	$3,715,250	$53.24	100.0%
Other Income	0	0.00	0.0
Gross Potential Rent	$3,715,250	$53.24	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$3,715,250	$53.24	100.0%
(Vacancy/Credit Loss)	(185,763)	(2.66)	(5.0)
Effective Gross Income	$3,529,488	$50.57	95.0%

Total Expenses	$52,942	$0.76	1.5%

Net Operating Income	$3,476,545	$49.82	98.5%

Total TI/LC	52,341	0.75	1.5

Net Cash Flow	$3,424,204	$49.07	97.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Rents in Place is based on the rent roll dated February 10, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
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Contacts
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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.
165